                                                                                         FILED PURSUANT TO RULE 433
                                                                                        REGISTRATION NO. 333-140614

PRELIMINARY TERM SHEET

RFMSI SERIES 2007-S8 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-S8

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor
(Commission File No. 333-140614)

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

RESIDENTIAL FUNDING SECURITIES, LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR  ON THE  SEC  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR  ANY  DEALER
PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE TO SEND YOU THE BASE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY
CALLING TOLL-FREE 1-888-523-3990.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE
PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET IS
PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM  SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO PURCHASE  ANY OF THE
OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT
AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO
BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

AUGUST 22, 2007

                   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
                   CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                                PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents  that provide progressively more detail:

         o        the related base  prospectus,  dated April 6, 2007 which provides  general  information,  some of which may not apply to the offered certificates;

         o        the term sheet  supplement,  dated August 22, 2007,  which  provides  general  information  about series of certificates  issued pursuant to the depositor's  "Jumbo A" fixed rate program,  or the
                  S Program, some of which may not apply to the offered certificates; and

         o        this term  sheet,  which  describes  terms  applicable  to the  classes of  offered  certificates described  herein,  provides  a  description  of certain  preliminary  collateral  regarding  the mortgage  loans and the parties to the  transaction,  and provides other  information  related to the offered certificates.

This term  sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not contain all of the information  that you should consider in making your investment  decision.  To understand all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this  document,  the term  sheet supplement, and the entire base prospectus.

The related base prospectus filed by the depositor has been filed in connection with prior series of certificates issued under the S program, and may be found at
http://www.sec.gov/Archives/edgar/data/774352/000089109207001395/e26924_424b3.txt.

The registration statement to which this offering relates is Commission File Number 333-140614.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Defined terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY
OF THE  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION  CONTAINED  IN ANY  PRIOR  SIMILAR  MATERIALS  RELATING  TO THE
CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS
TERM  SHEET  IS BEING  DELIVERED  TO YOU  SOLELY  TO  PROVIDE  YOU  WITH  INFORMATION  ABOUT  THE  OFFERING  OF THE
CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT AND TO SOLICIT AN OFFER TO PURCHASE THE
CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED  AND WILL NOT
CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER
TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING  AGREEMENT  WITH THE  DEPOSITOR AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING THEM MAY CHANGE (DUE, AMONG OTHER
THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED OR MAY
BE REMOVED OR REPLACED  AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR
MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE  THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON
THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON
THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER  ALL OR ANY  PORTION OF THE  CERTIFICATES
WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY
COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUER OF THE  CERTIFICATES  NOR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY
STATISTICAL  OR NUMERICAL  INFORMATION  PROVIDED  HEREIN,  ALTHOUGH THAT  INFORMATION  MAY BE BASED IN PART ON LOAN
LEVEL DATA PROVIDED BY THE ISSUER OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market  risks associated with that class. The offered  certificates are complex securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base  prospectus for the offered  certificates in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the applicable  risk factors in  connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

This is an Excess Transaction as described in the term sheet supplement.

This is a Crossed Transaction as described in the term sheet supplement.

The information set forth below,  entitled  "Preliminary Mortgage Pool Summary" was derived from a pool of mortgage loans  using  data as of August 1,  2007.  The  characteristics  of the final  mortgage  pool may  differ  from the characteristics  of the pool of mortgage loans set forth below,  however any such  difference is not expected to be more than +/- 10% of the  aggregate  pool  balance.  Although the  characteristics  of the final  mortgage pool are expected to be similar to the  characteristics  of the pool  contained in this term sheet,  they may not conform in all material respects.

                                         PRELIMINARY MORTGAGE POOL SUMMARY

                                  LOAN GROUP I: PRELIMINARY MORTGAGE POOL SUMMARY

JUMBO A 30 YR FIX COLLATERAL SUMMARY

SUMMARY                                                       TOTAL                           MINIMUM                 MAXIMUM
Jumbo A 30 Yr Fix Current Principal Balance                                  $426,155,390.03              $51,504.46   $1,991,698.71
Number of Mortgage Loans                                                                 783

Average Current Principal Balance                                                $544,259.76
Weighted Average Original Loan-to-Value                                               73.14%                  30.67%          95.00%
Weighted Average Mortgage Rate                                                         6.61%                   5.63%           8.25%
Weighted Average Net Mortgage Rate                                                     6.33%                   5.15%           8.00%
Weighted Average Note Margin                                                           0.00%                   0.00%           0.00%
Weighted Average Maximum Mortgage Rate                                                 0.00%                   0.00%           0.00%
Weighted Average Minimum Mortgage Rate                                                 0.00%                   0.00%           0.00%
Weighted Average Term to Next Rate Adjustment Date (months)                                0                       0               0
Weighted Average Remaining Term to Stated Maturity (months)                              357                     237             360
Weighted Average Credit Score                                                            737                     620             819

Weighted Average reflected in Total
                                                                                              PERCENT OF CUT-OFF
                                                                                              DATE
                                                                          RANGE               PRINCIPAL BALANCE
Product Type                                                  Hybrid ARM                                       0.00%
                                                              Fixed                                          100.00%

Lien                                                          First                                          100.00%
                                                              Second                                           0.00%

Property Type                                                 Single Family (detached)                        63.78%
                                                              Townhouse/rowhouse                               0.78%
                                                              Condo-Low-Rise(Less than 5
                                                              stories)                                         4.03%
                                                              Condo Mid-Rise (5 to 8
                                                              stories)                                         0.23%
                                                              Condo High-Rise (9 stories or
                                                              more)                                            1.51%
                                                              Coop                                             0.15%
                                                              Detached PUD                                    26.23%
                                                              Attached PUD                                     1.72%
                                                              Two-to-four family units                         1.56%

Occupancy Status                                              Primary Residence                               93.71%
                                                              Second/Vacation                                  6.29%
                                                              Non Owner Occupied                               0.00%

Documentation Type                                            Full Documentation                              42.86%
                                                              Reduced Documentation                           27.39%
                                                              Relocation                                       1.32%
                                                              Standard                                        25.27%
                                                              Stated Income/Verified Asset                     3.16%

Loans with Prepayment penalties                                                                               17.89%

Interest Only Percentage                                                                                      41.46%

                             LOAN GROUP II: PRELIMINARY MORTGAGE POOL CHARACTERISTICS

15 YR FIX COLLATERAL SUMMARY

SUMMARY                                                    TOTAL                  MINIMUM                  MAXIMUM
15 Yr Fix Current Principal Balance                               $62,657,115.08              $108,632.95  $1,446,803.15
Number of Mortgage Loans                                                     120

Average Current Principal Balance                                    $522,142.63
Weighted Average Original Loan-to-Value                                   64.89%                   14.00%         92.00%
Weighted Average Mortgage Rate                                             6.05%                    5.38%          7.50%
Weighted Average Net Mortgage Rate                                         5.80%                    5.13%          7.25%
Weighted Average Note Margin                                               0.00%                    0.00%          0.00%
Weighted Average Maximum Mortgage Rate                                     0.00%                    0.00%          0.00%
Weighted Average Minimum Mortgage Rate                                     0.00%                    0.00%          0.00%
Weighted Average Term to Next Rate Adjustment Date
(months)                                                                       0                        0              0
Weighted Average Remaining Term to Stated Maturity
(months)                                                                     176                      171            180
Weighted Average Credit Score                                                745                      628            810

Weighted Average reflected in Total
                                                                                  PERCENT OF CUT-OFF DATE
                                                                   RANGE          PRINCIPAL BALANCE
Product Type                                               Hybrid ARM                               0.00%
                                                           Fixed                                  100.00%

Lien                                                       First                                  100.00%
                                                           Second                                   0.00%

                                                           Single Family
Property Type                                              (detached)                              71.30%
                                                           Townhouse/rowhouse                       1.63%
                                                           Condo under 5 stories                    1.69%
                                                           Detached PUD                            23.68%
                                                           Attached PUD                             0.83%
                                                           Two-to-four family
                                                           units                                    0.87%

Occupancy Status                                           Primary Residence                       94.15%
                                                           Second/Vacation                          5.85%
                                                           Non Owner Occupied                       0.00%

Documentation Type                                         Full Documentation                      66.25%
                                                           Reduced Documentation                   33.75%

Loans with Prepayment penalties                                                                     1.65%

Interest Only Percentage                                                                            0.00%

CERTAIN TRANSACTION INFORMATION

OFFERED CERTIFICATES:               The Class A Certificates  (other than the Class A-V and Class A-P Certificates)
                                    and the Class R Certificates.

UNDERWRITER:                        Residential  Funding  Securities,  LLC, or RFC Securities.  RFC Securities will purchase all or a portion of the offered  certificates (other than a de minimis portion  of the Class R  Certificates)  on the  closing  date,  subject  to the satisfaction of the conditions set forth in the underwriting agreement.

SIGNIFICANT SERVICERS:              Homecomings  Financial,  LLC, a wholly-owned  subsidiary of Residential Funding
                                    Company,  LLC, or Residential  Funding, is expected to subservice more than 20%
                                    of the  mortgage  loans.  GMAC  Mortgage,  LLC, a  wholly-owned  subsidiary  of
                                    Residential Funding, may subservice a portion of the mortgage loans.

SIGNIFICANT ORIGINATORS:            Originators  that  originated  10%  or  more  of  the  mortgage  loans  include
                                    Homecomings Financial, LLC, a wholly-owned subsidiary of Residential Funding.

CUT-OFF DATE:                       August 1, 2007.

CLOSING DATE:                       On or about August 24, 2007.

DISTRIBUTION DATE:                  25th of each  month,  or the next  business  day if such day is not a  business day, commencing in September 2007.

FORM OF CERTIFICATES:               Book-entry: Class A, Class A-P, Class A-V and Class M Certificates.
                                    Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:              Investors may hold the beneficial interests in the Class A Certificates,  other than any class of Interest Only Certificates,  Class M-1 Certificates and Class
                                    A-P Certificates in minimum  denominations  representing an original  principal amount of $100,000 and integral  multiples of $1 in excess  thereof.  Class M-2 and Class M-3  Certificates in minimum  denominations  of $250,000 and integral multiples of $1 in excess thereof.  Class A-V  Certificates and any other class
                                    of  Interest  Only   Certificates:   $2,000,000   notional   amount.   Class  R
                                    Certificates: 20% percentage interests.

SENIOR CERTIFICATES:                Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:           Class M-1,  Class  M-2,  Class M-3,  Class  B-1,  Class B-2 and Class B-3.  The
                                    Subordinate   Certificates  will  provide  credit  enhancement  to  the  Senior
                                    Certificates.

ERISA:                              Subject  to the  considerations  contained  in the term sheet  supplement,  the
                                    Class A and Class M  Certificates  may be  eligible  for  purchase  by  persons investing assets of employee benefit plans or individual  retirement  accounts.
                                    Sales of the Class R  Certificates  to such plans or  retirement  accounts  are prohibited,  except as  permitted in "ERISA  Considerations"  in the term sheet supplement.

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the  related base prospectus.

SMMEA:                              When  issued the  offered  certificates  rated in at least the  second  highest rating  category  by one of the  rating  agencies  will  be  "mortgage  related securities" for purposes of the Secondary  Mortgage  Market  Enhancement Act of
                                    1984,  or  SMMEA,  and  the  remaining  classes  of  certificates  will  not be
                                    "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment"  in the term  sheet  supplement  and "Legal  Investment
                                    Matters" in the related base prospectus.

TAX STATUS:                         For federal income tax purposes,  the depositor will elect to treat the portion of the  trust  consisting  of the  related  mortgage  loans and  certain  other segregated  assets as one or more real  estate  mortgage  investment  conduits.
                                    The offered certificates,  other than the Class R Certificates,  will represent ownership of regular  interests in a real estate  mortgage  investment  conduit and  generally  will be treated as  representing  ownership of debt for federal income tax  purposes.  You will be required  to include in income all  interest and original issue  discount,  if any, on such  certificates in accordance with
                                    the  accrual  method  of  accounting   regardless  of  your  usual  methods  of
                                    accounting.  For federal income tax purposes,  the Class R Certificates for any series will represent residual  interests in a real estate mortgage  investment conduit.

                                    For further  information  regarding  the  federal  income tax  consequences  of
                                    investing  in  the  offered   certificates,   including  important  information
                                    regarding the tax treatment of the Class R Certificates,  see "Material Federal
                                    Income Tax  Consequences"  in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates  will be provided by the  subordination of the Class M and Class B
Certificates,  as and to the extent  described in the term sheet  supplement.  Most realized losses on the mortgage loans will be allocated to the Class B-3 Certificates,  then to the Class B-2  Certificates,  then to the Class B-1
Certificates,  then to the Class M-3 Certificates,  then to the Class M-2  Certificates,  and then to the Class M-1
Certificates,  to the extent such class has a certificate  principal  balance  greater than zero. When this occurs, the  certificate  principal  balance of the class to which the realized  loss is  allocated  is reduced,  without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, realized losses  on the  mortgage  loans in a loan  group  will be  allocated  among  the  related  Senior  Certificates  in accordance with their respective  remaining  certificate  principal  balances or accrued  interest,  subject to the special rules described in the term sheet supplement.

Not all  realized  losses  will be  allocated  in the  priority  described  above.  Realized  losses due to natural disasters such as floods and  earthquakes,  fraud in the  origination  of a mortgage loan, or some realized  losses related to the  bankruptcy  of a  mortgagor  related to the  mortgage  loans in a loan group will be  allocated  as described in the preceding  paragraphs  only up to specified  amounts.  Realized  losses of these types on mortgage loans in a loan group in excess of the specified amounts and losses due to other  extraordinary  events (as further described  in the term  sheet  supplement)  will be  allocated  proportionately  among all  outstanding  classes of certificates  related  to  that  loan  group  except  as  stated  in the  term  sheet  supplement.  Therefore,  the
Subordinate  Certificates do not act as credit  enhancement for the related Senior  Certificates for these realized losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer does not receive the full scheduled  payment on a mortgage loan, the Master
Servicer  will advance funds to cover the amount of the scheduled  payment that was not made.  However,  the Master
Servicer will advance  funds only if it determines  that the advance will be  recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date on which the aggregate  outstanding  principal  balance of the mortgage  loans as of the related  determination  date is less than 10% of their aggregate stated  principal  balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under  either  type of optional  purchase,  holders of the  outstanding  certificates  are  entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest, as and to the extent described  in the term sheet  supplement.  However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates  outstanding,  if the trust then  holds  properties  acquired  from  foreclosing  upon  defaulted  loans.  In  either  case,  there  will be no reimbursement of realized losses or interest shortfalls allocated to the certificates.

See "Pooling and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The Pooling and  Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.

                                                            AUGUST 22, 2007

FILED PURSUANT TO RULE 433 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

TERM SHEET SUPPLEMENT
(MULTIPLE LOAN GROUP STRUCTURES)
For use with base prospectus
dated April 6, 2007
                                            RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                                               DEPOSITOR
                                                   (COMMISSION FILE NO. 333-140614)
                                                   RESIDENTIAL FUNDING COMPANY, LLC
                                                      SPONSOR AND MASTER SERVICER
                                             S PROGRAM MORTGAGE PASS-THROUGH CERTIFICATES
                                                              (ISSUABLE IN SERIES)

THE TRUSTS

Each RFMSI trust, also referred to as the issuing entity,  will be established to hold assets  transferred to it by the depositor.  The assets of each trust will be specified in the prospectus  supplement for the related series of certificates and will generally  consist of a pool of one-to-four  family  residential first lien mortgage loans,  divided into two or more loan groups. The mortgage loans will be master serviced by Residential Funding Company, LLC.

THE CERTIFICATES

The  certificates  will be issued in series,  each having its own  designation.  Each  series will be issued in one or more  classes of senior  certificates and one or more classes of subordinated  certificates.  Each class will evidence  beneficial  ownership of and the right to a specified  portion of future  payments on the mortgage  loans and any other  assets  included in the related  trust.  A term sheet may accompany this term sheet  supplement for any series and may set forth additional  information  about the mortgage loans, the certificates and the trust for that series.

-------------------------------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS TERM SHEET SUPPLEMENT.
-------------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU
REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET FOR ANY CLASS OF CERTIFICATES RELATED TO THE OFFERING.

THIS TERM SHEET  SUPPLEMENT  IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS  REQUIRED  TO BE  INCLUDED  IN THE
PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY AND IS SUBJECT
TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM SHEET  SUPPLEMENT  AND ANY OTHER  FREE  WRITING
PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

NEITHER THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES  COMMISSION  HAS APPROVED OR  DISAPPROVED  OF THE OFFERED
CERTIFICATES  OR DETERMINED THAT THIS TERM SHEET  SUPPLEMENT,  ANY TERM SHEET FOR ANY SERIES OR THE RELATED BASE PROSPECTUS IS ACCURATE
OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE
CONTRARY IS UNLAWFUL.

THE CERTIFICATES OF ANY SERIES  REPRESENT  INTERESTS ONLY IN THE RELATED TRUST, AS THE ISSUING ENTITY,  AND DO NOT REPRESENT  INTERESTS
IN OR OBLIGATIONS OF RESIDENTIAL  FUNDING  MORTGAGE  SECURITIES I, INC., AS THE DEPOSITOR,  RESIDENTIAL  FUNDING  COMPANY,  LLC, AS THE
SPONSOR, OR ANY OF THEIR AFFILIATES.

                                                        EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the Prospectus  Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent and agree that with effect from and including the date on which the Prospectus  Directive is implemented in that Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of any class of certificates with a minimum denomination less than  $100,000  to the  public in that  Relevant  Member  State  prior to the  publication  of a  prospectus  in  relation  to the certificates  which has been  approved by the  competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that  Relevant  Member  State,  all in accordance  with the
Prospectus  Directive,  except  that it may,  with  effect  from and  including  the  Relevant  Implementation  Date,  make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized  or  regulated  to operate in the  financial  markets  or, if not so  authorized  or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the
         Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in  relation  to any  certificates  in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or subscribe  the  certificates,  as the same may be varied in that  Member  State by any  measure  implementing  the  Prospectus  Directive  in that  Member  State,  and (ii)  "Prospectus
DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                            UNITED KINGDOM

Each underwriter for any series of certificates will represent and agree that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement  to engage in  investment  activity  (within the meaning of Section 21 of the  Financial  Services and Markets Act,
         referred to in this term sheet  supplement as FSMA)  received by it in connection  with the issue or sale of the  certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)      it has complied and will comply with all  applicable  provisions  of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND
                            THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide information to you about any series of offered  certificates in three or more separate documents that provide  progressively more detail:

-        the  related  base  prospectus,  which  provides  general  information,  some of which may not apply to your series of offered certificates;

-        this term  sheet  supplement,  which  provides  general  information  about  series of  certificates  issued  pursuant  to the depositor's  "Jumbo  A" fixed  rate  program,  or the S  Program,  some of which may not  apply to your  series  of  offered certificates; and

-        one or more term sheets,  which may describe terms applicable to the classes of the series of offered  certificates  described therein,  may provide a description of certain collateral  stipulations  regarding the mortgage loans and the parties to the transaction and may provide other information related to your series of certificates.

The registration statement to which this offering relates is Commission File Number 333-140614.

The  depositor's  principal  offices are located at 8400 Normandale Lake  Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437 and its
telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS  RELATING TO THE  CERTIFICATES.  THE INFORMATION IN
THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS BEING DELIVERED TO
YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT AND TO
SOLICIT AN OFFER TO PURCHASE THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED
AND WILL NOT  CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER TO
PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING
THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE
CLASSES OF  CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED).  YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE
CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES TO YOU IS CONDITIONED ON THE
MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES
NOT DELIVER SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY
OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE.

     Primary Mortgage Insurance and Primary Hazard

     Distributions on Certain Classes of

     Principal Distributions on the Senior
     Certificates ...............................S-62
     Principal Distributions on Certain Classes
     of Insured Certificates ....................S-65
     Principal Distributions on the Class M

     Floating Rate Certificate and Inverse
     Floating Rate Yield Considerations .........S-93
     Principal Only Certificate and Interest Only
     Certificate Yield Considerations ...........S-94
     Class M-2 and Class M-3 Certificate Yield
     Considerations .............................S-95
     Additional Yield Considerations Applicable

HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING
     PORTFOLIO .................................S-100
     Servicing and Other Compensation and Payment

     Special Tax Considerations Applicable to
     Certificates Related to any Yield
     Maintenance Agreement .....................S-112
     Special Tax Considerations Applicable to
     Exchangeable Certificates .................S-113
     Special Tax Considerations Applicable to

RATINGS  S-119
LEGAL INVESTMENT................................S-120
ERISA CONSIDERATIONS............................S-121

                                                             RISK FACTORS

         The  offered  certificates  of any series are not  suitable  investments  for all  investors.  In  particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor, the expertise  necessary to evaluate the  information  contained in this term sheet  supplement and the related base  prospectus in the context of your financial situation and tolerance for risk.

         The mortgage loans included in the trust  established  for any series will be divided into two or more loan groups.  The risks associated with an investment in different classes of offered  certificates may be different as a result of the  characteristics of the specific loan group to which the offered certificates relate.

         You should carefully  consider,  among other things, the following risk factors in connection with the purchase of the offered certificates:

RISK OF LOSS

UNDERWRITING STANDARDS MAY AFFECT RISK OF     Generally,  the mortgage loans have been originated using underwriting
LOSS ON THE MORTGAGE LOANS.                   standards  that conform to those  published in  Residential  Funding's
                                              Client  Guide for the  "Jumbo A"  program.  Applying  these  standards creates  additional  risks that realized  losses on the mortgage loans will be allocated to certificateholders.
                                              Examples include the following:
                                              o    mortgage loans that have  loan-to-value  ratios at origination of more than 80% of the value of the mortgaged  property may have an increased risk that the value of the mortgaged  property will not be sufficient to satisfy these mortgage loans upon foreclosure;
                                              o    mortgage  loans  underwritten  through  the  use of an  automated underwriting  system may not  require  the  delivery  of all or a portion of the related  credit  files,  which  increases the risk
                                                   that  the   borrower's   credit   worthiness  is  not  accurately
                                                   represented; and
                                              Subject to some  limitations,  the mortgage  loans with  loan-to-value ratios  over  80% are  expected  to be  insured  by  primary  mortgage insurance  to the  extent  described  in this term  sheet  supplement.
                                              However,  if the insurer is unable to pay a claim,  the amount of loss incurred on those loans may be increased.

                                              In addition, in determining  loan-to-value ratios for certain mortgage loans, the value of the related mortgaged  property may be based on an appraisal  that  is up to 24  months  old  if  there  is a  supporting broker's price opinion,  automated  valuation,  drive-by  appraisal or other  certification  of value.  If such an appraisal does not reflect current  market  values and such  market  values  have  declined,  the likelihood that proceeds from a sale of the mortgaged  property may be insufficient to repay the mortgage loan is increased.

                                              See "The  Trusts--The  Mortgage  Loans " and "Certain  Legal Aspects of
                                              Mortgage Loans" in the related base prospectus.

THE RETURN ON YOUR CERTIFICATES COULD BE      The  Servicemembers  Civil Relief Act, as amended,  or the Relief Act,
REDUCED BY SHORTFALLS DUE TO THE              provides relief to borrowers who enter active military  service and to
SERVICEMEMBERS CIVIL RELIEF ACT.              borrowers  in reserve  status who are called to active  duty after the origination  of  their  mortgage  loan.  Current  or  future  military operations  may  increase  the number of  borrowers  who are in active military  service,  including  persons in reserve status who have been called or will be  called to active  duty.  The  Relief  Act  provides generally  that a borrower who is covered by the Relief Act may not be charged  interest on a mortgage  loan in excess of 6% per annum during the period of the  borrower's  active  duty.  Any  resulting  interest shortfalls  are not  required to be paid by the borrower at any future time. The master  servicer for the applicable  series of  certificates will  not be  required  to  advance  these  shortfalls  as  delinquent payments and the shortfalls  will not be covered by any form of credit enhancement on the certificates.  Interest  shortfalls on the mortgage loans  included  in the trust  established  for any  series due to the application  of the Relief Act or similar  legislation  or regulations
                                              will  be   applied   to   reduce   the   accrued   interest   on  each
                                              interest-bearing  class of certificates  related to that mortgage loan on a pro rata basis.

                                              The Relief Act also  limits the ability of the  servicer to  foreclose on a mortgage  loan during the  borrower's  period of active duty and, in some cases,  during an  additional  three month period  thereafter.
                                              As a result,  there may be delays in payment  and  increased  realized losses on the  mortgage  loans.  Those delays and  increased  realized losses  on the  mortgage  loans  in  any  loan  group  will  be  borne primarily by the class of related  certificates  of that series with a certificate  principal  balance  greater  than  zero  with the  lowest payment  priority,  other than any class of certificates of any series covered by a financial  guaranty policy as and to the extent set forth in the prospectus supplement for that class.

                                              We will not know how many  mortgage  loans  included in any loan group have been or may be affected by the  application  of the Relief Act or similar legislation or regulations.

                                              See the definition of Accrued Certificate  Interest under "Description of the  Certificates--Glossary  of Terms" in this term sheet supplement and  "Certain  Legal  Aspects of Mortgage  Loans--Servicemembers  Civil
                                              Relief Act" in the related base prospectus.

THE RETURN ON YOUR CERTIFICATES MAY BE        Realized  losses on the mortgage loans may occur due to a wide variety
AFFECTED BY REALIZED LOSSES ON THE MORTGAGE   of  causes,  including  a  decline  in real  estate  values as well as
LOANS IN THE RELATED MORTGAGE LOAN GROUP,     adverse changes in the borrower's  financial  condition.  A decline in
WHICH COULD OCCUR DUE TO A VARIETY OF         real  estate  values  or  economic  conditions  nationally  or in  the
CAUSES.                                       regions where the mortgaged  properties are  concentrated may increase the risk of realized losses on the mortgage loans.

THE RETURN ON YOUR CERTIFICATES MAY BE        One risk of investing in mortgage-backed  securities is created by any
PARTICULARLY SENSITIVE TO CHANGES IN REAL     concentration  of the  related  properties  in one or more  geographic
ESTATE MARKETS IN SPECIFIC REGIONS.           regions.  If the  regional  economy or housing  market  weakens in any region having a  significant  concentration  of properties  underlying the  mortgage  loans in any loan  group,  the  mortgage  loans in that region may experience  high rates of loss and  delinquency,  resulting in  losses  to  holders  of the  related  series  of  certificates.  A region's  economic  condition and housing market may also be adversely affected by a variety of events,  including  natural disasters such as
                                              earthquakes,   hurricanes,  floods,  tornadoes  and  eruptions,  civil
                                              disturbances  such as riots,  by  disruptions  such as  ongoing  power outages,  or terrorist  actions or acts of war. The economic impact of any of  those  events  may  also be felt in areas  beyond  the  region immediately  affected by the disaster or  disturbance.  The properties underlying  the  mortgage  loans  included  in any loan  group  may be concentrated  in these  regions.  This  concentration  may  result  in greater  losses to holders of the  certificates  than those  generally
                                              present   for  similar   mortgage-backed   securities   without   that
                                              concentration.

THE RETURN ON YOUR CERTIFICATES WILL BE       Except as is otherwise set forth in the  prospectus  supplement  for a
REDUCED IF REALIZED LOSSES EXCEED THE         class of  certificates,  the only credit  enhancement for any class of
CREDIT ENHANCEMENT AVAILABLE TO YOUR          senior   certificates   in  any   certificate   group   will   be  the
CERTIFICATES.                                 subordination  provided  by  the  Class  M and  Class  B  Certificates related to that  certificate  group (and with  respect to any class of super senior certificates,  the subordination  provided by the related class or classes of senior support  certificates,  and with respect to
                                              any  class  of  insured   certificates  of  any  series,   the  credit
                                              enhancement  provided by the financial  guaranty  insurance policy and any  applicable  reserve  fund as and to the  extent  set forth in the prospectus  supplement  for that class).  The only credit  enhancement for any Class M  Certificates  in any  certificate  group  will be the subordination  provided by the related  Class B  Certificates  and any class of related  Class M  Certificates,  if any, with a lower payment priority  than that  class.  You should  also be aware that the credit enhancement provided for some types of realized losses may be limited.
                                              See   "Description   of   the   Certificates-Allocation   of   Losses;
                                              Subordination" in this term sheet supplement.

THE VALUE OF YOUR CERTIFICATES MAY BE         If the  performance  of  the  mortgage  loans  included  in the  trust
REDUCED IF REALIZED LOSSES ARE HIGHER THAN    established for any series is substantially  worse than assumed by the
EXPECTED.                                     rating agencies  rating any class of certificates of that series,  the ratings  of any  class of those  certificates  may be  lowered  in the future.  This would probably  reduce the value of those  certificates.
                                              None of the depositor,  the master  servicer nor any other entity will have any obligation to supplement any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A TRANSFER OF MASTER  SERVICING IN THE EVENT  If the master servicer  defaults in its obligations  under the pooling
OF A MASTER  SERVICER  DEFAULT MAY  INCREASE  and servicing  agreement,  the master  servicing of the mortgage loans
THE RISK OF PAYMENT APPLICATION ERRORS        may be transferred to the trustee or an alternate master servicer,  as described  under "The  Pooling and  Servicing  Agreement - Rights Upon
                                              Event of  Default"  in the related  base  prospectus.  In the event of such a transfer of master  servicing there may be an increased risk of
                                              errors  in  applying   payments  from  borrowers  or  in  transmitting
                                              information and funds to the successor master servicer.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL    A portion of the mortgage loans included in the trust  established for
INTEREST-ONLY PERIOD, WHICH MAY INCREASE      any  series  may  have  initial   interest-only   periods  of  varying
THE RISK OF LOSS AND DELINQUENCY ON THESE     duration.  During  this  period,  the  payment  made  by  the  related
MORTGAGE LOANS.                               borrower  will  be  less  than  it  would  be  if  the  mortgage  loan amortized.  In  addition,  the  mortgage  loan  balance  will  not  be reduced by the principal  portion of scheduled monthly payments during this period.  As a result,  no principal  payments will be made to the certificates  of the related series from mortgage loans of this nature during their interest-only period, except in the case of a prepayment.
                                              After the initial  interest-only period, the scheduled monthly payment on these mortgage  loans will increase,  which may result in increased delinquencies  by the  related  borrowers,  particularly  if  interest rates have  increased  and the  borrower  is unable to  refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage  loan not  amortizing  during the early years of these mortgage  loans.  Although  the amount of  principal  included in each
                                              scheduled   monthly  payment  for  a  traditional   mortgage  loan  is
                                              relatively  small during the first few years after the  origination of a mortgage loan, in the aggregate the amount can be significant.

                                              Mortgage  loans with an initial  interest-only  period are  relatively new in the mortgage  marketplace.  The  performance  of these mortgage loans may be  significantly  different  than mortgage loans that fully amortize.  In particular,  there may be a higher  expectation by these borrowers  of  refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an initial  interest-only  period,  which may result in higher or lower  prepayment  speeds than would otherwise be the case.  In addition,  the failure to build equity in the related mortgaged  property  by the  related  mortgagor  may  affect the loss, delinquency and prepayment experience of these mortgage loans.

REDUCED DOCUMENTATION PROGRAMS MAY INCREASE   A portion of the mortgage loans included in the trust  established for
YOUR RISK OF LOSS.                            any  series  may  be  originated  under  "no  stated  income"  or  "no income/no  asset"  documentation  programs.  Under "no stated  income"
                                              programs   the   borrowers   will  not  be  required  to  provide  any
                                              information  regarding  their  income  and no  verification  of  their income will be undertaken.  Under "no income/no  asset"  documentation programs,  the borrowers may be required to state their income, but no verification  of their  income or  assets  will be  undertaken.  These programs  increase  the risk that  borrowers  may not have  sufficient income or assets or may have  overstated  their income and assets and, as a  consequence,  may be unable to make their monthly  mortgage loan
                                              payments.   You  should   consider  the  risk  that   mortgage   loans
                                              originated  under  reduced  documentation  programs  may be subject to increased delinquencies and defaults.

RISKS RELATING TO PRIMARY MORTGAGE INSURERS

YOU MAY INCUR LOSSES IF A PRIMARY MORTGAGE    Subject to limited  exceptions,  the mortgage loans in each loan group
INSURER FAILS TO MAKE PAYMENTS UNDER A        that have an LTV ratio at  origination  in excess of 80% are  expected
PRIMARY MORTGAGE INSURANCE POLICY             to be  insured  by a  primary  mortgage  insurance  policy.  If such a mortgage  loan  were  subject  to a  foreclosure  and the value of the
                                              related  mortgaged   property  were  not  sufficient  to  satisfy  the
                                              mortgage loan,  payments under the primary  mortgage  insurance policy would be  required  to avoid any  losses,  or to reduce the losses on, such a  mortgage  loan.  If the  insurer is unable or refuses to pay a claim,  the amount of such losses would be allocated to holders of the related classes of certificates as realized losses.

RISKS RELATING TO COOPERATIVE LOANS

COOPERATIVE LOANS HAVE CERTAIN                A portion of the mortgage loans included in the trust  established for
CHARACTERISTICS THAT MAY INCREASE THE RISK    any series may not be secured  directly  by real  property  but may be
OF LOSS                                       cooperative  loans.  A cooperative  loan is secured by a first lien on shares  issued by the  cooperative  corporation  that owns the related apartment  building and on the related  proprietary lease or occupancy agreement  granting  exclusive rights to occupy a specific unit within the cooperative.  Cooperative loans have certain  characteristics that may increase the likelihood of realized losses,  although historically the rate of losses on cooperative  loans has been comparable to losses on non-cooperative mortgage loans.

                                              The proprietary  lease or occupancy  agreement  securing a cooperative loan is  subordinate,  in most cases,  to any blanket  mortgage on the related  cooperative  apartment building or on the underlying land. If the cooperative is unable to meet the payment  obligations (i) arising under an  underlying  mortgage,  the  mortgagee  holding an underlying
                                              mortgage   could   foreclose  on  that   mortgage  and  terminate  all
                                              subordinate  proprietary  leases  and  occupancy  agreements  or  (ii)
                                              arising under its land lease,  the holder of the  landlord's  interest
                                              under  the  land  lease  could   terminate  it  and  all   subordinate
                                              proprietary leases and occupancy agreements.

                                              Additionally,  the  proprietary  lease or occupancy  agreement  may be terminated  and  the  cooperative  shares  may  be  cancelled  by  the cooperative  if the  tenant-stockholder  fails to pay  maintenance  or other  obligations  or  charges  owed  by  the  tenant-stockholder.  A default  by the  tenant-stockholder  under  the  proprietary  lease or occupancy  agreement  will  usually  constitute  a  default  under the security agreement between the lender and the  tenant-stockholder.  In the event of a  foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions  on its  ability to  transfer the  collateral  and the use of proceeds from any sale of  collateral.
                                              See   "Certain   Legal   Aspects  of   Mortgage   Loans--The   Mortgage
                                              Loans--Cooperative Loans" in the related base prospectus.

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE LOANS ARE THE        The certificates  offered in each series will represent interests only
PRIMARY SOURCE OF PAYMENTS ON YOUR            in the trust  established  for that series.  The  certificates  do not
CERTIFICATES.                                 represent an ownership  interest in or  obligation  of the  depositor, the master servicer or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of  certificates  are not  sufficient  to make all  payments  provided for under the pooling and  servicing  agreement  for that  series,  investors  will  have no recourse to the  depositor,  the master  servicer or any other entity, and will incur losses.  Additional credit enhancement will be provided for any class of insured  certificates of any series by the applicable financial  guaranty  insurance policy and any applicable  reserve fund as and to the extent set forth in the  prospectus  supplement for that class.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR CERTIFICATES TO     A  secondary  market for the  offered  certificates  may not  develop.
MATURITY IF THEIR MARKETABILITY IS LIMITED.   Even if a secondary  market does  develop,  it may not  continue or it may be illiquid.  Neither the  underwriters for the related series nor any other person will have any  obligation to make a secondary  market in your  certificates,  and you  generally  have no right  to  request redemption  of your  certificates.  Illiquidity  means  you may not be able to find a buyer to buy your securities  readily or at prices that will  enable you to realize a desired  yield.  Illiquidity  can have a severe adverse effect on the market value of your certificates.
                                              Any  class  of  offered   certificates  may  experience   illiquidity,
                                              although  generally  illiquidity  is more likely for classes  that are especially  sensitive  to  prepayment,  such  as  any  Principal  Only
                                              Certificates and any Interest Only Certificates,  or credit risk, such as the Class M Certificates,  or that have been structured to meet the investment requirements of limited categories of investors.

                                              In  addition,   you  should  consider  the  impact  that  the  factors
                                              discussed  below  under  "Risk  of  Loss--Recent  developments  in  the mortgage market may adversely affect the return on your  certificates"
                                              may have on the liquidity of your certificates.
BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD DELAY OR         The transfer of the mortgage loans from any  applicable  seller to the
REDUCE DISTRIBUTIONS ON THE CERTIFICATES.     depositor  will  be  intended  by  the  parties  to  be  and  will  be
                                              documented  as  a  sale.   However,  if  any  seller  were  to  become
                                              bankrupt,  a trustee in bankruptcy could attempt to recharacterize the sale of the  applicable  mortgage  loans  as a loan  secured  by those mortgage loans or to consolidate  those mortgage loans with the assets of that  seller.  Any  such  attempt  could  result  in a delay  in or reduction of  collections  on the mortgage loans included in the trust
                                              established  for  any  series   available  to  make  payments  on  the
                                              certificates of that series.

THE BANKRUPTCY OF A BORROWER MAY INCREASE     If  a  borrower  becomes  subject  to  a  bankruptcy   proceeding,   a
THE RISK OF LOSS ON A MORTGAGE LOAN.          bankruptcy court may require  modifications of the terms of a mortgage loan without a permanent  forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have  included  reducing the amount of each monthly  payment,  changing the rate of interest and altering the repayment  schedule.  In addition,  a court having federal  bankruptcy jurisdiction  may permit a debtor to cure a monetary  default relating to a mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and reinstating the original mortgage loan payment  schedule,  even though the lender  accelerated  the  mortgage loan and final  judgment  of  foreclosure  had been  entered  in state court.  In  addition,  under the federal  bankruptcy  law, all actions against a  borrower  and the  borrower's  property  are  automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD ON YOUR CERTIFICATES WILL VARY      The yield to  maturity  on each class of offered  certificates  of any
DEPENDING ON VARIOUS FACTORS.                 series will depend on a variety of factors, including:

                                                   -   the rate and  timing of  principal  payments  on the  related
                                                       mortgage   loans,   including   prepayments,   defaults   and
                                                       liquidations,    and   repurchases   due   to   breaches   of
                                                       representations or warranties;

                                                   -   the allocation of principal  payments on the related mortgage
                                                       loans   among  the   various   classes  of  related   offered
                                                       certificates;

                                                   -   realized  losses  and  interest  shortfalls  on  the  related mortgage loans;

                                                   -   the pass-through rate for that class; and

                                                   -   the purchase price of that class.

                                              The  rate  of  prepayments  is one of the  most  important  and  least predictable of these factors.
                                              No  assurances  are given that the  mortgage  loans will prepay at any particular rate.

                                              In addition,  the master  servicer may purchase any mortgage loan that is at least three months  delinquent.  Such repurchases would increase the prepayment rates on the mortgage loans.

                                              In general,  if you purchase a certificate  at a price higher than its outstanding  certificate principal balance and principal distributions on your  certificate  occur  faster  than you  assumed  at the time of purchase,  your yield will be lower than you anticipated.  Conversely, if you purchase a  certificate  at a price lower than its  outstanding certificate  principal  balance and  principal  distributions  on that class  occur more  slowly  than you  assumed at the time of  purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON THE MORTGAGE       Since  mortgagors,  in most cases,  can prepay their mortgage loans at
LOANS WILL VARY DEPENDING ON FUTURE MARKET    any  time,  the rate and  timing  of  principal  distributions  on the
CONDITIONS AND OTHER FACTORS.                 offered  certificates  are highly  uncertain and are dependent  upon a wide  variety  of  factors,  including  general  economic  conditions,
                                              interest  rates,  the   availability  of  alternative   financing  and
                                              homeowner  mobility.  Generally,  when market interest rates increase, borrowers are less likely to prepay their mortgage  loans.  This could result  in a slower  return  of  principal  to you at a time  when you might  have  been  able to  reinvest  your  funds at a higher  rate of interest  than the  pass-through  rate on your class of  certificates.
                                              On the other hand, when market interest rates decrease,  borrowers are generally  more  likely to prepay  their  mortgage  loans.  This could result  in a faster  return  of  principal  to you at a time  when you might not be able to reinvest  your funds at an interest  rate as high as the pass-through rate on your class of certificates.

                                              Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage loans.  These refinancing  programs may
                                              be  offered  by  the  master   servicer,   any  subservicer  or  their
                                              affiliates,   and  may  include  streamlined  documentation  programs.
                                              Streamlined   documentation  programs  involve  less  verification  of
                                              underwriting information than traditional documentation programs.

                                              See   "Certain   Yield   and   Prepayment    Considerations--Prepayment
                                              Considerations"  in this  term  sheet  supplement  and  "Maturity  and
                                              Prepayment Considerations" in the related base prospectus.

THE RECORDING OF MORTGAGES IN THE NAME OF     The mortgages or  assignments  of mortgage for all or a portion of the
MERS MAY AFFECT THE YIELD ON THE              mortgage  loans included in the trust  established  for any series may
CERTIFICATES.                                 have  been  or may be  recorded  in the  name of  Mortgage  Electronic
                                              Registration  Systems,  Inc.,  or  MERS,  solely  as  nominee  for the originator and its successors and assigns.  Subsequent  assignments of those  mortgages  are  registered  electronically  through  the  MERS(R)
                                              System.  However,  if  MERS  discontinues  the  MERS(R)System  and  it becomes  necessary  to record an  assignment  of the  mortgage  to the trustee for any series,  then any  related  expenses  shall be paid by the  related  trust  and  will  reduce  the  amount  available  to pay
                                              principal   of  and   interest  on  the  related   certificates   with
                                              certificate  principal  balances  greater  than zero  with the  lowest payment priorities.

                                              The  recording of  mortgages  in the name of MERS is a relatively  new practice in the mortgage lending industry.  Public recording  officers and  others  in the  mortgage  industry  may  have  limited,  if  any, experience  with lenders seeking to foreclose  mortgages,  assignments
                                              of  which  are   registered   with  MERS.   Accordingly,   delays  and
                                              additional   costs   in   commencing,   prosecuting   and   completing
                                              foreclosure  proceedings  and  conducting  foreclosure  sales  of  the mortgaged  properties could result.  Those delays and additional costs could in turn  delay  the  distribution  of  liquidation  proceeds  to holders of the related  certificates and increase the amount of losses on the mortgage loans.

                                              For additional  information  regarding MERS and the MERS(R)System,  see
                                              "Description of the Mortgage  Pool--Loan Groups" and "Certain Yield and
                                              Prepayment  Considerations--Realized Losses and Interest Shortfalls" in
                                              this    term    sheet    supplement    and    "Description    of   the
                                              Certificates--Assignment   of  Trust   Assets"  in  the  related   base
                                              prospectus.

SPECIFIC RISK FACTORS APPLICABLE TO SOME CLASSES OF CERTIFICATES

THE  YIELD  ON  YOUR  CERTIFICATES  WILL  BE  The offered  certificates of each class included in a series will have
AFFECTED  BY THE  SPECIFIC  TERMS THAT APPLY  different  yield  considerations  and different  sensitivities  to the
TO THAT CLASS, DISCUSSED BELOW.               rate and timing of principal  distributions,  as more fully  described in this term sheet  supplement and the  prospectus  supplement for any class of any series.  A description of the categories of  certificates that may be included in any series is set forth under  "Description of the  Certificates--General"  in the related  base  prospectus,  and the
                                              following  is  a  general  discussion  of  yield   considerations  and
                                              prepayment  sensitivities  of some of the  categories of  certificates that may be included in any series.

                                              See "Certain Yield and Prepayment  Considerations"  in this term sheet supplement.

CLASS A CERTIFICATES                          The Class A Certificates  of any series,  other than any interest only certificates,  may be  subject to various  priorities  for  payment of principal.  Distributions  of principal on the Class A Certificates of any  series  entitled  to  principal  distributions  with  an  earlier priority of payment  will be affected  by the rates of  prepayment  of the  related  mortgage  loans  early in the life of the  related  loan group.  Those classes of Class A Certificates  of any series  entitled to principal  distributions  with a later  priority of payment will be affected  by the rates of  prepayment  of the related  mortgage  loans experienced  both  before  and after  the  commencement  of  principal distributions  on  those  classes,  and  will  be  more  likely  to be affected  by losses on the related  mortgage  loans not covered by any applicable credit  enhancement since these classes will be outstanding for a longer period of time.

                                              See  "Description of the  Certificates--Principal  Distributions on the
                                              Senior Certificates" in this term sheet supplement.

CLASS A-P CERTIFICATES                        The Class A-P  Certificates  will  receive a portion of the  principal payments  only on the  mortgage  loans in the related  loan group that have net  mortgage  rates lower than the  discount  mortgage  rate set forth in the  prospectus  supplement for that series.  Therefore,  the yield on the Class A-P  Certificates  will be  extremely  sensitive to the rate and  timing of  principal  prepayments  and  defaults  on the mortgage  loans in the related loan group that have net mortgage rates lower than the specified discount mortgage rate.
                                              Mortgage  loans  with  lower  mortgage  rates  are less  likely  to be
                                              prepaid  than  mortgage   loans  with  higher   mortgage   rates.   If
                                              prepayments  of principal  on the mortgage  loans in a loan group that have net mortgage  rates lower than the  specified  discount  mortgage rate occur at a rate slower  than an  investor  assumed at the time of purchase,  the investor's  yield in the related Class A-P Certificates will be adversely affected.

CLASS A-V CERTIFICATES                        The Class A-V  Certificates  will  receive a portion  of the  interest payments only from mortgage  loans in the related loan group that have net mortgage  rates higher than the discount  mortgage  rate set forth in the  prospectus  supplement for that series.  Therefore,  the yield on the Class A-V Certificates will be extremely  sensitive to the rate and timing of  principal  prepayments  and  defaults  on the  mortgage loans in the related  loan group that have net  mortgage  rates higher than the specified discount mortgage rate.

                                              Mortgage  loans  with  higher  mortgage  rates  are more  likely to be prepaid  than  mortgage  loans  with  lower  mortgage  rates.  If  the mortgage  loans in a loan group that have net  mortgage  rates  higher than  the  specified  discount  mortgage  rate are  prepaid  at a rate faster than an investor assumed at the time of purchase,  the yield to investors  in the related  Class A-V  Certificates  will be  adversely affected.  Investors  in  the  Class  A-V  Certificates  should  fully consider  the risk that a rapid rate of  prepayments  on the  mortgage loans in the related  loan group that have net  mortgage  rates higher than the  specified  discount  mortgage  rate for  that  series  could result  in the  failure  of such  investors  to  fully  recover  their investments.

CLASS M CERTIFICATES                          The yield to  investors  in any class of the Class M  Certificates  of any  series  will be  sensitive  to the rate and  timing  of  realized
                                              losses  on  the  related   mortgage   loans   included  in  the  trust
                                              established for that series,  if those realized losses are not covered by a more  subordinate  class of Class M or  Class B  Certificates  of that certificate group.

                                              It is not expected  that a class of Class M  Certificates  included in any series will receive any distributions of principal  prepayments on the related  mortgage loans for the first five years after the closing date  for that  series  unless  the  aggregate  certificate  principal balance of the  related  senior  certificates  included in that series has been  reduced to zero  during  that  period.  After  this  initial period,  all  or  a  disproportionately  large  portion  of  principal prepayments  on the related  mortgage  loans may be  allocated  to the senior  certificates  of that series as  described  in this term sheet
                                              supplement,   and  none  or  a  disproportionately  small  portion  of
                                              principal  prepayments  on the related  mortgage  loans may be paid to the holders of the  related  Class M and Class B  Certificates  unless the  aggregate  certificate  principal  balance of the related  senior certificates  included in that series has been  reduced to zero.  As a result,  the  weighted  average  lives  of the  Class  M  Certificates included in any series may be longer than would otherwise be the case.
                                              See   "Description   of   the   Certificates--Allocation   of   Losses;
                                              Subordination" in this term sheet supplement.

ACCRUAL CERTIFICATES AND PARTIAL ACCRUAL      Because  accrual   certificates   are  not  entitled  to  receive  any
CERTIFICATES                                  distributions  of interest for some period of time and partial accrual certificates  are entitled to smaller  distributions  of interest that are based on only a portion of the  certificate  principal  balance of that class,  accrual  certificates and partial accrual certificates of
                                              any  series  will  likely  experience   significant  price  and  yield
                                              volatility.  Investors  should  consider  whether this  volatility  is suitable to their investment needs.

COMPANION CERTIFICATES                        A class of companion  certificates  of any series may receive small or large  distributions  of  principal on each  distribution  date to the extent necessary to stabilize  principal  distributions to one or more classes of planned principal  classes,  targeted  principal classes or scheduled  principal  classes  of that  series.  Due to the  companion nature of these  classes  of  certificates,  these  certificates  will likely  experience  price and yield  volatility.  Investors in a class of companion  certificates  should consider whether this volatility is suitable to their investment needs.

COMPONENT CERTIFICATES                        A class  of  component  certificates  of any  series  may  consist  of
                                              components   with   different    principal   and   interest    payment
                                              characteristics.   As  each   component   of  a  class  of   component
                                              certificates  may be  identified  as  falling  into one or more of the categories set forth under  "Description of the  Certificates--General"
                                              in the related base prospectus,  that class of component  certificates may  bear  the  risks,  including  the  price  and  yield  volatility, associated  with the  categories  of  certificates  described in these risk  factors to the extent of each  applicable  component.  Investors in a class of  component  certificates  should  consider  whether  the risks and  volatility  associated  with any component of that class is suitable to their investment needs.

EXCHANGEABLE CERTIFICATES                     The  characteristics of any class of exchangeable  certificates of any series will reflect,  in the aggregate,  generally the characteristics of the related  exchanged  certificates of that series.  Investors are encouraged  to also  consider  a number of  factors  that will limit a certificateholder's  ability to exchange  exchanged  certificates  for exchangeable certificates and vice versa:

                                              o        At the time of the  proposed  exchange,  a  certificateholder must own  certificates of the related class or classes in the exact proportions  necessary to make the desired exchange and must  pay the  exchange  fee,  if set  forth  in the  related prospectus supplement.

                                              o        A  certificateholder  that does not own the  certificates may be unable to obtain the necessary  exchanged  certificates or exchangeable certificates.

                                              o        The  certificateholder of any class of certificates  required for a  desired  combination  may  refuse  to  sell  them at a reasonable  price  (or any  price)  or may be  unable to sell them.

                                              o        Certain  certificates  may have been purchased or placed into other financial structures and thus be unavailable.

                                              o        Principal  distributions  and reductions in notional  amounts will decrease the amounts available for exchange over time.

                                              o        Only  the  combinations  listed  in  the  related  prospectus supplement are permitted.

                                              o        The  record  dates  for  exchangeable  certificates  and  the exchanged  certificates  that are the subject of the exchange must be the same.

FLOATING RATE CERTIFICATES AND INVERSE        The interest rate on any class of floating rate certificates  included
FLOATING RATE CERTIFICATES                    in any series will vary in  accordance  with the  applicable  interest rate  index set forth in the  prospectus  supplement  for that  class.
                                              The interest rate on any class of inverse  floating rate  certificates included  in any  series  will  vary  inversely  with  the  applicable interest rate index set forth in the  prospectus  supplement  for that class.  Therefore,  the yield to  investors  on any class of  floating rate  certificates  or  inverse  floating  rate  certificates  will be extremely  sensitive to fluctuations  of the applicable  interest rate index.
INSURED CERTIFICATES                          Investors in any class of insured  certificates  of any series  should be aware that  payments  of  principal  on those  certificates  may be allocated  according  to a random  lot  procedure,  to the  extent set
                                              forth  in  the  prospectus   supplement  for  that  class  of  insured
                                              certificates  of that series.  Therefore it is highly  uncertain  that payments  will be made to any  investor in those  certificates  on the date desired by that investor.

                                              In addition,  any class of insured  certificates  of any series may be subject to special  rules  regarding  the  procedures,  practices  and limitations  applicable  to  the  distribution  of  principal  to  the holders  of  these  certificates,  to  the  extent  set  forth  in the prospectus  supplement for that class of insured  certificates of that series.  Insured certificates  subject to these procedures,  practices and  limitations  may not be an appropriate  investment for you if you require  distribution  of  a  particular  amount  of  principal  on  a predetermined  date or an  otherwise  predictable  stream of principal distributions.  If you purchase insured  certificates subject to these
                                              procedures,   practices  and  limitations,  we  cannot  give  you  any
                                              assurance  that  you will  receive  a  distribution  in  reduction  of principal on any particular distribution date.

                                              See  "Description  of  the  Certificates--Principal   Distributions  on
                                              Certain   Classes  of  Insured   Certificates"   in  this  term  sheet
                                              supplement.

                                              Investors in a class of insured  certificates  of any series should be aware that the related  financial  guaranty  insurance policy will not cover  interest  shortfalls  attributable  to  prepayments or interest shortfalls  related to Relief Act  reductions on the related  mortgage loans,  except as is otherwise set forth in the prospectus  supplement for that class of insured certificates of that series.

INTEREST ONLY CERTIFICATES                    A class of interest only certificates  included in any series will not be entitled  to  principal  distributions  and will  receive  interest distributions  based on a  notional  amount,  which,  other  than with respect  to any  Class  A-V  Certificates,  may be  based  on all or a portion of the  certificate  principal  balance of one or more classes of certificates  included in the related series.  Investors in a class of interest only  certificates  should be aware that the yield on that class will be extremely  sensitive to the rate and timing of principal payments on the  related  class or classes of  certificates,  and that rate may  fluctuate  significantly  over time. A faster than  expected rate  of  principal  payments  on the  related  class  or  classes  of certificates  will have an adverse effect on the yield to investors in a class of  interest  only  certificates  and  could  result  in their failure to fully recover their initial investments.

LOCKOUT CERTIFICATES                          As described in the  prospectus  supplement  for that class of lockout certificates of any series,  a class of lockout  certificates  may not
                                              receive   distributions  of  principal   prepayments  on  the  related
                                              mortgage  loans  for a  period  of  time  and,  as  described  in  the prospectus  supplement  for  that  class of  certificates,  may not be expected to receive  distributions of scheduled  principal payments on
                                              the  related   mortgage  loans  for  a  period  of  time.   After  the
                                              expiration  of the initial  period,  such  certificates  may receive a distribution  of principal  prepayments on the related  mortgage loans that is smaller  than that class's pro rata share and, as described in the prospectus supplement for that class of certificates,  may receive
                                              a  distribution  of  scheduled   principal  payments  on  the  related
                                              mortgage loans that is smaller than that class's pro rata share.

PLANNED PRINCIPAL CERTIFICATES OR PACS        Based  on the  structuring  assumptions  described  in the  prospectus
                                              supplement   for  that   class,   any  class  of   planned   principal
                                              certificates  included  in any  series  will  be  structured  so  that principal  payments will be made in accordance with a schedule related to that class,  but only if the  mortgage  loans in the  related  loan group  prepay  at  a  constant  rate  within  a  specified  range.  If prepayments  on the mortgage  loans in the related loan group occur at a rate below that range,  the weighted  average lives of that class of planned  principal  certificates  may be extended.  On the other hand, if  prepayments  on the mortgage loans in the related loan group occur at a rate above that range,  the weighted  average lives of that class of planned principal certificates may be reduced.

PRINCIPAL ONLY CERTIFICATES                   A class of principal only  certificates  included in any series is not
                                              entitled  to  receive  distributions  of  interest.   Investors  in  a
                                              principal  only  certificate  should be aware that if  prepayments  of principal  on  the  mortgage  loans  in the  related  loan  group  and distributed  to that class  occur at a rate  slower  than an  investor assumed at the time of purchase,  the  investor's  yield will be lower than anticipated.

SCHEDULED PRINCIPAL CERTIFICATES              Based  on the  structuring  assumptions  described  in the  prospectus
                                              supplement   for  that  class,   any  class  of  scheduled   principal
                                              certificates  included  in any  series  will  be  structured  so  that principal  payments will be made in accordance with a schedule related to that class,  but only if the  mortgage  loans in the  related  loan
                                              group  prepay  at  the  rate  or  rates  assumed  in  developing   the
                                              applicable  schedule for that class.  If  prepayments  on the mortgage loans in the  related  loan group  occur at a rate  below the  assumed rate or rates,  the weighted  average lives of that class of scheduled principal  certificates  may  be  extended.  On  the  other  hand,  if prepayments  on the mortgage  loans in the related loan group occur at a rate above the assumed rate or rates,  the weighted average lives of that class of scheduled principal certificates may be reduced.

SENIOR SUPPORT CERTIFICATES                   Investors  in a class of senior  support  certificates  of any  series should be aware that all or a portion of losses on the mortgage  loans in the related loan group otherwise  allocable to the related class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent set forth in the
                                              prospectus  supplement  for  that  class.  Therefore,   the  yield  to
                                              maturity  on  that  class  of  senior  support  certificates  will  be extremely  sensitive  to losses  otherwise  allocable  to the  related class or classes of super senior certificates.

TARGETED PRINCIPAL CERTIFICATES OR TACS       Based  on the  structuring  assumptions  described  in the  prospectus
                                              supplement   for  that  class,   any  class  of   targeted   principal
                                              certificates  of any series is structured so that  principal  payments on the  mortgage  loans  in the  related  loan  group  will be made in accordance  with a  schedule  related to that  class,  but only if the mortgage  loans in the related loan group prepay at the constant  rate assumed in establishing  the related  schedule.  If prepayments on the mortgage  loans in the  related  loan group occur at a rate below that rate, the weighted  average lives of that class of targeted  principal certificates  may be extended.  On the other hand, if  prepayments  on the  mortgage  loans in the  related  loan group occur at a rate above that  rate,  the  weighted  average  lives of that  class of  targeted principal certificates may be reduced.

CERTIFICATES    RELATED    TO   ANY    YIELD  As  set   forth  in  the   prospectus   supplement   for  a  class  of
MAINTENANCE AGREEMENT                         certificates,  the holders of certain  certificates may benefit from a series of interest rate cap payments  pursuant to a yield  maintenance agreement.  The  purpose  of  a  yield  maintenance  agreement  is  to
                                              partially   mitigate  the  risk  to  the   investors  in  the  related
                                              certificates that the pass-through rate on their  certificates will be lower than the index plus the related margin.

                                              However,   the  amount  payable  to  those  investors  under  a  yield maintenance  agreement may be based on a notional  amount equal to the lesser of the  aggregate  certificate  principal  balance  of  related certificates  and an amount  determined  based on an  assumed  rate of prepayments on the mortgage loans.  Accordingly,  if prepayments occur at a slower  rate  than  assumed,  the  amount  payable  on the  yield maintenance  agreement  will be less than the amount of interest  that would accrue on those  certificates  at the excess of the index over a certain rate per annum as set forth in the  prospectus  supplement for such  class.  In  addition,  if the index  exceeds a certain  rate per annum as set  forth in the  prospectus  supplement  for such  class of certificates,  no  additional  amounts  are  payable  under  the yield maintenance  agreement.  Any  amount by which the  amount  paid by the yield  maintenance  agreement  provider  is less  than the  difference between the index plus the related  margin and a rate set forth in the prospectus  supplement  for  such  class of  certificates  will not be payable  from  any  source  on that  distribution  date or any  future distribution date.

                                              Furthermore,  investors  under the  yield  maintenance  agreement  are subject  to the risk that the  yield  maintenance  agreement  provider will default on all or a portion of its payment  obligations under the yield maintenance agreement.
RECENT DEVELOPMENTS

RECENT   DEVELOPMENTS   IN  THE  RESIDENTIAL  Recently,  the  residential  mortgage  market in the United States has
MORTGAGE  MARKET  MAY  ADVERSELY  AFFECT THE  experienced a variety of difficulties and changed economic  conditions
RETURN ON YOUR CERTIFICATES.                  that may  adversely  affect  the  yield on the  offered  certificates.
                                              Delinquencies  and losses with respect to  residential  mortgage loans generally  have  increased  in  recent  months,  and may  continue  to increase.  In  addition,  in  recent  months  housing  prices  in many states have declined or stopped  appreciating,  after extended periods of  significant  appreciation.  A  continued  decline  or an  extended flattening  of those  values may  result in  additional  increases  in delinquencies  and losses on  residential  mortgage  loans  generally, particularly with respect to second homes and investor  properties and with respect to any  residential  mortgage loans whose  aggregate loan amounts  (including  any  subordinate  liens)  are close to or greater than the related property values.

                                              A  decline  in  housing   prices   may  also  leave   borrowers   with
                                              insufficient  equity in their  homes to permit them to  refinance;  in addition,  many mortgage loans have  prepayment  premiums that inhibit refinancing.  Borrowers  who intend to sell their  homes may find that they cannot sell their  properties  for an amount  equal to or greater than the  unpaid  principal  balance  of their  loans.  These  events, alone or in combination, may contribute to higher delinquency rates.

                                              As a result of these and  other  factors,  the  rating  agencies  have recently  downgraded or put on downgrade watch a significant number of mortgage-backed  securities (particularly  mortgage-backed  securities backed by subprime and Alt-A  mortgage  loans  originated  in 2005 and
                                              2006).

                                              In addition,  various federal,  state and local regulatory authorities have taken or proposed  actions  that could  hinder the ability of the servicer to foreclose  promptly on defaulted  mortgage loans. Any such actions  may  adversely  affect the  performance  of the loans and the yield on and value of the certificates.

                                              You should  consider  that the  general  market  conditions  discussed above  may  affect  the  performance  of the  mortgage  loans  and may adversely affect the yield on, or market value of, your certificates.

                                                             INTRODUCTION

     The depositor will establish a trust with respect to each series on the closing date for that series,  under a series  supplement, dated as of the cut-off  date for that series,  to the standard  terms of pooling and  servicing  agreement,  dated as of July 1, 2007, among the depositor,  the master servicer and the trustee,  together with the series supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and  servicing  agreement is governed by the laws of the State of New York.  On the closing date for each  series,  the  depositor  will  deposit  into the trust a pool of mortgage  loans  secured by first  liens on one- to  four-family residential  properties,  that in the aggregate will  constitute a mortgage pool with terms to maturity of not more than 40 years.  The mortgage  pool  will be  divided  into two or more  loan  groups.  The trust  will not have any  additional  equity.  The  pooling  and servicing  agreement for each series will authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its obligations under the pooling and servicing  agreement for that series, activities  necessary,  suitable  or  convenient  to such  actions and other  activities  as may be  required  in  connection  with the conservation of the trust fund and making distributions to certificateholders of that series.

         The  pooling  and  servicing  agreement  will  provide  that the  depositor  assigns  to the  trustee  for the  benefit of the certificateholders  without  recourse all the right,  title and interest of the  depositor in and to the mortgage  loans.  Furthermore, the pooling and servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the  mortgage  loans be  construed as a sale,  if the  mortgage  loans for any reason are held to not be property of the  trustee,  the conveyance  of the  mortgage  loans shall also be deemed to be a grant by the  depositor  to the trustee of a security  interest in the mortgage loans and related collateral.

         Some  capitalized  terms  used in this  term  sheet  supplement  have the  meanings  given  below  under  "Description  of the
Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                      SPONSOR AND MASTER SERVICER

         Residential  Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase  programs  from  mortgage  loan  originators  or  sellers  nationwide,  including  affiliates,  that meet its  seller/servicer eligibility  requirements  and services  mortgage loans for its own account and for others.  See "Mortgage Loan  Program--Qualifications of  Sellers"  in the related  base  prospectus  for a general  description  of  applicable  seller/servicer  eligibility  requirements.
Residential Funding Company,  LLC's principal executive offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,
Minnesota 55437. Its telephone number is (952) 857-7000.  Residential  Funding Company,  LLC conducts  operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.  Residential  Funding
Company, LLC finances its operations primarily through its securitization program.

         Residential  Funding  Company,  LLC was founded in 1982 and began  operations in 1986,  acquiring,  servicing and securitizing residential  jumbo mortgage loans secured by first liens on one- to -four family  residential  properties.  These jumbo mortgage loans, such as the mortgage loans described in this term sheet  supplement,  are originated  under  Residential  Funding's  "Jumbo A Program."
GMAC LLC, formerly  previously General Motors Acceptance  Corporation,  purchased  Residential  Funding Company,  LLC in 1990. In 1995,
Residential  Funding Company,  LLC expanded its business to include "subprime" first lien mortgage loans.  Residential Funding Company,
LLC also began to acquire and service "Alt-A," closed-end and revolving loans secured by second liens in 1995.

         The  following  tables set forth the  aggregate  principal  amount of  publicly  offered  securitizations  of  mortgage  loans sponsored by  Residential  Funding  Company,  LLC for the past five years and the six months ended June 30, 2007.  Residential  Funding
Company,  LLC  sponsored  approximately  $31.6  billion  and $2.9  billion in initial  aggregate  principal  amount of  mortgage-backed securities  in the 2002 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  Residential
Funding Company,  LLC sponsored  approximately  $22.7 billion and $2.9 billion in initial aggregate principal amount of mortgage-backed securities in the six months ended June 30, 2007 backed by first lien  mortgage  loans and junior lien  mortgage  loans,  respectively.
The  percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                                            SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS
                                                                                                                         SIX MONTHS
                                                               YEAR ENDED DECEMBER 31,                                 ENDED JUNE 30,
  VOLUME BY PRINCIPAL BALANCE           2002             2003            2004            2005             2006              2007

Prime Mortgages(1)                $16,177,753,813   $18,964,072,062 $11,953,278,792 $24,149,038,614 $40,241,885,054   $17,385,909,520
Non-Prime Mortgages(2)            $15,475,700,554   $27,931,235,627 $24,408,531,445 $27,928,496,334 $21,581,547,796   $5,296,779,910
Total                             $31,653,454,367   $46,895,307,689 $36,361,810,237 $52,077,534,948 $61,823,432,850   $22,682,689,430

Prime Mortgages(1)                          51.11%          40.44%          32.87%          46.37%             65.09%            76.65%

Non-Prime Mortgages(2)                      48.89%          59.56%          67.13%          53.63%             34.91%            23.35%

Total                                       100.00%        100.00%         100.00%         100.00%           100.00%           100.00%

  PERCENTAGE CHANGE FROM PRIOR
            YEAR (3)

Prime Mortgages(1)                         (1.28)%          17.22%        (36.97)%         102.03%            66.64%

Non-Prime Mortgages(2)                     104.52%          80.48%        (12.61)%          14.42%          (22.73)%

Total                                       32.14%          48.15%        (22.46)%          43.22%            18.71%

=======================================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                         SIX MONTHS
                                                                YEAR ENDED DECEMBER 31,                                ENDED JUNE 30,
   VOLUME BY PRINCIPAL BALANCE           2002             2003            2004            2005            2006              2007
Prime Mortgages(1)                  $ 2,875,005,049    3,207,008,585   2,085,015,925   2,409,506,573   $ 3,012,549,922  $2,933,100,838
Non-Prime Mortgages(2)                           -                -               -               -               -                -
Total                               $ 2,875,005,049    3,207,008,585   2,085,015,925   2,409,506,573   $ 3,012,549,922  $2,933,100,838

Prime Mortgages(1)                          100.00%         100.00%         100.00%         100.00%          100.00%           100.00%

Non-Prime Mortgages(2)                            -               -               -               -                -                 -

Total                                       100.00%         100.00%         100.00%         100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           17.90%          11.55%        (34.99)%          15.56%           25.03%

Non-Prime Mortgages(2)                            -               -               -               -                -

Total                                        17.90%          11.55%        (34.99)%          15.56%           25.03%

---------------------------------------------------------------------------------------------------------------------------------------
FIRST LIEN MORTGAGE LOANS
                                                                                                                        SIX MONTHS
                                                               YEAR ENDED DECEMBER 31,                                ENDED JUNE 30,
    VOLUME BY NUMBER OF LOANS            2002             2003            2004             2005           2006             2007

Prime Mortgages(1)                        68,077           86,166          55,773           91,631          141,188       53,570
Non-Prime Mortgages(2)                   136,789          200,446         170,696          173,796          132,069       29,854
Total                                    204,866          286,612         226,469          265,427          273,257       83,424

Prime Mortgages(1)                         33.23%           30.06%          24.63%           34.52%            51.67%      64.21%

Non-Prime Mortgages(2)                     66.77%           69.94%          75.37%           65.48%            48.33%      35.79%

Total                                     100.00%          100.00%         100.00%          100.00%          100.00%      100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           17.87%          26.57%         (35.27)%           64.29%       54.08%

Non-Prime Mortgages(2)                       91.47%          46.54%         (14.84)%            1.82%     (24.01)%

Total                                        58.56%          39.90%         (20.98)%           17.20%        2.95%

=======================================================================================================================================

JUNIOR LIEN MORTGAGE LOANS
                                                                                                                         SIX MONTHS
                                                                YEAR ENDED DECEMBER 31,                                ENDED JUNE 30,
    VOLUME BY NUMBER OF LOANS            2002             2003            2004             2005            2006             2007

Prime Mortgages(1)                        73,188           84,962          51,614           53,071           60,951         54,120
Non-Prime Mortgages(2)                         -                -               -                -                -              -
Total                                     73,188           84,962          51,614           53,071           60,951         54,120

Prime Mortgages(1)                         100.00%          100.00%         100.00%          100.00%          100.00%        100.00%

Non-Prime Mortgages(2)                            -               -                -                -              -                 -

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%        100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                           16.26%          16.09%         (39.25)%            2.82%         14.85%

Non-Prime Mortgages(2)                            -               -                -                -              -

Total                                        16.26%          16.09%         (39.25)%            2.82%         14.85%
_______________________________
(1)  Product  originated  under the Jumbo,  Alt A, High Loan to Value  First Lien  programs  and Closed End Home Equity Loan and Home
Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans--Non-Prime  Mortgages because these types of loans are securitized  together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

          The following tables set forth the annual average outstanding principal balance,  calculated as of year end of mortgage loans master  serviced by  Residential  Funding  Company,  LLC for the past five years and the six months ended June 30, 2007, and the annual average number of such loans for the same period.  Residential Funding Company,  LLC was the master servicer of a residential  mortgage loan portfolio of approximately  $68.2 billion and $4.1 billion in average  outstanding  principal amount during the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  Residential  Funding  Company,  LLC was the master servicer of a residential  mortgage loan portfolio of approximately  $151.6 billion and $11.7 billion in average outstanding  principal during the six months  ended June 30, 2007  backed by first lien  mortgage  loans and junior lien  mortgage  loans,  respectively.  The percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                                      MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                                                                            SIX MONTHS
                                                                  YEAR ENDED DECEMBER 31,                                 ENDED JUNE 30,
VOLUME BY PRINCIPAL BALANCE              2002             2003            2004             2005              2006              2007

Prime Mortgages(1)                 $43,282,264,857  $33,749,084,171 $32,453,682,854  $47,935,800,813   $83,052,457,702   $94,939,036,849
Non-Prime Mortgages(2)             $24,910,565,613  $39,334,697,127 $50,509,138,736  $53,938,083,312   $57,013,557,376   $56,633,632,751
Total                              $68,192,830,470  $73,083,781,298 $82,962,821,590  $101,873,884,125 $140,066,015,078  $151,572,669,600

Prime Mortgages(1)                           63.47%          46.18%           39.12%           47.05%            59.30%            62.64%

Non-Prime Mortgages(2)                       36.53%          53.82%           60.88%           52.95%            40.70%            37.36%

Total                                       100.00%         100.00%          100.00%          100.00%           100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                         (15.75)%        (22.03)%          (3.84)%           47.71%            73.26%

Non-Prime Mortgages(2)                       51.62%          57.90%           28.41%            6.79%             5.70%

Total                                         0.57%           7.17%           13.52%           22.79%            37.49%

=======================================================================================================================================
JUNIOR LIEN MORTGAGE LOANS

                                                                                                                            SIX MONTHS
                                                                  YEAR ENDED DECEMBER 31,                                 ENDED JUNE30,
VOLUME BY PRINCIPAL BALANCE              2002             2003            2004             2005              2006              2007

Prime Mortgages(1)                  $4,102,615,571   $4,365,319,862  $5,135,640,057   $5,476,133,777   $ 8,536,345,778   $11,693,966,448
Non-Prime Mortgages(2)                            -               -                -                -                 -                 -
Total                               $4,102,615,571   $4,365,319,862  $5,135,640,057   $5,476,133,777   $ 8,536,345,778   $11,693,966,448

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%           100.00%           100.00%

Non-Prime Mortgages(2)                            -               -                -                -                 -                 -

Total                                       100.00%         100.00%          100.00%          100.00%           100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                           16.79%           6.40%           17.65%            6.63%            55.88%

Non-Prime Mortgages(2)                            -               -                -                -                 -

Total                                        16.79%           6.40%           17.65%            6.63%            55.88%

FIRST LIEN MORTGAGE LOANS
---------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            SIX MONTHS
                                                                  YEAR ENDED DECEMBER 31,                                 ENDED JUNE 30,
VOLUME BY NUMBER OF LOANS                2002             2003             2004              2005             2006             2007

Prime Mortgages(1)                       202,938          168,654          156,745          201,903             312,825          347,936
Non-Prime Mortgages(2)                   242,625          341,863          414,639          411,550             405,577          384,738
Total                                    445,563          510,517          571,384          613,453             718,402          732,674

Prime Mortgages(1)                          45.55%           33.04%           27.43%           32.91%             43.54%           47.49%

Non-Prime Mortgages(2)                      54.45%           66.96%           72.57%           67.09%             56.46%           52.51%

Total                                      100.00%          100.00%          100.00%          100.00%           100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                         (14.71)%         (16.89)%          (7.06)%            28.81%           54.94%

Non-Prime Mortgages(2)                       44.37%           40.90%           21.29%           (0.74)%          (1.45)%

Total                                         9.74%           14.58%           11.92%             7.36%           17.11%

=======================================================================================================================================
JUNIOR  LIEN MORTGAGE LOANS
                                                                                                                             SIX MONTHS
                                                                  YEAR ENDED DECEMBER 31,                                  ENDED JUNE 30,
VOLUME BY NUMBER OF LOANS                2002             2003            2004             2005              2006               2007

Prime Mortgages(1)                       118,773          127,833         147,647          143,713            199,652            228,737
Non-Prime Mortgages(2)                         -                -               -                -                  -                  -
Total                                    118,773          127,833         147,647          143,713            199,652            228,737

Prime Mortgages(1)                        100.00%          100.00%         100.00%           100.00%          100.00%            100.00%

Non-Prime Mortgages(2)                            -               -                -                -                  -                  -

Total                                     100.00%          100.00%         100.00%           100.00%          100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                           14.16%           7.63%           15.50%          (2.66)%             38.92%

Non-Prime Mortgages(2)                            -               -                -                -                  -

Total                                        14.16%           7.63%           15.50%          (2.66)%             38.92%
_______________________________
(1)  Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs  and Closed End Home Equity Loan and Home Equity
Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated  under the Subprime and Negotiated  Conduit Asset  programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans--Non-Prime  Mortgages  because these types of loans are securitized  together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         Residential  Funding  Company,  LLC's overall  procedures for  originating  and acquiring  mortgage loans are described  under
"Description of the Mortgage  Pool--The  Program" in this term sheet supplement.  Residential  Funding Company,  LLC's material role and responsibilities in this transaction,  including as master servicer, are described in the accompanying  prospectus under "Mortgage Loan
Program--Qualification  of Sellers" and "The Trusts--Limited  Right of Substitution" and in this term sheet supplement under "Pooling and
Servicing Agreement--The Master Servicer and Subservicers--Master Servicer."

         Residential Funding Company, LLC's wholly-owned subsidiary,  Homecomings Financial,  LLC, or Homecomings,  is expected to have originated and sold to Residential  Funding  Company,  LLC certain of the mortgage loans in any loan group for any series.  Residential
Funding Company,  LLC's  affiliate,  GMAC Mortgage,  LLC is expected to subservice  certain of the mortgage loans in any loan group for any series. See "Affiliations Among Transaction  Parties,"  "Description of the Mortgage  Pool--Originators"  and "Pooling and Servicing
Agreement--The Master Servicer and Subservicers" in this term sheet supplement.

                                                AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                                   -------------------------------
                                                              GMAC LLC
                                                               (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      Residential Capital LLC
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                            -------------------------------------------------------------------------
                                 |                                |                             |
                                 |                                |                             |
                   --------------------------    --------------------------------   ----------------------------
                   GMAC Mortgage, LLC            Residential Funding Company, LLC    Residential Funding Mortgage
                         (Subservicer)            (Sponser and Master Servicer)           Securities I, Inc
                                                                                              (Depositor)
                   -------------------------     --------------------------------    ----------------------------
                                                                  |
                                                                  |
                                                   -------------------------------
                                                    Homecomings Financial, LLC
                                                            (Subservicer)
                                                   -------------------------------

                                                   DESCRIPTION OF THE MORTGAGE POOL

         GENERAL

         The mortgage  pool for each series will  consist of mortgage  loans,  divided into two or more loan groups,  with an aggregate principal  balance and having other  characteristics  that conform to the stipulations set forth in the prospectus  supplement for that series.  The mortgage  loans are secured by first liens on fee simple or leasehold  interests in one- to four-family  residential  real properties or an interest in shares issued by a cooperative  apartment  corporation  and the related  proprietary  lease.  The property securing the mortgage loan is referred to as the mortgaged  property.  The mortgage pool for each series will consist of  conventional, fixed-rate,  level monthly  payment first lien mortgage  loans with terms to maturity of generally not more than 40 years from the date of origination.

         All of the mortgage  loans  included in the trust  established  for any series have been or will be purchased by the depositor through its affiliate,  Residential Funding, or Homecomings Financial,  LLC, or Homecomings,  a wholly-owned  subsidiary of Residential
Funding,  from  unaffiliated  sellers as described in this term sheet  supplement  and in the related base  prospectus,  or  affiliated sellers.

         The  mortgage  loans  included in the trust for any series will be selected  for  inclusion  in the  mortgage  pool from among mortgage  loans  purchased  in  connection  with the Jumbo A Program  described  below based on the  Sponsor's  assessment  of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  In connection with any mortgage loans  included in the trust  established  for any series that are secured by a leasehold  interest,  Residential  Funding shall have  represented  to the depositor  that,  among other things:  the use of leasehold  estates for  residential  properties is an accepted  practice  in the area where the  related  mortgaged  property is located;  residential  property in such area  consisting  of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision of such lease;
the  leasehold  is in full force and  effect  and is not  subject to any prior  lien or  encumbrance  by which the  leasehold  could be terminated or subject to any charge or penalty;  and the remaining  term of the lease does not terminate  less than ten years after the maturity  date of such  mortgage  loan.  The depositor  and  Residential  Funding will be required to repurchase or substitute  for any mortgage loan included in the related  mortgage pool as to which a breach of its  representations  and warranties  with respect to that mortgage loan occurs,  if such breach materially and adversely  affects the interests of the  certificateholders  of that series in any of those  mortgage  loans  (without  regard to any  applicable  financial  guaranty  insurance  policy  for any class of that  series).
Residential  Funding will not assign to the depositor,  and  consequently  the depositor will not assign to the trustee for the benefit of the  certificateholders  any of the  representations  and warranties made by the mortgage collateral sellers or the right to require the related  mortgage  collateral  seller to repurchase  any such mortgage loan in the event of a breach of any of its  representations and warranties.  Accordingly,  the only  representations and warranties  regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the related  certificateholders of that series will be the limited  representations and warranties made by Residential  Funding and the depositor described in this paragraph.  See "Mortgage Loan  Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

         A limited amount of Realized  Losses on mortgage loans as to which there was fraud in the  origination of those mortgage loans will be  covered by the  subordination  provided  by the  related  Class M  Certificates  and Class B  Certificates  of that  series as described in this term sheet supplement under "Description of the  Certificates--Allocation  of Losses;  Subordination," and, subject to any applicable  limitations,  all such Realized  Losses  allocated to a class of Insured  Certificates of any series will be covered by the applicable financial guaranty insurance policy.

         Certain  aspects of  Cooperative  Loans that may be  included  in the trust  established  for any series  differ from those of other types of mortgage  loans.  See "Certain  Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Cooperative  Loans" in the related base prospectus.

LOAN GROUPS

         As more fully  described in the prospectus  supplement for that series,  the mortgage loans included in the trust  established for any series will be divided into two or more groups based on the certain payment, maturity, geographical or other characteristics.

         Each loan  group of any  series  will be  assigned a  numerical  designation,  such as loan group I and loan group II, and the mortgage loans included therein may be referred to as the group I loans and the group II loans, respectively.

         Payments  received on the mortgage  loans  included in any loan group will be  distributed  to the classes of related  offered certificates, as more fully described the prospectus supplement for that class and this term sheet supplement.

         As used in this term sheet  supplement,  references to the related (or words of similar  effect) loan group will mean the loan group or loan groups from which a class of certificates  will receive  distributions  of principal and interest,  and references to the related (or words of similar  effect)  mortgage  loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates will receive distributions of principal and interest.

         The original  mortgages for many of the mortgage loans included in the trust  established  for any series have been, or in the future may be, at the sole discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,  solely as nominee for the  originator and its successors  and assigns,  and  subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System. In some other cases,  the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record  ownership was or will be later  assigned  to MERS,  solely as nominee for the owner of the  mortgage  loan,  and  subsequent  assignments  of the mortgage were, or in the future may be, at the sole  discretion of the master  servicer,  registered  electronically  through the MERS(R)
System.  For  each of  these  mortgage  loans,  MERS  serves  as  mortgagee  of  record  on the  mortgage  solely  as a  nominee  in an administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional  information regarding  the  recording of mortgages in the name of MERS,  see "Certain  Yield and  Prepayment  Considerations--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

         A portion of the  mortgage  loans  included  in any loan group for any series may be subject to the  Homeownership  and Equity
Protection  Act of 1994, as amended,  as of the closing date for that series,  and a portion of the mortgage loans included in any loan group for any series may be loans that,  under  applicable  state or local law in effect at the time of  origination  of the loan,  are referred to as (1) "high cost" or "covered"  loans or (2) any other similar  designation  if the law imposes  greater  restrictions  or additional  legal  liability for residential  mortgage loans with high interest  rates,  points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

         A portion of the  mortgage  loans  included in any loan group for any series may be 30 days or more  delinquent  in payment of principal and  interest.  For a description  of the  methodology  used to categorize  mortgage  loans as  delinquent,  see "Static Pool
Information" in this term sheet supplement.

         A portion of the mortgage  loans included in a loan group for any series may be balloon loans that do not fully  amortize,  if at all, providing for a substantial principal payment due at maturity.

         A portion of the mortgage  loans included in a loan group for any series,  in lieu of an appraisal,  may obtain a valuation of the mortgage property by using an automated  valuation platform developed by Residential  Funding.  See "Automated  Valuation Platform"
in this term sheet supplement.

         In addition,  a portion of the mortgage loans included in any loan group for any series may be Buy-Down  Mortgage Loans and/or mortgage loans that have been made to an international borrower.

         A portion of the mortgage  loans  included in a loan group for any series will  require  mortgagors  to pay  interest  only on those  mortgages  for an initial  period of varying  duration.  Under the terms of these  loans,  borrowers  are  required  to pay only accrued interest each month, with no corresponding  principal  payments,  until the end of the interest only period.  Once the interest only period ends, principal payments are required to amortize the loan over its remaining term, in addition to accrued interest.

         Certain of the  stipulations  on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding the Credit  Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection with mortgage loan applications to help assess a borrower's  credit-worthiness.  In addition,  Credit Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage  loan if the seller  does not provide to  Residential  Funding a Credit
Score.  Credit Scores are obtained from credit reports  provided by various credit  reporting  organizations,  each of which may employ differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's credit history at a single point in time,  using  objective  information  currently on file for the borrower at a particular  credit  reporting  organization.  Information utilized to create a Credit Score may include,  among other things, payment history,  delinquencies on accounts,  levels of outstanding indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately 350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an individual with a lower score.  However,  a Credit Score  purports only to be a  measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is statistically  expected to be less likely to default in payment than a borrower with a lower score.  In addition,  it should be noted that Credit  Scores were  developed  to indicate a level of default  probability  over a two-year  period,  which  does  not  correspond  to the  life of a  mortgage  loan.  Furthermore,  Credit  Scores  were  not  developed specifically for use in connection with mortgage loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a Credit Score does not take into  consideration  the  differences  between  mortgage  loans and  consumer  loans generally,  or the specific  characteristics of the related mortgage loan, for example,  the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established for any series or that any  mortgagor's  Credit
Score would not be lower if obtained as of the date of issuance of a series of certificates.

         A portion of the  mortgage  loans  included in the trust  established  for any series may provide for payment of a  prepayment charge for partial  prepayments  and  prepayments  in full,  other than a  prepayment  occurring  upon the sale of property  securing a mortgage loan. The prepayment  charge  generally  applies to prepayments made within up to five years following the origination of such mortgage  loan.  The  amount of the  prepayment  charge  is  generally  equal to six  months'  advance  interest  on the  amount of the prepayment that, when added to all other amounts prepaid during the twelve-month  period immediately  preceding the date of prepayment, exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage  loan.  Prepayment  charges  received on the mortgage loans included in the trust  established  for any series will not be available for  distribution on the  certificates  included in that series.  See "Certain Yield and  Prepayment  Considerations"  in this term sheet  supplement and "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

                  SHARIA MORTGAGE LOANS

         A portion of the mortgage  loans in any loan group may be Sharia  mortgage  loans.  Sharia  mortgage  loans are mortgage loans that have been  structured  to comply with  Islamic  religious  law,  which  prohibits  the  charging of interest on loans.  Generally, ownership of the mortgaged  property  securing a Sharia  mortgage  loan is vested in two  co-owners,  the borrower,  referred to as the
"consumer",  and an indirect  wholly-owned  subsidiary of the  originator,  referred to as the  "co-owner,"  pursuant to a co-ownership agreement.  Both the consumer and co-owner  possess  certain rights,  which indicate their  respective  rights of ownership,  under the co-ownership  agreement,  including the "indicia of  ownership".  Certain  indicia of  ownership,  such as the sole right to occupy the property and the  obligation to pay taxes on the property,  belong to the consumer,  and other indicia of ownership,  such as the right of re-entry  for purposes of  inspection  of the property and the ability to cure any defects  regarding  the  property,  belong to the co-owner.  The consumer is obligated to make monthly  payments to the co-owner  pursuant to an obligation to pay. Each monthly  payment is  comprised of a "profit  payment" and an  "acquisition  payment".  The profit  payment is made in  consideration  of the  consumer's exclusive  right  to use and  enjoy  the  mortgaged  property.  The sum of the  acquisition  payments  required  to be made  under  the obligation  to pay will equal the portion of the purchase  price or refinance  amount paid by the co-owner at the time of  origination.
A lien on the mortgaged  property to secure the obligations of the consumer under the obligation to pay and the co-ownership  agreement is established pursuant to a mortgage or security  instrument,  which is filed in the real property records of the applicable recording office. The originator's  security interest in both the co-owner's and the consumer's  interest in the mortgaged  property,  along with the rights under the  co-ownership  agreement and the  obligation to pay, will be assigned to the trust as the  originator's  assignee.
Title to the  mortgaged  property is retained by the consumer and the  co-owner or the consumer  alone.  Upon a default by the consumer under the obligation to pay or the co-ownership  agreement,  the trust, as the originator's  assignee,  will have the power to sell the property  and use the  proceeds  of the sale to satisfy  the full  amount  owed by the  consumer  under the  obligation  to pay and the co-ownership agreement.

         For all purposes  under this term sheet  supplement,  the profit  factor on any Sharia  mortgage loan will be deemed to be the mortgage rate on that mortgage  loan,  any amounts  received  with respect to the profit  payment for any Sharia  mortgage loan will be deemed to be interest  collected on that mortgage loan,  any amounts  received with respect to the  acquisition  payment for any Sharia mortgage loan will be deemed to be principal  collected on that mortgage  loan,  references in this term sheet  supplement to a note or mortgage note will be deemed to be references to the  obligation to pay for any Sharia  mortgage loan and references in this term sheet supplement to a mortgage will be deemed to be references to a mortgage or security instrument,  as applicable,  for any Sharia mortgage loan.

                  STATIC POOL INFORMATION

         Current  static pool data with  respect to mortgage  loans  serviced by  Residential  Funding is  available on the internet at
www.gmacrfcstaticpool.com.  Information  presented  under "RFMSI" as the  issuer/shelf  and "S" as the series will include  information regarding  prior  securitizations  of mortgage  loans that are similar to the  mortgage  loans  included in the  mortgage  pool for any series,  based on  underwriting  criteria and credit  quality,  and that  information  is referred to in this term sheet as Static Pool
Data.

         The Static Pool Data is not deemed to be a part of the  prospectus  or the  depositor's  registration  statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established  before January 1, 2006 and (b)  information  relating to assets of any  issuing entity established on or after January 1, 2006 and relating to periods prior to January 1, 2006.

         As used in the Static Pool Data and in this term sheet  supplement,  a loan is considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any  scheduled  due date remains  unpaid as of the close of business on the last  business day immediately  prior to the next following  monthly  scheduled due date;' "60 to 89 days" or "60 or more days"  delinquent when a payment due on any  scheduled  due date remains  unpaid as of the close of business on the last  business day  immediately  prior to the second following  monthly  scheduled due date; and so on. The  determination as to whether a mortgage loan falls into these categories is made as of the close of  business  on the last  business  day of each  month.  Grace  periods  and  partial  payments  do not  affect  these determinations.

         From time to time,  the master  servicer  or a  subservicer  will  modify a mortgage  loan,  recasting  monthly  payments  for delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage loan's original  payment terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the mortgaged property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period generally may extend to up to six months before a modification is finalized.  Once the  modifications  become final  delinquencies are reported based on the modified  terms.  Generally if a borrower  fails to make  payments  during a trial  period,  the mortgage  loan goes into  foreclosure.
Historically,  the master servicer has not modified a material number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master  servicer has  determined  that it has  received  all  payments or cash  recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set  forth in the  Static  Pool Data will be representative  of the results that may be experienced  with respect to the mortgage loans  included in the trust  established  for any series.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         Subject to limited  exceptions,  each of the mortgage loans included in the trust established for any series generally will be required to be covered by a standard  hazard  insurance  policy,  which is  referred  to as a primary  hazard  insurance  policy.  Each primary hazard  insurance  policy is required to include  extended  coverage in an amount equal to the lesser of the principal  balance owing on the mortgage loan or 100% of the insurable value of the  improvements;  provided,  however,  that the coverage may not be less than the minimum  amount  required to fully  compensate  for any loss or damage on a replacement  cost basis.  The master  servicer may elect to obtain and maintain a blanket primary hazard  insurance  policy with extended  coverage  insuring against hazard losses on the mortgage  loans,  which may contain a deductible  clause.  To the extent that the master  servicer  elects to obtain a blanket  primary hazard  insurance  policy,  a primary  hazard  insurance  policy is not maintained on a mortgaged  property,  and a loss occurs on that mortgaged  property  that would have been covered by a compliant  primary  hazard  insurance  policy that is not covered by the blanket primary hazard insurance policy due to the deductible clause,  the master servicer will deposit into the Certificate  Account an amount equal to the loss.

         Subject to limited  exceptions,  each  mortgage  loan  included in the trust  established  for any series with an LTV ratio at origination  in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is referred  to as a primary  insurance policy,  covering at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01% and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         All of the primary  insurance  policies on the mortgage loans included in the trust established for any series were or will be issued by insurers  having a claim paying ability,  as of the cut-off date for that series,  acceptable to the rating agencies for that series.  The insurers may include but are not limited to one or more of Radian F/K/A  Commonwealth,  Triad Guaranty,  Republic Mortgage
Insurance,  N.C.,  Mortgage  Guaranty  Insurance  Corporation,  PMI Mortgage  Insurance Co., United Guaranty  Residential  Ins. Co. and
General  Electric  Mortgage  Insurance  Company,  which,  collectively,  are referred to herein as the primary  insurers.  However,  no assurance as to the actual ability of any of the primary  insurers to pay claims can be given by the  depositor,  the issuing entity or the underwriters for the applicable series.  See "Insurance Policies on Mortgage Loans" in the related base prospectus.

                  UNDERWRITING STANDARDS

         All of the mortgage  loans in the mortgage pool were  originated  generally in accordance  with the  underwriting  criteria of
Residential  Funding  described  under  "Mortgage  Loan  Program--Underwriting  Standards" in the related base  prospectus.  Residential
Funding may  perform  only  sample  quality  assurance  reviews to  determine  whether the  mortgage  loans in any  mortgage  pool were underwritten  in  accordance  with  applicable  standards.  See  "Mortgage  Loan  Program--Underwriting  Standards"  in the related base prospectus.

         The  applicable  underwriting  standards  include a set of specific  criteria by which the  underwriting  evaluation  is made.
However,  the  application  of the  underwriting  standards  does not imply that each specific  criterion  was satisfied  individually.
Rather,  a mortgage loan will be considered to be originated in accordance with the  underwriting  standards  described above if, based on an overall qualitative evaluation,  the loan is in substantial compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

                  AUTOMATED VALUATION PLATFORM

         In some cases, for mortgage loans underwritten  through  Residential  Funding's automated  underwriting  system, in lieu of an appraisal,  a valuation of the mortgaged  property will be obtained by using an automated  valuation  platform developed by Residential
Funding.  There are multiple automated valuation models included in Residential  Funding's automated  underwriting  system. Based upon, among other factors,  the geographic area, price range and other attributes of a qualifying  mortgage loan, a mortgage loan is directed to the appropriate  automated valuation model for that particular  mortgage loan. An automated  valuation model evaluates,  among other things,  various types of publicly-available  information such as recent sales prices for similar homes within the same geographic area and within the same price range.  Residential  Funding uses automated  valuation models in lieu of full appraisals for qualifying first lien mortgage loans which meet specified underwriting criteria and receive an acceptable valuation.

ADDITIONAL INFORMATION

         A current  report on Form 8-K will be available to purchasers of the offered  certificates  of any series and will be filed by the issuing  entity,  in its own name,  together with the pooling and servicing  agreement  for that series,  including any  applicable financial  guaranty  insurance  policy for that  series  which will be attached  as an exhibit to the  related  pooling  and  servicing agreement,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered  certificates of that series.

                                                    DESCRIPTION OF THE CERTIFICATES

GENERAL

         Certificates  of each group of each  series will  include the  following  classes of  certificates,  referred to herein as the
Senior Certificates:

o        One or more classes of Class A Certificates, or, in the aggregate for all groups, the Class A Certificates;

o        One or more classes of Class A-P Certificates; and

o        One or more classes of Class A-V Certificates, or the Variable Strip Certificates.

         The Senior Certificates of each group will be will be assigned a numerical  designation,  such as Class I-A and Class II-A, to denote the group to which the certificates  belong.  The Senior  Certificates of each group will receive payments on the mortgage loans in the related loan group, except as is otherwise set forth in this term sheet supplement.

         In addition,  one or more classes of Class R  Certificates,  or the Residual  Certificates,  will be issued in connection with each series.

STACKED TRANSACTIONS

         For some series of  certificates,  referred to herein as Stacked  Transactions,  a separate group of subordinate  certificates will be issued related solely to each group and assigned a numerical  designation,  such as Class I-M-1 and Class II-M-1, to denote the group to which the  certificates  belong.  These  subordinate  certificates  will receive payments on the mortgage loans in the related loan group and will serve as credit  enhancement solely for the related group of Senior  Certificates,  as described in this term sheet supplement.

         References to the related  mortgage loans with respect to the subordinate  certificates of any certificate  group in a Stacked
Transaction will mean the mortgage loans in the related loan group.

         In  addition  to the  Senior  Certificates  in a Stacked  Transaction,  except  as is  otherwise  set forth in the  prospectus supplement for that series,  each series of certificates  will include the following  classes of subordinate  certificates with respect to each loan group:

o        Class M-1 Certificates;

o        Class M-2 Certificates;

o        Class M-3 Certificates;

o        Class B-1 Certificates;

o        Class B-2 Certificates; and

o        Class B-3 Certificates.

CROSSED TRANSACTIONS

         For some series of  certificates,  referred to herein as Crossed  Transactions,  a separate group of subordinate  certificates will be issued related to all groups of Senior  Certificates of that series.  The subordinate  certificates will be enumerated  without a numerical  designation to denote inclusion in a particular  group,  such as Class M-1 and Class M-2. These  subordinate  certificates will  receive  payments on the  mortgage  loans in any loan group for that series and will serve as credit  enhancement  solely for all
Senior Certificates of that series, as described in this term sheet supplement.

         References to the related  mortgage loans with respect to the subordinate  certificates in any Crossed  Transaction  will mean the mortgage loans.

         In  addition  to the  Senior  Certificates  in a Crossed  Transaction,  except  as is  otherwise  set forth in the  prospectus supplement for that series, each series of certificates will include the following classes of subordinate certificates:

o        Class M-1 Certificates;

o        Class M-2 Certificates;

o        Class M-3 Certificates;

o        Class B-1 Certificates;

o        Class B-2 Certificates; and

o        Class B-3 Certificates.

         As used in this term sheet supplement,  the Class M Certificates  refers to all of the Class M Certificates  issued as part of the series,  and the Class B  Certificates  refers to all of the Class B Certificates  issued as part of the series.  References to the related Class M Certificates,  or words or similar effect with respect to the Class B certificates or any class thereof,  will mean the
Class M Certificates in the related certificate group, in the case of a Stacked  Transaction,  and all of the Class M Certificates,  in
the case of a Crossed Transaction.

         Only the Senior  Certificates  and the Class M Certificates  of any series are offered  hereby.  See "Glossary" in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

         The offered  certificates  of any series may consist of any one or a combination of the categories  described in  "Description of the Certificates--General" in the related base prospectus.

         The  certificates  of any series in the  aggregate  will  evidence  the entire  beneficial  ownership  interest in the related trust.  For any series, the trust will consist of:

o        the mortgage loans transferred to that trust;

o        with respect to any class of Insured  Certificates  of that series,  any applicable  reserve fund and any applicable  rounding account;

o        cash deposited in respect of the mortgage  loans  transferred  to that trust in the Custodial  Account and in the  Certificate
           Account and belonging to the trust;

o        property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

o        any applicable primary insurance policies and primary hazard insurance policies;

o        a yield maintenance agreement, if applicable; and

o        all proceeds of any of the foregoing.

         Except as is otherwise set forth in the prospectus  supplement for any applicable  class of  certificates  of any series,  the
Senior  Certificates,  other than the Residual  Certificates,  and the Class M  Certificates  for each series will be available only in book-entry form through  facilities of The Depository  Trust Company,  or DTC, and are  collectively  referred to as the DTC registered certificates.  The DTC registered  certificates  will be issued,  maintained and  transferred on the book-entry  records of DTC and its participants.  Except as is otherwise  set forth in the  prospectus  supplement  for of any  applicable  class of  certificates  of any series,  the DTC registered  certificates  for each series will be issued in minimum  denominations  of:  $100,000,  in the case of the
Class A and Class M-1  Certificates of each series,  or $250,000 in the case of the Class M-2  Certificates  and Class M-3 Certificates
of each series,  and, in each case,  integral  multiples  of $1 in excess  thereof;  $1,000 and integral  multiples of $1,000 in excess thereof,  in the case of Insured  Certificates of that series; and an initial notional amount of $2,000,000,  and integral multiples of
$1 in excess thereof in the case of any class of Interest Only  Certificates of that series.  The Residual  Certificates will be issued in  registered,  certificated  form in  minimum  denominations  of a 20%  percentage  interest,  except,  in the  case of one  Residual
Certificate  of each class of  Residual  Certificates  for any  series as  otherwise  described  in this term  sheet  supplement  under
"Material Federal Income Tax Consequences."

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede
& Co., as the nominee of DTC. No beneficial  owner will be entitled to receive a  certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described  in the related base  prospectus  under  "Description  of the  Certificates--Form  of
Certificates."  Unless  and  until  definitive  certificates  are  issued  for  the  DTC  registered  certificates  under  the  limited circumstances described in this term sheet supplement:

o        all references to actions by certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

o        all references in this term sheet supplement to  distributions,  notices,  reports and statements to  certificateholders  with respect to the DTC registered  certificates shall refer to distributions,  notices,  reports and statements to DTC or Cede &
           Co.,  as the  registered  holder  of the DTC  registered  certificates,  for  distribution  to  beneficial  owners by DTC in accordance with DTC procedures.

           EXCHANGEABLE CERTIFICATES

         All or a  portion  of the  certificates  for any  series  may be  Exchangeable  Certificates,  which  may be  exchanged  for a proportionate  interest  in the related  Exchanged  Certificates  for that  series,  in  combinations  shown in the related  prospectus supplement.  All or a portion of the Exchanged  Certificates  may also be exchanged for the related  Exchangeable  Certificates  in the same manner.  The classes of Exchanged  Certificates and of Exchangeable  Certificates  that are outstanding at any given time, and the outstanding  Certificate  Principal  Balances  and  Notional  Amounts,  as  applicable,  of these  classes will depend upon any related distributions  of  principal  or  reductions  in Notional  Amounts,  as  applicable,  as well as any  exchanges  that occur.  Exchanged
Certificates  or Exchangeable  Certificates  in any  combination may be exchanged only in the proportion that the original  Certificate
Principal  Balances or Notional Amounts,  as applicable,  of such  certificates bear to one another as shown in the related  prospectus supplement.  Holders  of  Exchangeable  Certificates  will be the  beneficial  owners  of a  proportionate  interest  in the  Exchanged
Certificates  in the  related  group of  combined  certificates,  referred  to  herein  as a  Combination  Group,  and will  receive  a proportionate share of the distributions on those certificates.

         Procedures.  The  procedures  for  exchanging  any of the classes of  Exchangeable  Certificates  and  Exchanged  Certificates
included in a series that are outstanding at any given time will be set forth in the related prospectus supplement.

         Additional  Considerations.  The characteristics of the Exchangeable  Certificates will reflect,  in the aggregate,  generally the  characteristics  of the related  Exchanged  Certificates.  Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchanged Certificates for Exchangeable Certificates and vice versa:

o        At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange and must pay the exchange fee, if set forth in the related prospectus supplement.

o        A certificateholder that does not own the certificates may be unable to obtain the necessary Exchanged Certificates or
                  Exchangeable Certificates.

o        The certificateholder of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

o        Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

o        Principal distributions and reductions in notional amounts will decrease the amounts available for exchange over time.

o        Only the combinations listed in related prospectus supplement are permitted.

o        The Record Dates for Exchangeable Certificates and the Exchanged Certificates that are the subject of the exchange must be the same.

                  GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

         ACCRETION  DIRECTED  CERTIFICATES--For  any  series,  any class of Class A  Certificates  related  to any loan  group  that are categorized as Accretion Directed Certificates in the prospectus supplement for that class of certificates.

         ACCRETION  TERMINATION  DATE--For any class of Accretion  Directed  Certificates  included in a series,  the earlier of (a) the distribution date on which the aggregate  Certificate  Principal Balance of the related Accretion Directed  Certificates of that series is reduced to zero and (b) the Credit Support Depletion Date applicable to that class.

         ACCRUAL  CERTIFICATES--For  any series,  any class of Class A Certificates that are categorized as Accrual  Certificates in the prospectus supplement for that class of certificates.

         ACCRUAL  DISTRIBUTION  AMOUNT--With  respect to any specified  class or classes of Accrual  Certificates of any series and each distribution  date  preceding  the  Accretion  Termination  Date for that class,  an amount  equal to the  aggregate  amount of Accrued
Certificate  Interest on such class or classes  Accrual  Certificates  for that date which will be added to the  Certificate  Principal
Balance thereof, and distributed in the manner described under "Description of the  Certificates--Principal  Distributions on the Senior
Certificates"  to the holders of the related  class or classes of  Accretion  Directed  Certificates  of that  series as  principal  in reduction of the Certificate  Principal  Balances  thereof.  Any  distributions  of the Accrual  Distribution  Amount for any specified classes or classes of Accrual  Certificates  to the  related  class or classes  of  Accretion  Directed  Certificates  will  reduce the
Certificate  Principal  Balances of such  related  class or classes of  certificates  by that  amount.  The amount that is added to the
Certificate  Principal  Balances of any class of Accrual  Certificates will accrue interest at the pass-through rate for that class. On each distribution date on or after the Accretion  Termination Date for a class of Accretion  Directed  Certificates of any series,  the entire  Accrued  Certificate  Interest  on the  related  Accrual  Certificates  for that date will be payable  to the  holders of those certificates,  as interest to the extent not required to fully reduce the amounts of the  Accretion  Directed  Certificates  to zero on the Accretion  Termination Date; provided,  however,  that if the Accretion  Termination Date is the Credit Support Depletion Date, the
entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Accrual Certificates.

         ACCRUED  CERTIFICATE  INTEREST--With  respect to any distribution date and any class of offered  certificates of any series, an amount equal to (a) in the case of each class of offered  certificates of that series,  other than any Interest Only  Certificates  and
Principal Only  Certificates,  interest accrued during the related Interest Accrual Period on the Certificate  Principal Balance of the
certificates of that class,  immediately prior to that  distribution  date at the related  pass-through rate and (b) in the case of the
Interest Only  Certificates of that series,  interest accrued during the related Interest Accrual Period on the related Notional Amount immediately  prior to that  distribution date at the  then-applicable  pass-through  rate on that class for that distribution  date; in each case less interest  shortfalls on the mortgage loans in the related loan group included in the trust  established for that series, if any,  allocated  thereto for that  distribution  date to the extent not covered,  with respect to the Senior  Certificates  for that series,  by the  subordination  provided by the Class B Certificates  and Class M Certificates  of that series,  or the related Class B
Certificates  and Class M  Certificates  of that  series,  in a Stacked  Transaction,  and,  only with  respect to any class of Insured
Certificates of any series, by any applicable reserve fund and the additional credit enhancement  provided by the applicable  financial guaranty  insurance  policy for interest  shortfalls  on the mortgage  loans in the related loan group other than  Prepayment  Interest
Shortfalls or interest  shortfalls due to application of the Relief Act,  after  depletion of any  subordination,  and, with respect to the Class M Certificates,  to the extent not covered by the  subordination  provided by the Class B Certificates of that series, or the related Class B Certificates  of that series,  in the case of a Stacked  Transaction,  and any class or classes of Class M Certificates of that series,  or the related  Class M  Certificates  of that series,  in the case of a Stacked  Transaction  having a lower  payment priority, including in each case:

                  (i)      any  Prepayment  Interest  Shortfall on the mortgage  loans  included in the related group to the extent not covered by the master servicer as described in this term sheet  supplement  under  "Description  of the  Certificates-Interest
         Distributions";

                  (ii)     in the case of an Excess  Transaction,  the interest portions of Realized Losses for the related loan group, including  Excess  Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses and  Extraordinary  Losses on the
         related mortgage loans not allocated through subordination;

                  (iii)    in the case of an Excess  Transaction,  the interest  portion of any Advances that were made with respect to delinquencies  on the mortgage loans included in the related loan group that were  ultimately  determined to be Excess Special
         Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

                  (iv)     any other  interest  shortfalls on the mortgage  loans included in the related loan group not covered by the subordination  provided  by the  Class M  Certificates  or  Class  B  Certificates  of that  series,  or the  related  Class B
         Certificates and Class M Certificates of that series, in a Stacked  Transaction,  including  interest  shortfalls  relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

         Any reductions  will be allocated  among the holders of all related  classes of  certificates  in proportion to the respective amounts of Accrued  Certificate  Interest that would have been payable on that distribution  date absent these reductions.  In the case of each class of Class A  Certificates  (other  than any  Principal  Only  Certificates)  and the Class M  Certificates  of any series,
Accrued  Certificate  Interest on that class will be further reduced by the allocation of the interest portion of certain losses on the mortgage  loans  included  in  the  trust  established  for  that  series,  if  any,  as  described  below  under  "Description  of the
Certificates-Allocation  of Losses;  Subordination."  Accrued  Certificate  Interest on each class of Senior Certificates of any series related to a loan group (other than any Principal  Only  Certificates)  will be distributed  on a pro rata basis.  Accrued  Certificate
Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         ADVANCE--With  respect to any mortgage loan and any distribution  date, an amount equal to the scheduled payments of principal, other than any Balloon  Amount in the case of a Balloon  Loan,  and  interest due on that  mortgage  loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

         AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and any series will be determined  separately for each loan group of that series, and in each case will be an amount equal to the aggregate of:

          o      the aggregate  amount of scheduled  payments on the mortgage  loans  included in the related loan group due during the related  Due Period and  received  on or prior to the  related  determination  date,  after  deduction  of the related servicing  fees and payment of any premium and to the  applicable  Certificate  Insurer with respect to any  financial guaranty insurance policy related to that series;

          o      all unscheduled  payments on the mortgage loans included in the related loan group,  including mortgagor  prepayments,
                 Insurance Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries and proceeds from repurchases of and substitutions for these mortgage loans  occurring  during the preceding  calendar month or, in the case of mortgagor  prepayments in full, during the related Prepayment Period; and

          o      all Advances on the mortgage  loans included in the related loan group made for that  distribution  date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

         In addition to the foregoing  amounts,  with respect to  unscheduled  collections  on the mortgage loans included in the trust established for that series, not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related  Available  Distribution  Amount for the  distribution  date in the month of  receipt,  but is not  obligated  to do so. As described in this term sheet supplement under  "Description of the  Certificates-Principal  Distributions on the Senior  Certificates,"
any amount with  respect to which such  election is so made shall be treated as having been  received on the last day of the  preceding calendar month for the purposes of calculating the amount of principal and interest  distributions to any class of  certificates.  With respect to any distribution date, the determination date is the second business day prior to that distribution date.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any distribution date and each loan group of any series,  the amount of
Advances or Servicing  Advances that were added to the  outstanding  principal  balance of the mortgage loans in that loan group during the preceding  calendar month and reimbursed to the master  servicer or subservicer  on or prior to such  distribution  date,  plus the related  Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed  from any prior  distribution date for that series and reimbursed to the master  servicer or subservicer on or prior to such  distribution  date. The master  servicer or subservicer  will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With  respect to any distribution date and each loan group of any series, the amount,  if any, by which the amount of Advances or Servicing  Advances that were added to the principal  balance of the mortgage loans in that loan group during the preceding  calendar  month exceeds the amount of principal  payments on those  mortgage loans included in the related Available Distribution Amount for that series on that distribution date.

         CERTIFICATE  PRINCIPAL  BALANCE--With  respect  to any  offered  certificate  of any  series,  other  than  the  Interest  Only
Certificates,  as of any date of  determination,  an amount equal to the sum of (x) the initial  Certificate  Principal Balance of that certificate  and (y) in the case of any class of Accrual  Certificates,  an amount equal to the Accrued  Certificate  Interest added to the Certificate  Principal Balance of that class of Accrual  Certificates on each  distribution date prior to the applicable  Accretion
Termination  Date,  reduced by the  aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that certificate  and (b) any reductions in the  Certificate  Principal  Balance of that  certificate  deemed to have occurred in connection with  allocations of Realized Losses for that series in the manner  described in this term sheet  supplement,  provided that, after the
Certificate  Principal  Balances  of the  Class B  Certificates  for any  series,  or the  related  Class B  Certificates  in a Stacked
Transaction,  have been reduced to zero, the Certificate  Principal Balance of any certificate of the class of Class M Certificates for that series,  or the class of related Class M Certificates in a Stacked  Transaction,  outstanding with the highest payment priority to which  Realized  Losses,  other than, in the case of an Excess  Transaction,  Excess  Bankruptcy  Losses,  Excess Fraud Losses,  Excess
Special Hazard Losses and  Extraordinary  Losses,  on the mortgage loans  included in the trust  established  for that series have been allocated  shall be increased by the  percentage  interest  evidenced  thereby  multiplied by the amount of any  Subsequent  Recoveries thereon not previously  allocated,  but not by more than the amount of Realized Losses  previously  allocated to reduce the Certificate
Principal Balance of that certificate,  and the Certificate Principal Balance of the class of certificates,  or related certificates in a Stacked  Transaction,  with a Certificate  Principal  Balance  greater than zero with the lowest  payment  priority  shall be further reduced by an amount equal to the percentage  interest  evidenced thereby  multiplied by the excess, if any, of (i) the  then-aggregate
Certificate  Principal  Balance of all classes of  certificates of that series then  outstanding  over (ii) the  then-aggregate  Stated
Principal  Balance of all of the mortgage  loans, or the related  mortgage loans in a Stacked  Transaction.  The Certificate  Principal
Balance of any Exchangeable  Certificates or Exchanged  Certificates that are not outstanding on any distribution date will be equal to zero.

         CLASS A-P  COLLECTION  SHORTFALL--With  respect to each loan  group and each Final  Disposition  of a  Discount  Mortgage  Loan included in the related loan group in connection with each  distribution date or any prior  distribution  date, the extent that (1) the amount included under clause (iii) of the applicable  definition of Class A-P Principal  Distribution Amount for that distribution date for that loan  series is less than (2) the  amount  described  in (a) under  clause  (iii) of the  applicable  definition  of Class A-P
Principal  Distribution  Amount.  Notwithstanding any other provision of this term sheet supplement,  any distribution  relating to any
Class A-P  Collection  Shortfall  for any series,  to the extent not covered by any amounts  otherwise  distributable  to the Class B-3
Certificates of that series,  shall result in a reduction of the amount of principal  distributions  on that  distribution  date on (i)
first, the Class B-2 Certificates and Class B-1 Certificates of that series,  in that order, and (ii) second,  the Class M Certificates of that series, in each case in reverse order of their payment  priority,  or in the case of a Stacked  Transaction,  to the extent not covered by any amounts  otherwise  distributable  to the related Class B-3  Certificates  of that series shall result in a reduction of the amount of  principal  distributions  on that  distribution  date on (i) first,  the related  Class B-2  Certificates  and Class B-1
Certificates, and (ii) second, the related Class M Certificates, in each case in reverse order of their payment priority.

         CLASS  A-P  PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect  to any  distribution  date and each  loan  group of any  series,  a distribution  allocable to principal made to holders of the related Class A-P  Certificates  of that series from the related  Available
Distribution  Amount remaining after the related Senior Interest  Distribution  Amount,  other than any Accrual  Distribution Amount on any related Senior Certificates, for that series is distributed, equal to the aggregate of:

                  (i)      the related  Discount  Fraction of the principal  portion of the scheduled  monthly payment on each Discount
         Mortgage  Loan  included in the related  loan group due during the related Due Period,  whether or not received on or prior to the related  determination  date, less the Discount Fraction of the principal  portion of any related Debt Service  Reductions which together with other related Bankruptcy Losses for that series are in excess of the related Bankruptcy Amount;

                  (ii)     the related  Discount  Fraction of the principal  portion of all  unscheduled  collections  on each Discount
         Mortgage Loan included in the related loan group,  other than amounts  received in connection  with a Final  Disposition  of a
         Discount  Mortgage Loan described in clause (iii) below,  including  mortgagor  prepayments,  repurchases of Discount Mortgage
         Loans or, in the case of a  substitution,  amounts  representing  a  principal  adjustment,  as  required  by the  pooling and servicing  agreement for that series,  Liquidation  Proceeds,  Subsequent  Recoveries  and Insurance  Proceeds,  to the extent applied as recoveries of principal,  received during the preceding calendar month or, in the case of mortgagor  prepayments in full, during the related Prepayment Period;

                  (iii)    in  connection  with the Final  Disposition  of a Discount  Mortgage Loan included in the related loan group that did not  result  in any  related  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess  Bankruptcy  Losses or
         Extraordinary  Losses,  an amount equal to the lesser of (a) the applicable  Discount Fraction of the Stated Principal Balance
         of that Discount  Mortgage Loan  immediately  prior to that  distribution  date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

                  (iv)     any amounts allocable to principal for the related loan group for any previous  distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

                  (v)      an amount equal to the aggregate of the related Class A-P Collection  Shortfalls for all distribution  dates on or prior to such  distribution  date, less any amounts paid under this clause on a prior  distribution  date, until paid in full;  provided,  that distributions  under this clause (v) shall only be made to the extent of Eligible Funds for the related loan group (as described in the applicable definition of Eligible Funds) on any distribution date; minus

                  (vi)     the related Discount  Fraction of the portion of the related  Capitalization  Reimbursement  Amount for such distribution date, if any, related to each Discount Mortgage Loan included in the related loan group.

         Notwithstanding  the foregoing,  on or after the Credit Support  Depletion Date, the Class A-P Principal  Distribution  Amount
with  respect to any  distribution  date and any loan group  will equal the  related  Discount  Fraction  of the  principal  portion of scheduled  payments  and  unscheduled  collections  received or advanced in respect of the related  Discount  Mortgage  Loans minus the related  Discount  Fraction of the portion of the related  Capitalization  Reimbursement  Amount for such  distribution  date,  if any, related to each related Discount Mortgage Loan

         CLASS M  PERCENTAGE--With  respect to the Class M-1, Class M-2 and Class M-3 Certificates  for any Crossed  Transaction and any
distribution  date, a percentage  equal to the  Certificate  Principal  Balance of the related  class of Class M  Certificates  of that series  immediately  prior to that  distribution  date divided by the aggregate Stated  Principal  Balance of all of the mortgage loans included in the trust  established for that series,  other than the related Discount  Fraction of the Stated Principal  Balance of each
Discount  Mortgage Loan for that series,  immediately  prior to that  distribution  date.  With respect to the Class M-1, Class M-2 and
Class M-3  Certificates  related to any loan group for any Stacked  Transaction and any  distribution  date, a percentage  equal to the
Certificate  Principal Balance of the class of related Class M Certificates  immediately prior to that distribution date divided by the aggregate Stated  Principal  Balance of all of the mortgage loans in the related loan group,  other than the related Discount  Fraction of each Discount Mortgage Loan in that loan group, immediately prior to that distribution date.

         COMBINATION GROUP--For any series, the group of Exchangeable Certificates set forth in the related prospectus supplement.

         CREDIT SUPPORT DEPLETION  DATE--For any series that is a Crossed  Transaction,  the first distribution date on which the Senior
Percentage  equals 100%, and for any series that is a Stacked  Transaction and each loan group,  the first  distribution  date on which the aggregate  Certificate  Principal Balance of the related Class M Certificates and the related Class B Certificates has been reduced to zero.

         DECEASED  HOLDER--For any series with a class of Random Lot Insured  Certificates,  a beneficial  owner of a Random Lot Insured
Certificate of that class who was a natural  person living at the time that holder's  interest was acquired and whose executor or other authorized  representative  causes to be furnished to the  participant,  evidence of death  satisfactory to the participant and any tax waivers requested by the participant.

         DISCOUNT  FRACTION--With  respect to each  Discount  Mortgage  Loan  included  in each loan group of any  series,  a  fraction, expressed as a  percentage,  the  numerator of which is the Discount  Mortgage Rate for that loan group minus the Net Mortgage Rate for such  Discount  Mortgage  Loan  and the  denominator  of which is the  Discount  Mortgage  Rate for that  loan  group.  The  Class  A-P
Certificates  related to any loan group will be entitled to payments  based on the  Discount  Fraction of the Discount  Mortgage  Loans
included in the related loan group.

         DISCOUNT  MORTGAGE  LOAN--For any series and each loan group, any mortgage loan with a Net Mortgage Rate less than the Discount
Mortgage Rate for that loan group.

         DISCOUNT  MORTGAGE  RATE--For each loan group of any series,  the rate set forth in the  prospectus  supplement for that series with respect to that loan group.

         DUE  DATE--With  respect to any  distribution  date and any  mortgage  loan,  the date  during the  related Due Period on which scheduled payments are due.

         DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.

         ELIGIBLE  FUNDS--With  respect to any distribution date and for each loan group of any series, an amount equal to the excess of
(i) the related  Available  Distribution  Amount over (ii) the sum of the related  Senior  Interest  Distribution  Amount,  the related
Senior Principal  Distribution  Amount  (determined  without regard to clause (iv) of the definition of "Senior Principal  Distribution
Amount"),  the related Class A-P Principal  Distribution  Amount  (determined  without regard to clause (v) of the definition of "Class
A-P Principal  Distribution  Amount") and, in the case of a Crossed  Transaction,  the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates for that series, and, in the case of a Stacked  Transaction,  the aggregate amount of Accrued Certificate Interest on the related Class M, Class B-1, and Class B-2 Certificates.

         EXCESS BANKRUPTCY  LOSSES--For any Excess  Transaction there is also a Crossed  Transaction,  Bankruptcy Losses on the mortgage loans in excess  of the  Bankruptcy  Amount  for that  series,  and for any  Excess  Transaction  there is also a Stacked  Transaction,
Bankruptcy Losses on the mortgage loans included in any loan group in excess of the related Bankruptcy Amount.

         EXCESS FRAUD LOSSES--For any Excess  Transaction  there is also a Crossed  Transaction,  Fraud Losses on the mortgage loans in excess of the Fraud Loss Amount for that series,  and for any Excess Transaction there is also a Stacked  Transaction,  Fraud Losses on the mortgage loans included in any loan group in excess of the related Fraud Loss Amount.

         EXCESS  SPECIAL  HAZARD  LOSSES--For any Crossed  Transaction,  Special  Hazard Losses on the mortgage  loans in excess of the
Special  Hazard Amount for that series,  and for any Stacked  Transaction,  Special Hazard Losses on the mortgage loans included in any loan group in excess of the related Special Hazard Amount.

         EXCESS  SUBORDINATE  PRINCIPAL  AMOUNT--For any series that is a Crossed  Transaction and with respect to any distribution date on which the Certificate  Principal  Balance of the most  subordinate  class or classes of certificates of that series then outstanding is to be reduced to zero and on which Realized  Losses for that series are to be allocated to that class or those classes,  the amount, if any, by which (i) the amount of principal that would  otherwise be  distributable  on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate  Certificate  Principal Balance of that class or those classes of certificates  immediately  prior to that  distribution  date over the aggregate amount of Realized Losses for that series to be allocated to that class or those classes of certificates on that  distribution  date, as reduced by any amount  calculated  pursuant to clause (v) of the  definition  of "Class A-P  Principal  Distribution  Amount."  The Excess  Subordinate  Principal  Amount  will be allocated among the groups of Senior  Certificates  on a pro rata basis,  based on the amount of Realized Losses in the respective loan groups.

         For any series that is a Stacked  Transaction and with respect to any  distribution  date on which the  Certificate  Principal
Balance of the most  subordinate  class or classes  of  certificates  related  to a loan  group  then  outstanding  with a  Certificate
Principal  Balance  greater than zero is to be reduced to zero and on which Realized  Losses are to be allocated to that class or those classes,  the  amount,  if any, by which (i) the amount of  principal  that would  otherwise  be  distributable  on that class or those classes of certificates  on that  distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate  Principal
Balance of that class or those  classes of  certificates  immediately  prior to that  distribution  date over the  aggregate  amount of
Realized  Losses to be allocated to that class or those classes of  certificates  on that  distribution  date, as reduced by any amount calculated  pursuant to clause (v) of the related  definition  of "Class A-P  Distribution  Amount." The Excess  Subordinate  Principal
Amount for the certificates  related to a loan group will be allocated  between the Senior  Certificates  (other than the related Class
A-P  Certificates),  on a pro rata basis,  Class M Certificates  and Class B Certificates  of such loan group,  in accordance  with the amount of Realized  Losses on the mortgage loans in the related loan group allocated to the related  certificates on that  distribution date.

         EXCHANGEABLE  CERTIFICATES--For  any series, the class of certificates set forth as such in the prospectus  supplement for such series.

         EXCHANGED  CERTIFICATES--For  any series,  the class of  certificates  set forth as such in the prospectus  supplement for such series.

         EXCESS  TRANSACTION--A  series of  certificates  in which Fraud Losses,  Bankruptcy  Losses and Special Hazard Losses up to the
Fraud Loss Amount,  Bankruptcy  Amount and Special Hazard Amount,  respectively,  and  Extraordinary  Losses are allocated as set forth herein in a manner distinct from Realized Losses (other than Fraud Losses,  Bankruptcy Losses,  Special Hazard Losses and Extraordinary
Losses).

         FINAL  DISPOSITION--With  respect  to a  defaulted  mortgage  loan,  a Final  Disposition  is  deemed to have  occurred  upon a determination  by the master  servicer that it has received all Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         INSURED  CERTIFICATES--For  any series,  any class of  certificates  specified  to be insured  certificates  in the  prospectus supplement for that class of certificates.

         INTEREST  ACCRUAL  PERIOD--For  any  distribution  date and for all  classes  of  certificates  other  than any  Floating  Rate
Certificates  and any  Inverse  Floating  Rate  Certificates  of any  series,  the  calendar  month  preceding  the  month in which the distribution  date  occurs,  and for any  distribution  date and for any  Floating  Rate  Certificates  and any Inverse  Floating  Rate
Certificates of any series,  the period beginning on the 25th calendar day of the month preceding the month in which such  distribution date  occurs and  ending on the 24th day of the month in which such  distribution  date  occurs.  Notwithstanding  the  foregoing,  the distributions  of interest on any  distribution  date for all  classes of  certificates  of any series,  including  any  Floating  Rate
Certificates and Inverse Floating Rate  Certificates,  will reflect interest accrued,  and receipts for that interest  accrued,  on the mortgage  loans  included in the related loan group for the preceding  calendar  month,  as may be reduced by any  Prepayment  Interest
Shortfall and other shortfalls in collections of interest thereon to the extent described in this term sheet supplement.

         LIBOR--For any distribution  date and for any class of Floating Rate  Certificates  and Inverse  Floating Rate  Certificates of
that  series for which it is the  applicable  index for any such  class,  the  arithmetic  mean of the London  Interbank  Offered  Rate quotations for one-month Eurodollar deposits, determined monthly as described in this term sheet supplement.

         INTEREST ONLY  CERTIFICATES--For  any series, the Class A-V Certificates related to any loan group and any other class of Class
A Certificates specified to be interest only certificates in the prospectus supplement for that class of certificates.

         NET MORTGAGE  RATE--As to a mortgage loan included in the trust  established  for any series,  the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

         NON-DISCOUNT  MORTGAGE  LOAN--For each loan group of any series,  the mortgage loans other than the Discount Mortgage Loans for that loan group.

         NOTIONAL  AMOUNT--With  respect to any date of  determination,  the Notional Amount of the Class A-V Certificates for each loan group of any series is equal to the  aggregate  Stated  Principal  Balance of the  mortgage  loans  included in the related  loan group immediately prior to that date, and the Notional Amount of any other class of Interest Only  Certificates  included in that series will be the  notional  amount  set forth in the  prospectus  supplement  for that  class.  Reference  to a  Notional  Amount  is solely  for convenience  in specific  calculations  and does not  represent  the right to receive any  distributions  allocable to  principal.  The
Notional Amount of any Exchangeable  Certificates or Exchanged  Certificates  that are not outstanding on any distribution date will be equal to zero.

         PRINCIPAL ONLY  CERTIFICATES--For  each loan group of any series, the Class A-P Certificates  related to any loan group and any other class of Class A  Certificates  specified  to be principal  only  certificates  in the  prospectus  supplement  for that class of certificates.

         RANDOM LOT  INSURED  CERTIFICATES--For  any series,  any class of Insured  Certificates  of that  series  subject to random lot procedures and special rules regarding the procedures,  practices and  limitations  applicable to the  distribution of principal on the related mortgage loans, as described in this term sheet supplement and the prospectus supplement for that class.

         RECORD DATE--With  respect to any  certificates  and any  distribution  date, the close of business on the last business day of the preceding calendar month.

         ROUNDING  ACCOUNT--For  any series  with a class of Random Lot  Insured  Certificates,  a  non-interest  bearing  account to be established on the closing date for that series as more fully described in the prospectus supplement for that class.

         SENIOR  ACCELERATED  DISTRIBUTION  PERCENTAGE--For  each loan  group of any series and with  respect to any  distribution  date occurring  during  the first five years  following  the  closing  date for that  series,  100%.  The  Senior  Accelerated  Distribution
Percentage  for any loan group for any  distribution  date  occurring  after the first five years  following  the closing date for that series will be as follows:

         o      with  respect to any  distribution  date  during the sixth year after the  closing  date for that  series,  the related
                 Senior Percentage on that distribution date plus 70% of the related Subordinate Percentage on that distribution date;

         o      with respect to any  distribution  date during the seventh  year after the closing  date for that  series,  the related
                 Senior Percentage on that distribution date plus 60% of the related Subordinate Percentage on that distribution date;

         o      with  respect to any  distribution  date  during the eighth year after the closing  date for that  series,  the related
                 Senior Percentage on that distribution date plus 40% of the related Subordinate Percentage on that distribution date;

         o      with  respect to any  distribution  date  during the ninth year after the  closing  date for that  series,  the related
                 Senior  Percentage on that  distribution  date plus 20% of the related  Subordinate  Percentage  on that  distribution date; and

         o      with respect to any distribution  date for that series  thereafter,  the related Senior Percentage on that distribution date.

In the case of a Stacked  Transaction,  if on any distribution  date for that series the Senior Percentage for a loan group exceeds the initial  Senior  Percentage  for  that  loan  group,  the  Senior  Accelerated  Distribution  Percentage  for that  loan  group on that distribution  date will once again equal 100%,  and, in the case of a Crossed  Transaction,  if on any  distribution  date the weighted average of the Senior  Percentages for each loan group,  weighted on the basis of the Stated  Principal  Balances of the mortgage loans in the related loan group,  excluding the Discount  Fraction of the related  Discount  Mortgage Loans,  exceeds the weighted average of the initial Senior  Percentages,  calculated on such basis, the Senior  Accelerated  Distribution  Percentages for both loan groups for that distribution date will once again equal 100%..

         Any  scheduled  reduction  to the Senior  Accelerated  Distribution  Percentage  for a loan group  shall not be made as of any distribution date unless either:

                  (a)(i)(X)  the  outstanding  principal  balance of mortgage loans in the related loan group, in the case of a Stacked
         Transaction,  and for both loan  groups,  in the case of a  Crossed  Transaction,  is  delinquent  60 days or more,  including mortgage  loans in  bankruptcy,  foreclosure  and REO,  averaged  over the last six months,  as a percentage  of the aggregate outstanding  Certificate  Principal  Balance of the Class M Certificates  and Class B  Certificates,  in the case of a Crossed
         Transaction,  or the related Class M Certificates  and Class B  Certificates,  in the case of a Stacked  Transaction,  is less than  50% or (Y) the  outstanding  principal  balance  of  mortgage  loans  in both  loan  groups,  in the  case of a  Crossed
         Transaction,  or the related  loan group,  in the case of a Stacked  Transaction,  is  delinquent  60 days or more,  including mortgage  loans in  bankruptcy,  foreclosure  and REO,  averaged  over the last six months,  as a percentage  of the aggregate outstanding  principal balance of all mortgage loans, in the case of a Crossed Transaction,  and in the related loan group, in the case of a Stacked Transaction, averaged over the last six months, does not exceed 2%, and

                  (ii)     Realized  Losses on the mortgage  loans in both loan groups,  in the case of a Crossed  Transaction,  or the related loan group, in the case of a Stacked  Transaction,  to date for that distribution date, if occurring during the sixth, seventh,  eighth,  ninth or tenth year,  or any year  thereafter,  after the closing date for that series,  are less than 30%,
         35%, 40%, 45% or 50%,  respectively,  of the sum of the initial Certificate Principal Balances of the Class M Certificates and
         Class B  Certificates  in a Crossed  Transaction,  or the related Class M Certificates  and Class B Certificates  in a Stacked
         Transaction; or

                  (b)(i)  the  outstanding  principal  balance  of  mortgage  loans  in both  loan  groups,  in the  case of a  Crossed
         Transaction,  or the related  loan group,  in the case of a Stacked  Transaction,  is  delinquent  60 days or more,  including mortgage  loans in  bankruptcy,  foreclosure  and REO,  averaged  over the last six months,  as a percentage  of the aggregate outstanding  principal balance of all mortgage loans, in the case of a Crossed Transaction,  and in the related loan group, in the case of a Stacked Transaction, averaged over the last six months, does not exceed 4%, and

                  (ii)     Realized  Losses on the mortgage  loans in both loan groups,  in the case of a Crossed  Transaction,  or the related loan group, in the case of a Stacked  Transaction,  to date for that distribution date, if occurring during the sixth, seventh,  eighth,  ninth or tenth year,  or any year  thereafter,  after the closing date for that series,  are less than 10%,
         15%, 20%, 25% or 30%,  respectively,  of the sum of the initial Certificate Principal Balances of the Class M Certificates and
         Class B  Certificates  in a Crossed  Transaction,  or the related Class M Certificates  and Class B Certificates  in a Stacked
         Transaction.

         Notwithstanding  the foregoing,  upon reduction of the Certificate  Principal Balances of the Senior Certificates in a Crossed
Transaction,  or the  Senior  Certificates  related  to a loan  group in a  Stacked  Transaction,  other  than the  related  Class  A-P
Certificates,  to zero, the Senior  Accelerated  Distribution  Percentage in a Crossed  Transaction,  or the related Senior Accelerated
Distribution Percentage in a Stacked Transaction, as the case may be, will equal 0%.

         SENIOR INTEREST  DISTRIBUTION  AMOUNT--For any group of certificates in any series and with respect to any  distribution  date, the aggregate amount of Accrued  Certificate  Interest to be distributed to the holders of the related group of Senior Certificates for that series on that distribution date, including any Accrual Distribution Amount on any related class.

         SENIOR  PERCENTAGE--For  each loan group of any series and with respect to each distribution  date, the percentage equal to the aggregate  Certificate  Principal Balance of the related group of Senior  Certificates,  other than the related Class A-P Certificates, immediately  prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage loans included in the related loan group,  other than the related Discount  Fraction of the Stated Principal Balance of the Discount Mortgage Loans in
that loan group,  immediately  prior to that  distribution  date.  The initial  Senior  Percentage for each loan group is less than the initial  percentage  interest in that loan group evidenced by the related Senior  Certificates in the aggregate because that percentage is  calculated  without  regard to either the  Certificate  Principal  Balance of the  related  Class A-P  Certificates  or the related
Discount Fraction of the Stated Principal Balance of each related Discount Mortgage Loan.

         SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT--For each loan group of series and with respect to any distribution  date, the lesser of
(a) the balance of the related  Available  Distribution  Amount  remaining  after the related Senior Interest  Distribution  Amount and related Class A-P Principal  Distribution  Amount  (determined  without  regard to clause (v) of the definition of "Class A-P Principal
Distribution Amount") have been distributed and (b) the sum of:

                  (i)      the product of (A) the  then-applicable  related  Senior  Percentage  and (B) the aggregate of the following amounts:

                         (1)        the principal  portion of all scheduled  monthly  payments on the mortgage loans in that loan group other than the related  Discount  Fraction of the  principal  portion of those  payments with respect to each Discount
                 Mortgage  Loan in that loan  group,  due during the related  Due  Period,  whether or not  received on or prior to the related  determination  date, less the principal portion of Debt Service  Reductions,  other than the related Discount
                 Fraction of the principal  portion of the Debt Service  Reductions with respect to each Discount Mortgage Loan in that loan  group,  which  together  with other  Bankruptcy  Losses on the  related  loan group are in excess of the related
                 Bankruptcy Amount;

                         (2)        the principal  portion of all proceeds of the  repurchase of a mortgage loan in that loan group or, in the case of a substitution,  amounts representing a principal adjustment,  other than the related Discount Fraction of the  principal  portion of those  proceeds  with  respect to each  Discount  Mortgage  Loan in that loan group,  as required by the related pooling and servicing agreement during the preceding calendar month; and

                         (3)        the  principal  portion of all other  unscheduled  collections  received in respect of the mortgage loans in that loan group,  including Subsequent  Recoveries,  received during the preceding calendar month, other than full and partial  mortgagor  prepayments and any amounts received in connection with a Final Disposition of a mortgage loan  described  in clause  (ii) below,  to the extent  applied as  recoveries  of  principal,  other than the related
                 Discount Fraction of the principal portion of those  unscheduled  collections,  with respect to each Discount Mortgage
                 Loan in that loan group;

                  (ii)     in  connection  with the Final  Disposition  of a mortgage  loan in that loan group (x) that occurred in the preceding  calendar  month and (y) in the case of an Excess  Transaction,  that did not result in any related  Excess  Special
         Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                          (1)       the  then-applicable  related Senior  Percentage of the Stated  Principal  Balance of that mortgage loan, other than the related Discount Fraction of the Stated Principal  Balance,  with respect to a Discount Mortgage
                  Loan in that loan group; and

                          (2)       the then-applicable  related Senior Accelerated  Distribution Percentage of the related unscheduled collections  on the  mortgage  loans  included in that loan  group,  including  Insurance  Proceeds  and  Liquidation
                  Proceeds,  to the extent applied as recoveries of principal,  in each case other than the portion of the collections, with respect to a Discount  Mortgage Loan in that loan group,  included in clause (iii) of the related  definition of
                  Class A-P Principal Distribution Amount;

                  (iii)    the  then-applicable  related  Senior  Accelerated  Distribution  Percentage of the aggregate of all partial mortgagor  prepayments  on the  mortgage  loans in that loan group made  during the  preceding  calendar  month and  mortgagor prepayments  in full made  during the  related  Prepayment  Period,  other than the related  Discount  Fraction  of  mortgagor prepayments, with respect to each Discount Mortgage Loan in that loan group;

                  (iv)     any Excess Subordinate Principal Amount allocated to that loan group on that distribution date; and

                  (v)      any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i)
         through  (iii)  above that remain  undistributed  to the extent that any of those  amounts  are not  attributable  to Realized
         Losses  which  were  allocated  to the  Class M  Certificates  or  Class B  Certificates,  or the  related  Class M or Class B
         Certificates in a Stacked Transaction; minus

                  (vi)     the related  Capitalization  Reimbursement Amount on such distribution date, other than the related Discount
         Fraction of any portion of that amount  related to each Discount  Mortgage Loan in that loan group,  multiplied by a fraction, the numerator of which is the related Senior Principal  Distribution  Amount on such distribution  date, without giving effect to this  clause  (vi),  and the  denominator  of which is the sum of the  principal  distribution  amounts  for all classes of related  certificates  of that series other than the related Class A-P  Certificates,  without giving effect to any reductions for the related Capitalization Reimbursement Amount.

         SENIOR SUPPORT  CERTIFICATES--For  any series,  any class of Class A Certificates of that series specified to be senior support certificates in the prospectus supplement for that class of certificates.

         SUBORDINATE  PERCENTAGE--As  of any date of  determination  and each loan group of any series, a percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

         SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of  reimbursable  expenses,  with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

         SUPER  SENIOR  CERTIFICATES--For  any series,  any class of Class A  Certificates  of any series  specified  to be super senior certificates in the prospectus supplement for that class of certificates.

         SUPER SENIOR OPTIMAL  PERCENTAGE--For  any specified class or classes of Super Senior  Certificates of any series and as to any distribution date on or after the applicable Credit Support  Depletion Date for that class, a percentage  expressed as a fraction,  the numerator of which is the Certificate  Principal  Balance of those Super Senior  Certificates  immediately  prior to that  distribution date and the denominator of which is the aggregate  Certificate  Principal Balance of the related Senior  Certificates  (other than the related Class A-P Certificates) immediately prior to that distribution date.

         SUPER SENIOR OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--For any specified  class or classes of Super Senior  Certificates of any series and as to any  distribution  date on or after the applicable  Credit  Support  Depletion Date for that class and with respect to those Super  Senior  Certificates,  an amount  equal to the product of (a) the related  Super  Senior  Optimal  Percentage  and (b) the amounts described in clause (b) of the definition of related Senior Principal Distribution Amount for that series.

                  DISTRIBUTIONS ON CERTAIN CLASSES OF EXCHANGEABLE CERTIFICATES

         In the event that any class of  Exchangeable  Certificates  comprising a  Combination  Group for any series are  exchanged for their related Exchanged  Certificates,  such Exchanged  Certificates  will be entitled to the principal  distributions on each class of
Exchangeable  Certificates.  Such  Exchanged  Certificates  will also be  entitled  to the  combined  pass-through  rate of the related
Exchangeable  Certificates.  In addition,  such Exchanged  Certificates  will be allocated the Realized Losses and interest  shortfalls allocable to the class of related Exchangeable Certificates in a Combination Group.

         In the  event  that any  class of  Exchanged  Certificates  for any  series  are  exchanged  for  their  related  Exchangeable
Certificates  in a  Combination  Group,  such  Exchangeable  Certificates  will be entitled to a  proportionate  share of the principal distributions on the related class of Exchanged Certificates.  Such Exchangeable  Certificates will also be entitled to a proportionate share of the pass-through rate of the related Exchanged  Certificates.  In addition,  Exchangeable  Certificates in a Combination Group will bear a proportionate share of Realized Losses and interest shortfalls allocable to the class of related Exchanged Certificates.

                  INTEREST DISTRIBUTIONS

         Holders of each class of Senior  Certificates  of any series other than the Principal  Only  Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution  Amount for that series on that distribution  date,  commencing on the first distribution date in the case of all classes of Senior  Certificates  of that series  entitled  to interest  distributions,  other than any class of Accrual
Certificates  of that  series,  and  commencing  on the  Accretion  Termination  Date  for that  class  in the  case of  those  Accrual
Certificates.  To the extent provided in the prospectus  supplement for a class of  certificates,  holders of any class of certificates intended to be the beneficiary of a yield  maintenance  agreement will also be entitled to receive  payments,  if any, made pursuant to such yield maintenance agreement.

         Holders of each class of Class M Certificates of any series will be entitled to receive  interest  distributions  in an amount equal to the Accrued Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution Amount for the related loan group, in the case of a Stacked  Transaction,  and each related loan group, in the case of a Crossed  Transaction, on that distribution date after  distributions of interest and principal to the related Senior  Certificates,  reimbursements  for some
Advances on the mortgage  loans to the master  servicer and  distributions  of interest and  principal to any class of related  Class M
Certificates of that series having a higher payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued Certificate Interest on each class of certificates of any series is subject to reduction in the event of specified  interest  shortfalls on the related mortgage loans allocable  thereto.
However,  in the event that any such interest  shortfall on the mortgage loans is allocated to a related class of Insured  Certificates of that series,  the amount of such  allocated  interest  shortfall,  subject to any  applicable  limitations,  will be drawn under the applicable  financial  guaranty  insurance policy for that class and distributed to the holders of that class of Insured  Certificates;
provided that:

                  (i)      no such draw will be made in respect of any such  shortfall  on the  related  mortgage  loans  caused by the
         Relief Act or similar legislation or regulations; and

                  (ii)     no such draw will be made in respect of any Prepayment Interest Shortfall on the related mortgage loans.

         Shortfalls  described  in  clauses  (i) and (ii)  with  respect  to the  mortgage  loans  related  to that  class  of  Insured
Certificates  may be covered by any  amounts  available  in any  applicable  reserve  fund for that  class,  if any,  described  in the prospectus  supplement  for that class.  Notwithstanding  the  foregoing,  if payments  are not made as  required  under the  financial guaranty insurance policy for any class of Insured  Certificates of any series or if not otherwise covered by the applicable  financial guaranty  insurance policy,  any interest  shortfalls on the mortgage loans in the related loan group may be allocated to that class of
Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment  Interest  Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor only to the date of prepayment,  and because no interest is  distributed  on  prepayments in part, as these  prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

         However,  with respect to any distribution date for any series,  any Prepayment  Interest  Shortfalls on the mortgage loans in the related loan group  resulting from  prepayments  in full or  prepayments in part made during the preceding  calendar month that are being distributed to the  certificateholders  of that series on that distribution date will be offset by the master servicer,  but only to the extent those  Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the
Stated  Principal  Balance of the mortgage loans in the related loan group  immediately  preceding that  distribution  date and (b) the reinvestment  income received by the master servicer for its master servicing  activities payable with respect to the mortgage loans in the related  loan group on that  distribution  date.  No assurance  can be given that the master  servicing  compensation  available to cover Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any Prepayment  Interest  Shortfalls which are not covered by the master  servicer  on any  distribution  date will not be  reimbursed  on any future  distribution  date.  See  "Pooling  and  Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

         If on any distribution date the related Available  Distribution  Amount for each loan group of any series is less than Accrued
Certificate  Interest on the related Senior  Certificates  of that series for that  distribution  date, the shortfall will be allocated among the holders of all classes of related  Senior  Certificates  in proportion  to their  respective  amounts of Accrued  Certificate
Interest for that  distribution  date.  In addition,  the amount of any such interest  shortfalls on the mortgage  loans in the related loan group that are covered by  subordination,  specifically,  interest  shortfalls  not  described  in clauses (i) through (iv) in the definition of Accrued Certificate  Interest,  will be unpaid Accrued  Certificate  Interest and will be distributable to holders of the certificates  of that series  entitled to those amounts on subsequent  distribution  dates, in each case to the extent of the Available
Distribution  Amount  for the  related  loan  group for that  series  after  interest  distributions  as  described  in this term sheet supplement.  However, any interest shortfalls  resulting from the failure of the yield maintenance  agreement provider to make payments pursuant to the yield  maintenance  agreement,  if any, will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

         These  interest  shortfalls  could occur,  for example,  if  delinquencies  on the mortgage loans included in the related loan group were  exceptionally  high and were  concentrated  in a  particular  month and  Advances by the master  servicer did not cover the shortfall.  Any amounts so carried  forward will not bear interest.  Any interest  shortfalls  will not be offset by a reduction in the servicing  compensation of the master servicer or otherwise,  except to the limited extent described in the second preceding  paragraph with respect to Prepayment Interest Shortfalls.

         Prior to the  distribution  date on which the Accretion  Termination  Date for any class of any series with a class of Accrual
Certificates  occurs,  interest shortfalls  allocated to each class of Accrual  Certificates of that series will reduce the amount that is added to the Certificate  Principal Balance of that class in respect of Accrued Certificate  Interest on that distribution date, and will result in a  corresponding  reduction of the amount  available  for  distribution  relating to  principal on the related  class or classes of Accretion  Directed  Certificates and will cause the Certificate  Principal  Balance of those  certificates to be reduced to zero  later than would  otherwise  be the case.  See  "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement.
Because any interest  shortfalls on the mortgage loans in the related loan group  allocated to a class of Accrual  Certificates  of any series prior to the  distribution  date on which the Accretion  Termination  Date for that class occurs will result in the  Certificate
Principal  Balance of that class being less than they would otherwise be, the amount of Accrued  Certificate  Interest that will accrue on that class in the future and the amount that will be  available  for  distribution  relating to  principal  on the related  class or classes of Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

         The  pass-through  rates on all  classes  of  offered  certificates  of any  series  will be as  described  in the  prospectus supplement for a class of certificates.

         The  pass-through  rate on the Variable Strip  Certificates for each loan group of any series on each  distribution  date will equal the  weighted  average,  based on the Stated  Principal  Balance of the  mortgage  loans in the  related  loan group  immediately preceding  that  distribution  date of the pool strip rates on each of the  mortgage  loans in the related  loan group.  The pool strip rate on any mortgage  loan in the related loan group is equal to its Net Mortgage  Rate minus the Discount  Mortgage Rate for that loan group but not less than 0.00%.

         As described in this term sheet supplement,  the Accrued  Certificate  Interest allocable to each class of certificates of any series,  other than the Principal Only Certificates,  which are not entitled to distributions of interest,  is based on the Certificate
Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

                  DETERMINATION OF LIBOR

         For any class of Floating  Rate  Certificates  and Inverse  Floating  Rate  Certificates  of any series for which LIBOR is the applicable  index,  LIBOR for any Interest  Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs, except is otherwise set forth in the prospectus supplement for that class.

         On each  distribution  date,  LIBOR shall be established by the trustee and as to any Interest Accrual Period for any class of
Floating Rate Certificates and Inverse Floating Rate  Certificates of that series for which LIBOR is the applicable  index,  other than the initial  Interest  Accrual  Period,  LIBOR will equal the rate for United States dollar deposits for one month which appears on the
Reuters  Screen  LIBOR01 Page as of 11:00 A.M.,  London time, on the second LIBOR  business day prior to the first day of that Interest
Accrual Period-- the LIBOR rate  adjustment  date.  Reuters Screen LIBOR01 Page means the display  designated as that page or any other page as may replace that page on that service for the purpose of  displaying  London  interbank  offered  rates of major banks.  If the rate does not appear on that page or any other page as may replace that page on that service,  or if the service is no longer  offered, any other  service for  displaying  LIBOR or  comparable  rates as may be selected by the trustee  after  consultation  with the master servicer, the rate will be the reference bank rate.

         The  reference  bank rate as to any  Interest  Accrual  Period  (other  than the  initial  Interest  Accrual  Period)  will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in transactions  in the London  interbank  market,  selected by the trustee after  consultation  with the master servicer.  Such reference  bank rate will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR business day prior to the  immediately  preceding  distribution  date to prime banks in the London  interbank  market for a period of one month in amounts approximately  equal to the aggregate  Certificate  Principal  Balance of any class of Floating Rate  Certificates and Inverse Floating
Rate  Certificates  of that series for which LIBOR is the  applicable  index then  outstanding.  The trustee will request the principal
London office of each of the  reference  banks to provide a quotation of its rate. If at least two  quotations  are provided,  the rate will be the arithmetic  mean of the quotations.  If on that date fewer than two quotations are provided as requested,  the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M.,  New York City time, on that date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts  approximately  equal to the  aggregate  Certificate  Principal  Balance of any class of  Floating  Rate
Certificates and Inverse  Floating Rate  Certificates of that series for which LIBOR is the applicable  index then  outstanding.  If no quotations can be obtained,  the rate will be LIBOR for the prior distribution date; provided however,  if, under the priorities listed previously in this paragraph,  LIBOR for a distribution  date would be based on LIBOR for the previous  distribution date for the third consecutive  distribution date, the trustee, after consultation with the master servicer,  shall select an alternative comparable index over which the trustee has no control,  used for  determining  one-month  Eurodollar  lending rates that is calculated and published or otherwise  made  available by an  independent  party.  LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the  trustee  and the master  servicer's  subsequent  calculation  of the  pass-through  rates applicable to any class of Floating Rate  Certificates  and Inverse  Floating Rate  Certificates  of that series for which LIBOR is the applicable index for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

                  PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         The holders of the Senior  Certificates of any series,  other than the Interest Only  Certificates,  which are not entitled to distributions  of  principal,  will be entitled to receive on each  distribution  date,  in the  priority  described in this term sheet supplement  and the  prospectus  supplement  for that  series and to the extent of the portion of the  related  Available  Distribution
Amount  remaining after the  distribution  of the related Senior  Interest  Distribution  Amount,  other than any Accrual  Distribution
Amount,  a  distribution  allocable to principal  equal to the sum of the related Senior  Principal  Distribution  Amount,  any Accrual
Distribution  Amount  for a class of  Accrual  Certificates  in the  related  certificate  group and the  related  Class A-P  Principal
Distribution Amount.

         After  distribution of the related Senior  Interest  Distribution  Amount,  other than any Accrual  Distribution  Amount for a class of  Accrual  Certificates  in the  related  group,  distributions  of  principal  on each  group of Senior  Certificates  on each distribution date will be made as follows:

         (a)      For each group of  certificates,  prior to the  occurrence of the applicable  Credit Support  Depletion Date for that loan group:

                           (1)      the related Class A-P Principal  Distribution  Amount shall be distributed to the related Class A-P
                  Certificates,  in reduction of the Certificate  Principal  Balance thereof,  until the Certificate  Principal Balance thereof has been reduced to zero;

                           (2)      any  Accrual  Distribution  Amount for a class of Accrual  Certificates  related to that loan group shall be distributed  (x) first, to the related class or classes of Accretion  Directed  Certificates in reduction of the Certificate Principal Balance thereof,  until the Certificate Principal Balance thereof has been reduced to zero, in accordance with the priority of payment set forth in the prospectus  supplement for that class and (y) second,  to the related class or classes of Accrual  Certificates,  in reduction of the Certificate  Principal  Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero;

                           (3)      the related Senior Principal  Distribution  Amount shall be distributed to the Class A Certificates related to that loan group,  other than any Interest  Only  Certificates,  in the order of priority  described in the prospectus supplement supplement for that series;

         (b)      On or after the  occurrence of the Credit Support  Depletion  Date for each loan group of any series,  all priorities relating to  distributions  as described in clause (a) above relating to principal among the Senior  Certificates  related to that loan group will be  disregarded.  Instead,  an amount equal to the related Class A-P Principal  Distribution  Amount will be  distributed to the related Class A-P  Certificates,  and then the related  Senior  Principal  Distribution  Amount will be  distributed  to the Senior
Certificates  related to that loan group remaining,  other than the related Class A-P  Certificates,  pro rata in accordance with their respective  outstanding  Certificate Principal Balances;  provided,  however,  that, if specified in the related prospectus supplement, until reduction of the Certificate  Principal Balance of any class or classes of Super Senior  Certificates  related to that loan group to zero, the aggregate amount  distributable  to any related class or classes of Senior Support  Certificates and such class or classes of Super Senior  Certificates in respect of the aggregate  Accrued  Certificate  Interest thereon and in respect of their aggregate pro rata portion of the related  Senior  Principal  Distribution  Amount will be  distributed  among those  certificates  in the  following priority:  first,  to such class or classes of Super Senior  Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  second,  to the related  class or classes of Super Senior  Certificates,  up to an amount  equal to the related  Super Senior
Optimal Principal  Distribution  Amount, in reduction of the Certificate  Principal  Balance thereof,  until the Certificate  Principal
Balance  thereof has been reduced to zero;  third,  to the related  class or classes of Senior  Support  Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  and fourth, to the related class or classes of Senior Support  Certificates,  the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

         (c)      After  reduction of the  Certificate  Principal  Balances of the Senior  Certificates  in a certificate  group of any series,  other than the related Class A-P  Certificates,  to zero but prior to the Credit  Support  Depletion  Date  applicable to that class,  the Senior  Certificates,  other than the related  Class A-P  Certificates,  will be entitled  to no further  distributions  of principal  and the related  Available  Distribution  Amount will be paid  solely to the holders of the related  Class A-P,  the related
Class A-V  Certificates  and the Class M and Class B Certificates,  or the related Class M and Class B  Certificates,  in the case of a
Stacked Transaction, in each case as described in this term sheet supplement.

Cross-Collateralization Mechanics in a Crossed Transaction

         Notwithstanding  the foregoing in the case of any Crossed  Transaction,  on any distribution  date prior to the Credit Support
Depletion Date on which the aggregate  Certificate  Principal  Balance of any of the Senior  Certificates in any  certificate  group is greater than the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group in each case after giving effect to  distributions  to be made on such  distribution  date,  (1) 100% of the mortgagor  prepayments,  exclusive of the related  Discount
Fraction,  otherwise  allocable to the Class M  Certificates  and Class B  Certificates  on the mortgage loans in the other loan groups will be distributed to the class or classes of Senior  Certificates  in that  certificate  group and in accordance  with the priorities set forth in the  clauses  (a) and (b) above for that  certificate  group,  and in  reduction  of the  Certificate  Principal  Balances thereof,  until the aggregate  Certificate  Principal  Balance of such class or classes of  certificates  equals the  aggregate  Stated
Principal  Balance of the mortgage loans in the related loan group,  and (2) an amount equal to one month's  interest at the applicable pass-through  rate for such class or classes of  certificates  on the amount of such  difference  will be distributed  from the related
Available  Distribution  Amount for the other loan  groups  otherwise  allocable  on a pro rata basis to the Class M  Certificates  and
Class B  Certificates  first to pay any unpaid  interest on such class or classes of  certificates  and then to pay  principal  on such classes in the manner described in (1) above.  If more than one group of Senior Certificates is  undercollateralized  on a distribution date,  amounts  distributable  to such groups pursuant to the preceding  sentence will be allocated among such groups,  pro rata, based upon the amount by which the  aggregate  Certificate  Principal  Balance of each such group  exceeds  the  aggregate  Stated  Principal
Balance of the mortgage loans in the related loan group.

         In  addition,  prior to the  occurrence  of the Credit  Support  Depletion  Date but after the  reduction  of the  Certificate
Principal  Balances of the Senior  Certificates  in any certificate  group to zero,  100% of the mortgagor  prepayments on the mortgage loans in the related loan group,  exclusive of the related Discount  Fraction,  will be allocated to the remaining Senior  Certificates in the other  certificate  groups  (other  than the  related  Class A-P  Certificates),  as  applicable,  on a pro rata  basis,  and in accordance  with the  priorities  set forth in clause  (b)  above for that  certificate  group,  and in  reduction  of the  Certificate
Principal Balances thereof,  on any distribution date unless (i) the weighted average of the Subordinate  Percentages,  weighted on the basis of the Stated  Principal  Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate  Percentages for each loan group,  calculated on such basis, and (ii) the outstanding  principal balance of the mortgage  loans in each loan group  delinquent  60 days or more  averaged  over the last six months,  as a percentage  of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

                  PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

         A class of Insured  Certificates  for any series may be subject to random lot  procedures  and  special  rules  regarding  the procedures,  practices and limitations  applicable to the distribution of principal on the mortgage loans in the related loan group for that series.

         General.  Beneficial owners of any class of Random Lot Insured  Certificates  have the right to request that  distributions of principal  be made with respect to their  certificates  on any  distribution  date on which that class of  certificates  is entitled to receive  distributions of principal.  As to  distributions of principal among holders of any class of Random Lot Insured  Certificates,
Deceased  Holders  who request  distributions  will be entitled to first  priority,  and  beneficial  owners of any class of Random Lot
Insured  Certificates  other than Deceased  Holders,  referred to as Living Holders,  who request  distributions  will be entitled to a second priority.

         Prospective  certificateholders  in any  class of  Random  Lot  Insured  Certificates  of any  series  should  be  aware  that distributions  of  principal  on those  certificates  may be  significantly  earlier or later than the date that may be desired by that certificateholder.  All such  requested  distributions  are subject to the  priorities  described  below under  "--Priority of Requested
Distributions"  and are further subject to the limitation  that they be made (i) only in lots equal to integral  multiples of $1,000 of the related initial  Certificate  Principal Balance,  each such certificate  referred to as an Individual Insured  Certificate and (ii)
only to the extent that the portion of the Senior  Principal  Distribution  Amount for the related loan group allocated to any class of
Random Lot Insured  Certificates on the applicable  distribution date (plus any amounts available from the related Rounding Account for that series) provides  sufficient funds for such requested  distributions.  To the extent that amounts  available for  distributions in respect of  principal on any class of Random Lot Insured  Certificates  on any  distribution  date exceed the  aggregate  amount of the requests made by Deceased  Holders and Living Holders for principal  distributions  applicable to that  distribution  date, such excess amounts  will be  distributed  to the  beneficial  owners of any class of Random Lot Insured  Certificates  by random lot, as described below under "--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates" below.

         On each  distribution  date on which amounts are available for distribution in reduction of the Certificate  Principal Balance of any class of Random Lot Insured  Certificates of any series,  the aggregate  amount allocable to such  distributions  for that class will be rounded, as necessary,  to an amount equal to an integral multiple of $1,000,  except as provided below, in accordance with the limitations  set forth in this term sheet  supplement.  Such  rounding will be  accomplished  on the first  distribution  date on which distributions  of principal on that class of Random Lot Insured  Certificates are made by withdrawing from the related Rounding Account for that series the amount of funds,  if any,  needed to round the amount  otherwise  available for that  distribution  with respect to that class of Random Lot Insured  Certificates  upward to the next higher integral multiple of $1,000. On each succeeding  distribution date on which  distributions  of  principal  on that class of Random Lot Insured  Certificates  are to be made,  the  aggregate  amount allocable  to that class of Random Lot  Insured  Certificates  will be applied  first to repay any funds  withdrawn  from the  Rounding
Account for that series on the prior  distribution  date,  and then the remainder of such allocable  amount,  if any, will be similarly rounded upward through  another  withdrawal  from the Rounding  Account for that series and distributed in reduction of the Certificate
Principal Balance of that class of Random Insured Lot Certificates.  This process will continue on succeeding  distribution dates until the  Certificate  Principal  Balance of that class of Random Lot Insured  Certificates  has been reduced to zero.  Thus,  the aggregate distribution  made in  reduction  of the  Certificate  Principal  Balance  of that  class of Random Lot  Insured  Certificates  on each distribution date may be slightly more or less than would be the case in the absence of such rounding  procedures,  but such difference will be no more than $999.99 on any distribution  date. Under no circumstances  will the sum of all distributions  made in reduction of the Certificate  Principal  Balance of any class of Random Lot Insured  Certificates of any series,  through any distribution  date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

         Notwithstanding  any provisions in this term sheet supplement to the contrary,  on each  distribution date following the first distribution date on which any Realized Losses are allocated to the Insured  Certificates of any series,  including any Realized Losses allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution  in reduction of the  Certificate
Principal Balance of the Insured  Certificates  will be made pro rata among the holders of the Insured  Certificates in accordance with the  outstanding  Certificate  Principal  Balance  and will not be made in  integral  multiples  of $1,000  or  pursuant  to  requested distributions or mandatory distributions by random lot.

         There is no assurance  that a beneficial  owner of a Random Lot Insured  Certificate of any series who has submitted a request for a distribution  will receive the  distribution  at any particular time after the  distribution is requested,  since there can be no assurance  that funds will be available for making those  distributions  on any  particular  distribution  date,  or, even if funds are available for making principal  distributions on that class of Random Lot Insured  Certificates,  that such  distributions will be made to any particular  beneficial owner whether that beneficial  owner is a Deceased Holder or a Living Holder.  Also, due to the procedure for  mandatory  distributions  described  below  under  "--Mandatory  Distributions  of  Principal  on any Class of Random  Lot  Insured
Certificates,"  there can be no assurance that on any  distribution  date on which the funds  available for  distribution in respect of principal of that class of Random Lot Insured  Certificates  exceed the  aggregate  amount of  distributions  requested  by  beneficial owners of certificates of that class, any particular  beneficial owner will receive a principal  distribution  from those excess funds.
THUS,  THE  TIMING OF  DISTRIBUTIONS  IN  REDUCTION  OF THE  CERTIFICATE  PRINCIPAL  BALANCE  FOR ANY  PARTICULAR  RANDOM  LOT  INSURED
CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR  DISTRIBUTION  BY A DECEASED HOLDER OR A LIVING HOLDER,  IS HIGHLY  UNCERTAIN
AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

         Priority of Requested  Distributions.  Subject to the  limitations  described  in this term sheet  supplement,  including  the timing  and  the  order  of the  receipt  of the  request  for  distributions  as  described  below  under  "--Procedure  for  Requested
Distributions,"  beneficial  owners of any class of Random  Lot  Insured  Certificates  of any series  have the right to  request  that distributions be made in reduction of the Certificate  Principal  Balance of those  certificates.  On each  distribution  date on which distributions  in  reduction of the  Certificate  Principal  Balance of any class of Random Lot Insured  Certificates  are made,  those distributions  will be made in the  following  order of  priority  among the  beneficial  owners of that  class:  (i) any  request by a
Deceased Holder,  in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder, in an amount up to but not  exceeding  $10,000 per request.  Thereafter,  distributions  will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000,  respectively.  This sequence of priorities will be repeated for each request for principal  distributions made by the beneficial owners of any class of Random Lot Insured Certificates of any series until all such requests have been honored.

         Procedure  for  Requested  Distributions.  Under  the  current  procedures  of  DTC,  a  beneficial  owner  may  request  that distributions in reduction of the Certificate  Principal Balance of its Random Lot Insured  Certificates be made on a distribution date by delivering a written  request for those  distributions  to the  participant  or indirect  participant  that maintains the beneficial owner's account with respect to that class of Random Lot Insured  Certificates so that such request is received by the trustee from DTC on DTC's  "participant  terminal  system" on or before the close of business on the last  business day of the month next  preceding the month in which the related  distribution  date  occurs,  or the record  date for such  distribution  date.  In the case of a request on behalf of a Deceased Holder,  appropriate  evidence of death and any tax waivers are required to be forwarded to the participant  under separate  cover.  Furthermore,  those  requests of Deceased  Holders that are  incomplete  may not be honored by the  participant.  The participant  shall forward a  certification  satisfactory to the trustee for that series  certifying the death of the beneficial  owner and the receipt of the appropriate  death and tax waivers.  The participant  should in turn make the request of DTC (or, in the case of an indirect  participant,  such firm must notify the related participant of such request,  which participant should make the request of
DTC) on DTC's participant  terminal system.  The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for  distributions  received by it on the same day. None of the master servicer,  the depositor,  the related Certificate Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions  or withdrawals of those distributions  to the trustee or for any changes  made to the  procedures  described  herein by DTC,  any  participant  or any indirect participant.  Requests for  distributions  are to be honored in the order of their receipt (subject to the priorities  described in the previous  paragraph).  The exact  procedures  to be followed by the trustee for  purposes of  determining  the order of receipt of such requests will be those established from time to time by DTC.  Requests for distributions of principal  received by DTC and forwarded to the  trustee on DTC's  participant  terminal  system  after the record  date for such  distribution  date and  requests  for  principal distributions  received in a timely manner but not accepted with respect to a given  distribution date, will be treated as requests for distributions  on the next  succeeding  distribution  date and each  succeeding  distribution  date  thereafter  until each  request is accepted or is withdrawn as described  below.  Each request for  distributions in reduction of the Certificate  Principal  Balance of a
Random Lot Insured  Certificate of any series submitted by a beneficial  owner of that  certificate  will be held on DTC's  participant terminal  system until such request has been accepted by the trustee or has been withdrawn by the  participant in writing.  Each Random
Lot Insured  Certificate of any series covered by that request will continue to bear interest at the related  pass-through rate through the Interest Accrual Period related to such distribution date.

         In the case of a request on behalf of a Deceased Holder, the related participant shall forward  certification  satisfactory to the trustee  certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers.  Random Lot Insured
Certificates  beneficially  owned by tenants by the entirety,  joint tenants or tenants in common will be considered to be beneficially owned by a single  owner.  The death of a tenant by the  entirety,  joint  tenant or tenant in common will be deemed to be the death of the  beneficial  owner,  and the Random Lot  Insured  Certificates  of any series so  beneficially  owned will be  eligible  to request priority  with respect to  distributions  in reduction  of the  Certificate  Principal  Balance of those  certificates,  subject to the limitations  stated  in this term  sheet  supplement.  Any  Random  Lot  Insured  Certificates  beneficially  owned by a trust  will be considered to be beneficially  owned by each beneficiary of the trust to the extent of such beneficiary's  beneficial  interest in that trust, but in no event will a trust's  beneficiaries  collectively be deemed to be beneficial owners of a number of Individual  Insured
Certificates  greater than the number of Individual  Insured  Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a  beneficial  owner of the  Random Lot  Insured  Certificates  beneficially  owned by the trust but only to the extent of such  beneficiary's  beneficial  interest in that trust. The death of an individual who was a tenant by the entirety,  joint tenant or tenant in common in a tenancy which is the  beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime,  was entitled to  substantially  all of the beneficial ownership  interests in Random Lot Insured  Certificates of any series will be deemed to be the death of the beneficial  owner of those certificates  regardless of the  registration of ownership,  if that beneficial  interest can be established to the satisfaction of the participant.  Such  beneficial  interest will be deemed to exist in typical cases of street name or nominee  ownership,  ownership by a trustee,  ownership  under the  Uniform  Gift to Minors Act and  community  property or other joint  ownership  arrangements  between a husband  and wife.  Beneficial  interest  shall  include  the power to sell,  transfer  or  otherwise  dispose of a Random Lot  Insured
Certificate  of any series and the right to receive the proceeds  therefrom,  as well as interest and  distributions  of principal with respect  thereto.  As used in this term sheet  supplement,  a request for a  distribution  in  reduction of the  Certificate  Principal
Balance of a Random Lot Insured  Certificate  of any series by a Deceased  Holder shall mean a request by the personal  representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

         With respect to Random Lot Insured  Certificates of any series as to which beneficial  owners have requested  distributions to be made on a particular  distribution  date and on which  distributions  of principal are being made, the trustee will notify DTC prior to that distribution date whether,  and the extent to which, those certificates have been accepted for distributions.  Participants and indirect  participants  holding  Random Lot Insured  Certificates  of any series are required to forward such notices to the beneficial owners of those  certificates.  Individual  Insured  Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

         Any  beneficial  owner of a Random Lot Insured  Certificate  of any series who has requested a  distribution  may withdraw its request by so notifying in writing the participant or indirect  participant  that maintains that  beneficial  owner's  account.  In the event that such account is maintained by an indirect  participant,  the indirect  participant must notify the related participant which in turn must forward the withdrawal of such request,  on DTC's  participant  terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant  terminal system on or before the record date for such  distribution  date, the previously  made request for  distribution  will be  irrevocable  with respect to the making of  distributions  in reduction of the
Certificate Principal Balance of that Random Lot Insured Certificate on the applicable distribution date.

         Mandatory  Distributions  of  Principal  on any  Class of  Random  Lot  Insured  Certificates.  To the  extent,  if any,  that distributions in reduction of the Certificate  Principal  Balance of that class of Insured  Certificates on a distribution  date exceed the outstanding  Certificate  Principal  Balance of that class of Random Lot Insured  Certificates  with respect to which  distribution requests have been received by the applicable record date,  additional  Random Lot Insured  Certificates of that class in lots equal to
Individual  Insured  Certificates  will be  selected  to  receive  principal  distributions  in  accordance  with  the  then-applicable established  random  lot  procedures  of  DTC,  and  the  then-applicable  established  procedures  of the  participants  and  indirect participants,  which may or may not be by random lot. No prior  notice will be provided  by the  depositor,  the master  servicer,  the related  Certificate  Insurer or the trustee to the beneficial  owners of the Random Lot Insured  Certificates  of that class for those distributions made by random lot. Investors may ask those  participants or indirect  participants what allocation  procedures they use.
Participants and indirect  participants holding Random Lot Insured  Certificates of that class selected for mandatory  distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

                  PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

         Holders of each class of the Class M  Certificates  of each series will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution Amount for the related loan group, in the case of a Stacked  Transaction,  and each loan group, in the case of a Crossed Transaction, remaining after:

o        the sum of the  Senior  Interest  Distribution  Amounts,  Class  A-P  Principal  Distribution  Amounts  and  Senior  Principal
           Distribution Amounts is distributed;

o        reimbursement  is made to the master  servicer  for some  Advances on the mortgage  loans in the related loan group  remaining unreimbursed  following the final liquidation of the related mortgage loan to the extent described below under  "Description of the Certificates--Advances";

o        the aggregate amount of Accrued  Certificate  Interest and principal  required to be distributed to any class of related Class
           M  Certificates,  in the case of a  Stacked  Transaction  and any  class of Class M  Certificates,  in the case of a Crossed
           Transaction,  having a higher payment priority on that  distribution date is distributed to holders of that class of Class M
           Certificates; and

o        the aggregate  amount of Accrued  Certificate  Interest  required to be distributed  to that class of Class M Certificates  on that distribution date is distributed

a distribution allocable to principal in the sum of the following:

                  (i)      such class's pro rata share,  based on the  Certificate  Principal  Balance of each class of related Class M
          Certificates  and  Class B  Certificates,  in the  case of a  Stacked  Transaction,  and each  class  of Class M and  Class B
          Certificates,  then  outstanding,  of the  aggregate  of the  following  amounts,  to the extent not  included  in the Senior
          Principal Distribution Amount for the related loan group:

                           (1)      the principal portion of all scheduled  monthly payments on the related mortgage loans,  other than the related Discount  Fraction of the principal  portion of those payments with respect to a Discount  Mortgage Loan, due during the related Due Period,  whether or not received on or prior to the related  determination  date, less the principal  portion of Debt Service  Reductions,  other than the related Discount Fraction of the principal portion of the Debt Service  Reductions with respect to a Discount  Mortgage Loan, which together with other related  Bankruptcy
                  Losses for that series are in excess of the related Bankruptcy Amount for that series;

                           (2)      the principal  portion of all proceeds of the repurchase of a related mortgage loan or, in the case of a substitution,  amounts  representing a principal  adjustment,  other than the related  Discount  Fraction of the principal  portion of the  proceeds  with respect to a related  Discount  Mortgage  Loan,  as required by the related pooling and servicing agreement during the preceding calendar month; and

                           (3)      the  principal  portion  of all  other  unscheduled  collections  on the  related  mortgage  loans, including Subsequent Recoveries,  received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts  received in connection with a Final  Disposition of a related mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal,  other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a related Discount Mortgage Loan;

                  (ii)     that class' pro rata share,  based on the  Certificate  Principal  Balance of each class of related  Class M
          Certificates and Class B Certificates,  in the case of a Stacked Transaction, and of the Class M and Class B Certificates, in
          the case of a Crossed  Transaction,  then outstanding,  of all amounts received in connection with the Final Disposition of a related mortgage loan, other than the related Discount  Fraction of those amounts with respect to a related Discount Mortgage
          Loan,  (x) that  occurred  during the preceding  calendar  month and (y) in the case of an Excess  Transaction,  that did not result in any related Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary  Losses,
          to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

                  (iii)    the  portion  of  mortgagor  prepayments  in full  on the  related  mortgage  loans  made by the  respective mortgagors  during the related  Prepayment  Period and the portion of partial  mortgagor  prepayments on the related mortgage loans made by the respective  mortgagors  during the preceding  calendar month,  other than the related Discount  Fraction of those  mortgagor  prepayments  with  respect  to a  related  Discount  Mortgage  Loan,  allocable  to that  class  of Class M
          Certificates as described in the third succeeding paragraph;

                  (iv)     if that class is the most senior class of related  certificates,  in the case of a Stacked Transaction,  and most senior class of certificates,  in a Crossed Transaction,  then outstanding, with a Certificate Principal Balance greater than zero,  an amount equal to the Excess  Subordinate  Principal  Amount  allocated to that loan group,  as described in the definition of Excess Subordinate Principal Distribution Amount, if any; and

                  (v)      any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i)
          through  (iii)  above that remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized
          Losses which were  allocated to any class of related  Class M  Certificates,  in the case of a Stacked  Transaction,  and any class  of  Class M  Certificates,  in the  case of a  Crossed  Transaction,  with a lower  payment  priority  or the  Class B
          Certificates of that series; minus

                  (vi)     the  Capitalization  Reimbursement  Amount for that loan  group on such  distribution  date,  other than the related  Discount  Fraction of any portion of that amount  related to each Discount  Mortgage Loan in the related loan group, multiplied  by a  fraction,  the  numerator  of  which  is the  principal  distribution  amount  for  such  class  of Class M
          Certificates,  without  giving  effect  to this  clause  (vi),  and the  denominator  of  which  is the sum of the  principal distribution amounts for all classes of related certificates,  other than the related Class A-P Certificates,  without giving effect to any reductions for the related Capitalization Reimbursement Amount.

         References in this term sheet  supplement to "payment  priority" of the Class M Certificates  of any series refer to a payment priority among those classes of  certificates  as follows:  (a) in the case of a Stacked  Transaction,  first, to the related Class M-1
Certificates;  second, to the related Class M-2 Certificates;  and third, to the related Class M-3 Certificates, and (b) in the case of a Crossed  Transaction,  first,  to the Class M-1  Certificates;  second,  to the Class M-2  Certificates;  and third, to the Class M-3
Certificates.

         As to each class of Class M Certificates of any series,  on any distribution  date, any Accrued  Certificate  Interest thereon remaining unpaid from any previous  distribution date will be distributable to the extent of the related Available  Distribution Amount available for that purpose.  Notwithstanding the foregoing,  if the Certificate Principal Balances of the related Class B Certificates, in the case of a Stacked Transaction,  and the Class B Certificates,  in the case of a Crossed Transaction,  have been reduced to zero, on any distribution date, with respect to the class of related Class M Certificates,  in the case of a Stacked  Transaction,  and Class
M Certificates,  in the case of a Crossed  Transaction,  outstanding on that  distribution  date with a Certificate  Principal  Balance greater  than zero with the  lowest  payment  priority,  Accrued  Certificate  Interest  thereon  remaining  unpaid  from any  previous distribution  date will not be  distributable,  except in the  limited  circumstances  provided in the  related  pooling and  servicing agreement.  In  addition,  any interest  shortfalls  resulting  from the failure of any yield  maintenance  agreement  provider to make payments  pursuant to a yield  maintenance  agreement  will not be unpaid  Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

         All  mortgagor  prepayments  on the  mortgage  loans  in a loan  group  not  otherwise  distributable  to the  related  Senior
Certificates  of that series will be allocated on a pro rata basis among the class of related  Class M  Certificates,  in the case of a
Stacked Transaction,  and Class M Certificates,  in the case of a Crossed Transaction, of that series with the highest payment priority then  outstanding  with a Certificate  Principal  Balance  greater than zero and each other class of related Class M  Certificates  and
Class B  Certificates,  in the case of a Stacked  Transaction,  and Class M  Certificates  and Class B  Certificates,  in the case of a
Crossed  Transaction,  of that series for which certain loss levels  established for that class in the pooling and servicing  agreement have not been exceeded.  The related loss level on any  distribution  date would be satisfied as to any Class M-2, Class M-3 or Class B
Certificates  of that  series,  respectively,  only if the sum of the  current  percentage  interests  in the  related  mortgage  loans evidenced  by that  class  and each  class,  if any,  subordinate  thereto  were at least  equal to the sum of the  initial  percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto.

         As stated  above under  "Description  of the  Certificates--Principal  Distributions  on the Senior  Certificates,"  the Senior
Accelerated  Distribution  Percentage  for each group will be 100% during the first five years after the closing  date for that series, unless the  Certificate  Principal  Balances  of the related  Senior  Certificates  of that  series,  other than the related  Class A-P
Certificates,  are reduced to zero before the end of that five-year period,  and will thereafter equal 100% whenever the related Senior
Percentage of that series  exceeds the initial  related Senior  Percentage.  Furthermore,  as described in this term sheet  supplement, the related Senior Accelerated  Distribution  Percentage will exceed the related Senior Percentage during the sixth through ninth years following the closing date for that series, and scheduled reductions to the related Senior Accelerated  Distribution  Percentage may be postponed due to the loss and delinquency  experience of the mortgage loans in the related loan group.  Accordingly,  each class of the
Class M  Certificates  will not be entitled to any  mortgagor  prepayments  on the related  mortgage  for at least the first five years after the closing date for that series,  unless the Certificate  Principal  Balances of the related Senior  Certificates of that series
(other than the related Class A-P Certificates)  have been reduced to zero before the end of such period,  and may receive no mortgagor prepayments or a  disproportionately  small portion of mortgagor  prepayments relative to the related Class M Percentage during certain periods after this five year period.  See  "Description of the  Certificates--Principal  Distributions  on the Senior  Certificates"  in
this term sheet supplement.

                  ALLOCATION OF LOSSES; SUBORDINATION

         The subordination  provided to the Senior  Certificates by the related Class B Certificates and Class M  Certificates,  in the
case of a Stacked Transaction,  and the Class B Certificates and Class M Certificates,  in the case of a Crossed  Transaction,  and the subordination  provided to each class of Class M Certificates  by the related Class B Certificates  and by any class of related Class M
Certificates  subordinate  thereto, in the case of a Stacked  Transaction,  and by the Class B Certificates and by any class of Class M
Certificates  subordinate thereto, in the case of a Crossed  Transaction,  will cover Realized Losses on the mortgage loans included in the trust established for that series that are Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy Losses and Special Hazard Losses.
Any Realized Losses on the mortgage loans included in the trust  established for any series and, in the case of an Excess  Transaction, which are not Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy  Losses or Extraordinary  Losses will be allocated as follows:

in the case of a Stacked Transaction,

o        first, to the related Class B Certificates;

o        second, to the related Class M-3 Certificates;

o        third, to the related Class M-2 Certificates;

o        fourth, to the related Class M-1 Certificates; and

in the case of a Crossed Transaction,

o        first, to the Class B Certificates;

o        second, to the Class M-3 Certificates;

o        third, to the Class M-2 Certificates; and

o        fourth, to the Class M-1 Certificates

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  if any
Realized  Loss is on a Discount  Mortgage  Loan,  to the related  Class A-P  Certificates  in an amount  equal to the related  Discount
Fraction of the principal  portion of the Realized Loss until the Certificate  Principal  Balance of the related Class A-P Certificates has been  reduced to zero,  and the  remainder  of the  Realized  Losses on Discount  Mortgage  Loans in the related loan group and the entire amount of Realized  Losses on  Non-Discount  Mortgage Loans in the related loan group will be allocated  among all the remaining classes of related Senior Certificates of that series on a pro rata basis;  provided,  however,  that all or any portion of such losses for any series  otherwise  allocable  to any class or classes of Super  Senior  Certificates  of that series will be  allocated  to the related class or classes of Senior Support  Certificates of that series until the Certificate  Principal  Balance of the related Senior
Support  Certificates  has been reduced to zero, as and to the extent described in the prospectus  supplement for that series.  Subject to any applicable  limitations,  Realized Losses on the mortgage loans included in the trust established for any series with a class of
Insured  Certificates  that are allocated to that class of Insured  Certificates will be covered by the applicable  financial  guaranty insurance policy.

         On any distribution  date,  Realized Losses will be allocated as described in this term sheet  supplement after  distributions of principal as described in this term sheet supplement.

         Investors  in the Senior  Certificates  of a Crossed  Transaction  should be aware that because the Class M  Certificates  and
Class B  Certificates  represent  interests in all loan groups,  the Certificate  Principal  Balances of the Class M  Certificates  and
Class B Certificates could be reduced to zero as a result of a disproportionate  amount of Realized Losses on the mortgage loans in one or more loan groups.  Therefore,  notwithstanding  that Realized  Losses on the mortgage loans in a loan group may only be allocated to the related  Senior  Certificates,  the  allocation to the Class M  Certificates  and Class B  Certificates  of Realized  Losses on the
mortgage  loans in the  other  loan  groups  will  reduce  the  subordination  provided  to such  Senior  Certificates  by the  Class M
Certificates  and Class B  Certificates  and increase the  likelihood  that Realized  Losses on the mortgage  loans in the related loan group may be allocated to any class of Senior Certificates.

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o        its  Certificate  Principal  Balance,  in the case of the  principal  portion  of the  Realized  Loss,  in each case until the
           Certificate  Principal Balance of that class has been reduced to zero, provided that, in the case of a Crossed  Transaction, no reduction  shall reduce the aggregate  Certificate  Principal  Balance of the  certificates  below the  aggregate  Stated
           Principal  Balance of the mortgage loans included in the trust  established  for that series,  and, in the case of a Stacked
           Transaction,  the related  certificates  representing the related loan group below the aggregate Stated Principal Balance of the mortgage loans in the related loan group; and

o        the  Accrued  Certificate  Interest  thereon,  in the case of the  interest  portion of the  Realized  Loss,  by the amount so allocated as of the  distribution  date  occurring in the month  following the calendar month in which the Realized Loss was incurred.

         In addition,  any  allocation of a Realized  Loss to a Class M Certificate  of any series may also be made by operation of the payment  priority to the related  Senior  Certificates  of that  series  described  under  "Description  of the  Certificates--Principal
Distributions on the Senior  Certificates"  and any class of related Class M Certificates,  in the case of a Stacked  Transaction,  and
Class M Certificates, in the case of a Crossed Transaction, with a higher payment priority.

         As used in this term sheet supplement,  subordination refers to the provisions  discussed above for the sequential  allocation of Realized  Losses on the mortgage loans included in the trust  established  for any series among the various  classes of certificates for that series, as well as all provisions  effecting those allocations  including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

         In instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders  of the related  series,  the master  servicer or subservicer may permit servicing  modifications  of the mortgage  loan rather than  proceeding  with  foreclosure,  as  described  under  "Description  of the
Certificates--Collection  and Other  Serving  Procedures"  in the  related  base  prospectus.  However,  the master  servicer's  and the subservicer's  ability to  perform  servicing  modifications  will be subject to some  limitations,  including  but not  limited to the following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the remaining term of the mortgage loan. All  capitalizations  are to be implemented in accordance with Residential  Funding's  program guide and may be implemented only by servicers that have been approved by the master servicer for that  purpose.  The final  maturity of any mortgage  loan  included in the trust  established  for any series shall not be extended  beyond the final  scheduled  distribution  date for that series.  No servicing  modification  with respect to a mortgage loan will have the effect of reducing the mortgage  rate below  one-half of the mortgage rate as in effect on the  applicable  cut-off date, but not less than the applicable servicing fee rate.

         Any Advances made on any mortgage loan will be reduced to reflect any related  servicing  modifications  previously  made. The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the calculation of Accrued  Certificate  Interest  payable on the offered  certificates of the related series,  will not be affected by the servicing modification.

         Allocations  of the principal  portion of Debt Service  Reductions  for any series to each class of Class M  Certificates  and
Class B Certificates of that series will result from the priority of distributions  of the related  Available  Distribution  Amount for that series as described in this term sheet supplement,  which  distributions  shall be made first to the related Senior  Certificates, second to the related Class M Certificates,  in the case of a Stacked Transaction,  and Class M Certificates,  in the case of a Crossed
Transaction,  in the  order of their  payment  priority  and  third  to the  related  Class B  Certificates,  in the case of a  Stacked
Transaction,  and Class B  Certificates,  in the case of a Crossed  Transaction.  An allocation  of the interest  portion of a Realized
Loss as well as the  principal  portion of Debt Service  Reductions on the mortgage  loans  included in the trust  established  for any series will not reduce the level of  subordination  for that series,  as that term is defined in this term sheet  supplement,  until an amount in respect  thereof has been  actually  disbursed to the Senior  Certificateholders  or the Class M  Certificateholders  of that series, as applicable.

         The holders of the offered  certificates will not be entitled to any additional  payments with respect to Realized Losses from amounts otherwise  distributable on any classes of certificates  subordinate thereto, except in limited circumstances in respect of any related  Excess  Subordinate  Principal  Amount,  or in the case of related Class A-P Collection  Shortfalls,  to the extent of related
Eligible  Funds.  Accordingly,  the  subordination  provided  to the related  Senior  Certificates,  other than the  related  Class A-P
Certificates,  and to each class of related Class M Certificates,  in the case of a Stacked Transaction,  and Class M Certificates,  in
the case of a Crossed  Transaction,  by the respective classes of certificates  subordinate  thereto with respect to Realized Losses on mortgage  loans in the related loan group  allocated on any  distribution  date will be effected  primarily by  increasing  the related
Senior  Percentage,  or the respective  Class M Certificates  allocable  share, of future  distributions  of principal of the remaining mortgage  loans in the related loan group.  Because the Discount  Fraction of each  Discount  Mortgage  Loan will not change over time, the  protection  from losses  provided to the related Class A-P  Certificates  for any series by the related Class M  Certificates  and
Class B  Certificates,  in the case of a Stacked  Transaction,  and Class M  Certificates  and Class B  Certificates,  in the case of a
Crossed  Transaction,  is limited to the prior right of the  related  Class A-P  Certificates  to receive  distributions  in respect of principal on the related  Discount  Mortgage Loans as described in this term sheet  supplement.  Furthermore,  principal  losses on the mortgage  loans in the  related  loan  group  that are not  covered  by  subordination  will be  allocated  to the  related  Class  A-P
Certificates  for that  series  only to the extent they occur on a Discount  Mortgage  Loan in the  related  loan group and only to the extent of the related Discount  Fraction of those losses.  The allocation of principal losses on the Discount Mortgage Loans may result in those losses being  allocated in an amount that is greater or less than would have been the case had those losses been  allocated in proportion to the Certificate  Principal Balance of the related Class A-P Certificates.  Thus, the related Senior  Certificates,  other than the  related  Class A-P  Certificates,  will bear the  entire  amount of losses  that are not  allocated  to the  related  Class M
Certificates and Class B Certificates,  in the case of a Stacked  Transaction,  and Class M Certificates  and Class B Certificates,  in
the case of a Crossed  Transaction,  other than the amount  allocable  to the  related  Class A-P  Certificates,  which  losses will be allocated among all classes of related Senior  Certificates,  other than the related Class A-P Certificates,  as described in this term sheet supplement.

         Because the Class A-P  Certificates  for any series are  entitled to receive in  connection  with the Final  Disposition  of a
Discount  Mortgage  Loan in the  related  loan  group,  on any  distribution  date,  an amount  equal to all unpaid  related  Class A-P
Collection  Shortfalls to the extent of the related Eligible Funds on that distribution date,  shortfalls in distributions of principal on any class of the related Class M Certificates,  in the case of a Stacked  Transaction,  and Class M  Certificates,  in the case of a
Crossed  Transaction,  could  occur  under  some  circumstances,  even if that  class is not the  most  subordinate  class  of  related certificates of that series then outstanding with a Certificate Principal Balance greater than zero.

         In the case of an Excess  Transaction,  any Excess Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,
Extraordinary  Losses related to any loan group or other losses of a type not covered by subordination  on Non-Discount  Mortgage Loans in any loan group will be  allocated  on a pro rata basis  among the related  Senior  Certificates,  other than the  related  Class A-P
Certificates,  related Class M Certificates  and related Class B Certificates  of that series.  Any Realized Losses so allocated to the related Senior  Certificates in any loan group,  other than the related Class A-P Certificates,  or the related Class M Certificates or
Class B Certificates  will be allocated  without  priority among the various  classes of related  Senior  Certificates,  other than the related Class A-P Certificates,  or the related Class M Certificates or the related Class B Certificates;  provided,  however, that all or any portion of such losses for any series  otherwise  allocable to any class or classes of Super Senior  Certificates of that series will be  allocated to the related  class or classes of Senior  Support  Certificates  of that series  until the  Certificate  Principal
Balance of the  related  Senior  Support  Certificates  has been  reduced to zero,  as and to the extent  described  in the  prospectus supplement  for that series.  The principal  portion of these losses on Discount  Mortgage Loans in any loan group will be allocated to the related Class A-P  Certificates  in an amount equal to their related  Discount  Fraction,  and the remainder of the losses on those
Discount  Mortgage  Loans will be allocated  among the remaining  related  certificates  of that series on a pro rata basis;  provided, however,  that all or any portion of such losses otherwise  allocable to any class or classes Super Senior  Certificates of that series will be allocated to the related class or classes Senior Support Certificates, as described in the preceding sentence.

         An  allocation  of a  Realized  Loss on a "pro rata  basis"  among two or more  classes of  certificates  of any series or any certificate  group means an  allocation  to each of those  classes of  certificates  on the basis of its then  outstanding  Certificate
Principal  Balance prior to giving effect to  distributions  to be made on that  distribution  date in the case of an allocation of the principal  portion of a Realized Loss on the related  mortgage loans, or based on the Accrued  Certificate  Interest thereon in respect of that  distribution  date in the case of an allocation  of the interest  portion of a Realized  Loss on the related  mortgage  loans;
provided that in determining the Certificate  Principal  Balance of any class of Accrual  Certificates of any series for the purpose of allocating any portion of a Realized Loss on the related mortgage loans to those  certificates,  the Certificate  Principal  Balance of those certificates shall be deemed to be the lesser of:

o        the original Certificate Principal Balance of those certificates, and

o        the  Certificate  Principal  Balance  of those  certificates  prior  to  giving  effect  to  distributions  to be made on that distribution date.

         In the case of a Crossed  Transaction,  the pro rata  allocation of Realized  Losses on the mortgage  loans included in a loan group to the Class M Certificates and Class B Certificates will be determined on the basis of the related Subordinate Percentage.

         In order to maximize the likelihood of distribution in full of the Senior Interest Distribution  Amounts,  Class A-P Principal
Distribution  Amounts and Senior Principal  Distribution  Amounts for each loan group, on each  distribution  date,  holders of related
Senior  Certificates of each series have a right to distributions  of the related  Available  Distribution  Amount that is prior to the rights of the holders of the related Class M Certificates  and Class B Certificates of that series,  to the extent necessary to satisfy the related Senior Interest  Distribution  Amount,  Class A-P Principal  Distribution Amount and Senior Principal  Distribution Amount.
Similarly,  holders of the Class M Certificates of each series have a right to distributions of the applicable  Available  Distribution
Amount  prior to the rights of holders  of the Class B  Certificates  and  holders  of any class of Class M  Certificates  with a lower payment priority of that series.  In addition,  and except is otherwise set forth in the prospectus  supplement for that class or those classes,  holders of any class or classes of Super Senior  Certificates  will have a right, on each  distribution  date occurring on or after the Credit  Support  Depletion  Date for that series,  to that portion of the related  Available  Distribution  Amount  otherwise allocable to the related class or classes of Senior Support  Certificates  to the extent  necessary to satisfy the Accrued  Certificate
Interest on the Super Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.

         The  application  of the related  Senior  Accelerated  Distribution  Percentage  for each series,  when it exceeds the related
Senior  Percentage,  to determine the related Senior  Principal  Distribution  Amount will  accelerate the  amortization of the related
Senior  Certificates,  other than the Class A-P  Certificates,  in the aggregate  relative to the actual  amortization  of the mortgage loans in the  related  loan  group.  The  related  Class A-P  Certificates  will not  receive  more than the  Discount  Fraction of any unscheduled  payment  relating  to a  Discount  Mortgage  Loan in the  related  loan  group.  To the  extent  that the  related  Senior
Certificates  for any series in the aggregate,  other than the related Class A-P  Certificates,  are amortized faster than the mortgage loans in the related loan group, in the absence of offsetting  Realized Losses  allocated to the related Class M Certificates and Class
B Certificates,  the percentage  interest evidenced by those related Senior  Certificates in that loan group will be decreased,  with a corresponding  increase in the interest in that loan group evidenced by the Class M Certificates and the Class B Certificates,  thereby increasing,  relative to their respective  Certificate Principal Balances,  the subordination afforded those Senior Certificates by the related Class M  Certificates  and the Class B Certificates  of that loan group  collectively.  In addition,  if losses on the mortgage loans  in  the  related  loan  group  exceed  the  amounts  described  in  this  term  sheet  supplement  under  "--"Description  of the
Certificates--Principal  Distributions on the Senior  Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the related Senior  Certificates of that series in the aggregate,  other than the related Class A-P Certificates,  than would  otherwise be the case,  thereby  accelerating  the  amortization  of those Senior  Certificates  relative to the related Class M
Certificates  and Class B  Certificates  of that series.  In the case of a Crossed  Transaction,  prior to the occurrence of the Credit
Support Depletion Date but after the reduction of the Certificate  Principal  Balances of the Senior  Certificates  related to any loan group to zero,  the  remaining  related  Senior  Certificates  will be entitled to receive,  in addition to any  mortgagor  prepayments related to such  certificates'  respective  loan group,  100% of the mortgagor  prepayments  on the mortgage loans in the loan group or loan groups  related to the Senior  Certificates  that have been reduced to zero,  subject to certain  conditions  as  described  under
"--Cross-Collateralization  Mechanics in a Crossed  Transaction,"  thereby  accelerating  the  amortization of such Senior  Certificates relative to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

         The priority of payments,  including principal  prepayments  related to that loan group established for any series,  among the
Class M  Certificates  of that series,  as described in this term sheet  supplement,  also has the effect during some  periods,  in the absence of Realized  Losses,  of decreasing  the  percentage  interest  evidenced by any class of related Class M  Certificates  with a higher payment priority,  thereby increasing,  relative to its Certificate Principal Balance, the subordination  afforded to that class of the related Class M  Certificates  by the related Class B Certificates  and any class of related Class M  Certificates  with a lower payment priority of that series.

         In a Crossed  Transaction that is also an Excess  Transaction,  the Special Hazard Amount will be an amount acceptable to each rating agency rating any certificates of that series.  As of any date of determination  following the cut-off date for any series,  the
Special  Hazard  Amount  shall equal the initial  amount for that series less the sum of any amounts  allocated  through  subordination relating to Special  Hazard  Losses on the mortgage  loans  included in the trust for that  series.  In  addition,  the Special  Hazard
Amount  will be  further  reduced  from time to time to an  amount,  if lower,  that is not less than 1% of the  outstanding  principal balance of the mortgage loans.

         In a Stacked  Transaction  that is also an Excess  Transaction,  the Special  Hazard  Amount for each loan group of any series will be an amount  acceptable to each rating agency rating any certificates of that series.  As of any date of determination  following the cut-off date for any series,  the Special  Hazard Amount shall equal the initial amount for that series less the sum of any amounts allocated  through  subordination  relating to Special Hazard Losses on the related loan group. In addition,  the Special Hazard Amount will be further  reduced from time to time to an amount,  if lower,  that is not less than 1% of the outstanding  principal  balance of the related mortgage loans.

         In a Crossed  Transaction  that is also an Excess  Transaction,  the Fraud Loss  Amount will be an amount  acceptable  to each rating agency rating any certificates of that series,  and in a Stacked  Transaction,  the Fraud Loss Amount for each loan group of any series will be an amount  acceptable  to each rating  agency  rating any  certificates  of that series.  The Fraud Loss Amount shall be reduced over the first five years after the closing date in  accordance  with the terms of the pooling and servicing  agreement.  After the first five years after the closing date, the Fraud Loss Amount will be zero.

         In a Crossed  Transaction  that is also an Excess  Transaction,  the  Bankruptcy  Amount will be an amount  acceptable to each rating agency rating any  certificates of that series.  As of any date of determination  prior to the first  anniversary of the cut-off date for that  series,  the  Bankruptcy  Amount  will equal the initial  amount for that  series less the sum of any amounts  allocated through  subordination  for such losses with respect to the mortgage loans included in the trust established for that series up to such date of  determination.  As of any date of  determination  on or after the first  anniversary  of the cut-off date for any series,  the
Bankruptcy  Amount will equal the excess,  if any, of (1) the lesser of (a) the  Bankruptcy  Amount for that series as of the  business day next  preceding the most recent  anniversary  of the cut-off date for that series and (b) an amount  calculated  under the terms of the pooling and servicing  agreement,  which amount as calculated will provide for a reduction in the Bankruptcy  Amount,  over (2) the aggregate  amount of Bankruptcy  Losses with respect to the mortgage loans included in the trust  established for that series allocated solely to any Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

         In a Stacked Transaction that is also an Excess  Transaction,  the Bankruptcy Amount for each loan group of any series will be an amount  acceptable  to each rating agency  rating any  certificates  of that series.  As of any date of  determination  prior to the first  anniversary of the cut-off date for that series,  the  Bankruptcy  Amount will equal the initial amount for that loan group less the sum of any amounts  allocated  through  subordination  for such losses  with  respect to the related  loan group up to such date of determination.  As of any date of  determination on or after the first  anniversary of the cut-off date for any series,  the Bankruptcy
Amount for each loan group will equal the  excess,  if any,  of (1) the lesser of (a) the  Bankruptcy  Amount for that loan group as of the business day next  preceding the most recent  anniversary  of the cut-off date for that series and (b) an amount  calculated  under the terms of the pooling and servicing  agreement,  which amount as calculated  will provide for a reduction in the Bankruptcy  Amount, over (2) the  aggregate  amount of  Bankruptcy  Losses with respect to the related loan group  allocated  solely to any related Class M
Certificates or Class B Certificates of that series through subordination since that anniversary.

         Notwithstanding  the  foregoing,  the  provisions  relating to  subordination  will not be  applicable  in  connection  with a
Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

o        the master servicer is diligently  pursuing any remedies that may exist in connection with the  representations and warranties made regarding the related mortgage loan; and

o        either:

o        the related mortgage loan is not in default with regard to payments due thereunder; or

o        delinquent  payments of principal and interest  under the related  mortgage loan and any premiums on any  applicable  standard hazard  insurance  policy and any related  escrow  payments  relating to that mortgage loan are being  advanced on a current basis by the master servicer or a subservicer.

         In the case of an Excess Transaction,  the Special Hazard Amount,  Fraud Loss Amount and Bankruptcy Amount for each loan group in a Stacked  Transaction  and for the mortgage loans in a Crossed  Transaction may be further reduced as described in the related base prospectus under "Description of Credit Enhancement--Subordination."

         Notwithstanding  the  foregoing,  with  respect to any class of Insured  Certificates  of any series,  the  related  financial guaranty insurance policy,  subject to any applicable  limitations set forth therein, will cover the interest and principal portions of all Realized  Losses on the mortgage  loans in the related loan group and  allocated  thereto.  If such payments are not required to be made under the related financial guaranty  insurance policy or are not made as required under the policy for any series,  such Realized
Losses allocated to the Insured Certificates of that series will be borne by the holders of such certificates.

                  ADVANCES

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

         These  Advances are required to be made on mortgage  loans  included the trust  established  for any series only to the extent they are deemed by the master servicer to be recoverable from related late collections,  Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise  payable to the  holders of the  related  Class B  Certificates  or Class M  Certificates,  in the case of a Stacked
Transaction,  and the Class B or Class M  Certificates,  in the case of a Crossed  Transaction.  Recoverability  is  determined  in the context of existing outstanding  arrearages,  the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged  property.  The purpose of making these  Advances is to maintain a regular cash flow to the  certificateholders,  rather than to  guarantee  or insure  against  Realized  Losses.  The master  servicer  will not be required to make any  Advances  with respect to reductions  in the amount of the monthly  payments on the  mortgage  loans due to Debt Service  Reductions  or the  application  of the
Relief Act or  similar  legislation  or  regulations.  Any  failure by the master  servicer  to make an Advance as  required  under the pooling  and  servicing  agreement  for any series  will  constitute  an event of default  thereunder,  in which case the  trustee,  as successor master servicer,  will be obligated to make any Advance,  in accordance with the terms of the pooling and servicing agreement for that series.

         All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master servicer on a first priority basis from either (a) late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance that remains  unreimbursed  in whole or in part following the final liquidation of the related  mortgage  loan,  from any amounts  otherwise  distributable  on any of the related Class B Certificates  or
Class M  Certificates,  in the case of a  Stacked  Transaction,  and the  Class B or  Class M  Certificates,  in the case of a  Crossed
Transaction,  provided, however, that, in the case of an Excess Transaction,  any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or Extraordinary
Losses are  reimbursable  to the master  servicer out of any funds in the Custodial  Account in respect of the related loan group prior to  distributions  on any of the related  certificates and the amount of those losses will be allocated as described in this term sheet supplement.

         The effect of these  provisions on any class of the Class M Certificates  is that,  with respect to any Advance on the related mortgage  loans which remains  unreimbursed  following the final  liquidation  of the related  mortgage  loan, the entire amount of the reimbursement  for that Advance will be borne first by the holders of the related Class B Certificates  or any class of related Class M
Certificates,  in the case of a Stacked Transaction, and of the Class B Certificates or any class of Class M Certificates,  in the case of a Crossed  Transaction,  in each case having a lower  payment  priority to the extent that the  reimbursement  is covered by amounts otherwise  distributable to those classes, and then by the holders of that class of Class M Certificates,  except as provided above, to the extent of the  amounts  otherwise  distributable  to them.  In  addition,  if the  Certificate  Principal  Balances  of the Class M
Certificates  and the Class B Certificates  have been reduced to zero, any Advances related to any loan group previously made which are deemed by the master servicer to be nonrecoverable  from related late collections,  Insurance Proceeds and Liquidation  Proceeds may be
reimbursed  to the  master  servicer  out of any  funds in the  Custodial  Account  in  respect  of the  related  loan  group  prior to distributions on the Senior Certificates.

         The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage  loans included in the trust  established  for that series,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation  to fund these  Advances  and/or  Servicing  Advances.  No facility  will require the consent of any certificateholders  or the trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing  person would be reimbursed to the advancing  person under the same  provisions  pursuant to which  reimbursements  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master  servicer,  and without  being  subject to any right of offset  that the trustee or the trust might have  against the master servicer or any successor master servicer.

                  RESIDUAL INTERESTS

         Holders of the Class R Certificates  will be entitled to receive any residual cash flow from the mortgage  pool,  which is not expected to be  significant.  The Class R  Certificates  will not be entitled to any payments  other than their  Certificate  Principal
Balance and Accrued  Certificate  Interest on that  Certificate  Principal  Balance unless the aggregate amount received by the issuing entity with respect to the  mortgage  loans  exceeds the  aggregate  amount  payable to the other  certificateholders,  which is highly unlikely.  A  holder  of  Class R  Certificates  will  not  have a right  to alter  the  structure  of this  transaction.  The  Class R
Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or another party.

                                                       CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         GENERAL

         The yield to  maturity  on each class of offered  certificates  of any series  will be  primarily  affected  by the  following factors:

o        the rate and timing of principal  payments on the related mortgage loans,  including  prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

o        the allocation of principal payments among the various classes of offered certificates of that series;

o        Realized Losses and interest shortfalls on the related mortgage loans;

o        the pass-through rate on the offered certificates of that series;

o        to the extent  provided in the prospectus  supplement for a class of  certificates,  with respect to any class of certificates intended to be the beneficiary of a yield maintenance  agreement,  payments, if any, made pursuant to such yield maintenance agreement;

o        with respect to any class of Insured  Certificates of that series,  payments,  if any, made pursuant to the related  financial guaranty insurance policy;

o        with  respect to any class of  Exchangeable  Certificates  of that  series,  the yield to  maturity  of the  related  class of
           Exchanged Certificates; and

o        the purchase price paid for the offered certificates of that series.

         For additional  considerations  relating to the yield on the offered  certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  PREPAYMENT CONSIDERATIONS

         The yields to maturity and the aggregate amount of  distributions  on the offered  certificates of any series will be affected by the rate and timing of principal  payments on the related mortgage loans. The yields may be adversely  affected by a higher or lower than  anticipated  rate of principal  payments on the related  mortgage loans.  The rate of principal  payments on the related mortgage loans will in turn be affected by the  amortization  schedules of those mortgage  loans,  including any initial  interest only periods, the rate and timing of mortgagor  prepayments on the related mortgage loans,  liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments,  liquidations and purchases of the related mortgage loans may  significantly affect the yield to an investor in that series of certificates,  even if the average rate of principal  payments  experienced over time is consistent with an investor's  expectation.  In addition,  the rate of prepayments of the mortgage loans and the yields to investors on the  related  certificates  may be affected by  refinancing  programs,  which may  include  general or  targeted  solicitations,  as described  under  "Maturity  and  Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal payments on the mortgage  loans will depend on future  events and on a variety of factors,  as described in this term sheet  supplement and in the related base  prospectus  under "Yield  Considerations"  and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

         The  mortgage  loans in most cases may be prepaid by the  mortgagors  at any time  without  payment of any  prepayment  fee or penalty,  although a portion of the  mortgage  loans  included  in the trust  established  for any series may  provide for payment of a prepayment charge,  which may have a substantial  effect on the rate of prepayment of those mortgage loans.  Except as is otherwise set forth in any term sheet for any  series,  the  prepayment  charges  will not be  available  for  distribution  on the  related  offered certificates.

         Some state laws  restrict  the  imposition  of  prepayment  charges  even when the mortgage  loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide for the payment of these charges.  In any case,  these amounts will not be available for  distribution  on the related  offered certificates.  See "Certain  Legal Aspects of Mortgage  Loans--Default  Interest and  Limitations  on  Prepayments"  in the related base prospectus.

         Prepayments,  liquidations  and purchases of the mortgage loans will result in distributions to holders of the related offered certificates  of principal  amounts which would  otherwise be  distributed  over the  remaining  terms of the mortgage  loans.  Factors affecting  prepayment,  including  defaults and  liquidations,  of mortgage  loans include  changes in mortgagors'  housing needs,  job transfers,  unemployment,  mortgagors'  net  equity in the  mortgaged  properties,  changes in the value of the  mortgaged  properties, mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates fell significantly below the  mortgage  rates on the  related  mortgage  loans,  the rate of  prepayments,  including  refinancings,  would be expected to increase.  Conversely,  if prevailing  mortgage rates rose  significantly  above the mortgage rates on the related  mortgage loans, the rate of prepayments on the related mortgage loans would be expected to decrease.

         The rate of  defaults  on the  mortgage  loans will also  affect the rate and timing of  principal  payments  on the  mortgage loans.  In  general,  defaults  on mortgage  loans are  expected to occur with  greater  frequency  in their early  years.  The rate of default on mortgage  loans which are refinance or limited  documentation  mortgage  loans,  and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans.  Furthermore,  the rate and timing of prepayments,  defaults and  liquidations on the  mortgage  loans will be affected by the general  economic  condition  of the region of the country in which the related  mortgaged properties  are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions  where a weak or deteriorating  economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.  See
"Maturity and Prepayment Considerations" in the related base prospectus.

         With respect to a Crossed  Transaction,  investors in the Class M Certificates  of any series should also be aware that on any distribution  date on which the  related  Senior  Accelerated  Distribution  Percentage  for any loan group  equals  100%,  the Class M
Certificates  of that series will  generally not be entitled to  distributions  of mortgagor  prepayments  with respect to the mortgage loans in the  related  loan group for such  distribution  date and the  weighted  average  lives of the Class M  Certificates  could be significantly affected thereby.

         Most of the mortgage  loans  contain  due-on-sale  clauses.  The terms of the pooling and  servicing  agreement for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any recovery under any related  insurance  policy will not be required or permitted.

                  ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity on the offered  certificates  of any series will be affected by the  allocation  of principal  payments among  the  offered  certificates.  As  described  under  "Description  of  the  Certificates--Principal  Distributions  on  the  Senior
Certificates" and "--Principal  Distributions on the Class M Certificates" in this term sheet  supplement,  during specified periods all or a disproportionately  large percentage of principal  prepayments on the mortgage loans in any loan group will be allocated among the related Senior  Certificates of that series,  other than the Interest Only  Certificates  and the related Class A-P  Certificates,  and during specified  periods no principal  prepayments or, relative to the related pro rata share, a  disproportionately  small portion of principal  prepayments on the mortgage loans in any loan group will be  distributed to each class of related Class M  Certificates,  in the case of a Stacked Transaction,  and Class M Certificates,  in the case of a Crossed Transaction.  In addition to the foregoing,  if on any  distribution  date, the loss level  established for the Class M-2  Certificates or the Class M-3 Certificates is exceeded and a class of Class M  Certificates  of that series  having a higher  payment  priority is then  outstanding  with a  Certificate  Principal
Balance  greater  than  zero,  the Class M-2  Certificates  or the Class M-3  Certificates  of that  series,  as the case may be,  will generally not receive distributions relating to principal prepayments on the related mortgage loans on that distribution date.

         A portion of the mortgage  loans in any loan group may have initial  interest  only periods of varying  duration.  During this period,  the payment  made by the related  borrower  will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly payments during this period.  As a result, no principal  payments will be made to the related  certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial  interest only period,  the scheduled  monthly  payment on these  mortgage  loans will  increase,  which may result in increased  delinquencies by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to refinance.  In addition,  losses may be greater on these mortgage  loans as a result of the mortgage loan not amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each scheduled  monthly  payment for a traditional mortgage  loan is relatively  small during the first few years after the  origination  of a mortgage  loan, in the aggregate the amount can be significant.

         Mortgage  loans with an initial  interest only period are  relatively  new in the mortgage  marketplace.  The  performance  of these mortgage loans may be  significantly  different than mortgage  loans that fully  amortize.  In particular,  there may be a higher expectation  by these  borrowers of  refinancing  their  mortgage  loans with a new mortgage  loan, in  particular  one with an initial interest  only  period,  which may result in higher or lower  prepayment  speeds than would  otherwise be the case.  In  addition,  the failure to build  equity in the  related  mortgaged  property  by the  related  mortgagor  may affect the  delinquency  and  prepayment experience of these mortgage loans.

         Senior  Certificates:  The  Senior  Certificates  of any  series,  other than any Class A-P  Certificates  and  Interest  Only
Certificates,  are entitled to receive  distributions  in accordance  with various  priorities for payment of principal as described in this term sheet  supplement and the  prospectus  supplement  for that series.  Distributions  of principal on classes having an earlier priority of payment will be affected by the rates of  prepayment  of the mortgage  loans in the related loan group early in the life of the  mortgage  pool for that  series.  The  timing of  commencement  of  principal  distributions  and the  weighted  average  lives of certificates  with a later  priority of payment will be affected by the rates of prepayment  of the mortgage  loans in the related loan group  both  before  and  after  the  commencement  of  principal  distributions  on those  classes.  Holders  of any  class of  Senior
Certificates  of any series with a longer  weighted  average life bear a greater risk of loss than  holders of Senior  Certificates  of that series with a shorter  weighted  average life because the Certificate  Principal  Balances of the Class M Certificates and Class B
Certificates of that series could be reduced to zero before the Senior Certificates are retired.

         Accretion  Directed  Certificates  and Accrual  Certificates:  Prior to the  Accretion  Termination  Date for any class of any series,  any class or classes of Accretion  Directed  Certificates of that series will receive as monthly  principal  distributions the related  Accrual  Distribution  Amount in  accordance  with the  priority  of payment  for these  amounts  set forth in the  prospectus supplement for each applicable  class.  Prior to the Accretion  Termination  Date for any class of any series,  interest  shortfalls on the mortgage loans in the related loan group  allocated to any class or classes of Accrual  Certificates of that series will reduce the amount added to the  Certificate  Principal  Balance of those  certificates  relating to interest  accrued thereon and will result in a corresponding  reduction of the amount available for  distributions  relating to principal on the related class or classes of Accretion
Directed  Certificates.  Furthermore,  because these interest shortfalls will result in the Certificate  Principal Balance of any class or classes of Accrual  Certificates  being less than they would  otherwise be, the amount of interest that will accrue in the future on those  Accrual  Certificates  and be available  for  distributions  relating to principal on the related  class or classes of Accretion
Directed  Certificates will be reduced.  Accordingly,  the weighted average lives of the related class or classes of Accretion Directed
Certificates would be extended.

         In  addition,  investors  in any  Accrual  Certificates  and any  Accretion  Directed  Certificates  should be aware  that the applicable  Accretion  Termination  Date may be later,  or earlier,  than otherwise  assumed.  As a result,  the  applicable  Accretion
Termination Date could be different from that assumed at the time of purchase.

         Because any Accrual  Certificates  are not  entitled to receive any  distributions  of interest  until the  occurrence  of the applicable  Accretion  Termination  Date,  those  certificates  will likely  experience  greater price and yield  volatility than would mortgage pass-through  certificates that are otherwise similar but which are entitled to current  distributions of interest.  Investors should consider whether this volatility is suitable to their investment needs.

         Companion  Certificates:  Investors  in any  Companion  Certificates  of any  series  should be aware  that the  stabilization provided by that class of Companion  Certificates for any related planned principal,  scheduled principal or targeted principal classes of that series is sensitive to the rate of mortgagor  prepayments on the mortgage loans in the related loan group,  and the Certificate
Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

         Any Companion  Certificates of any series will generally receive monthly principal  distributions from amounts included in the related  Senior  Principal  Distribution  Amount only after  distribution  of amounts  sufficient to reduce the  Certificate  Principal
Balance of the related planned principal,  scheduled principal or targeted principal classes to the planned,  scheduled and/or targeted amount,  as applicable.  Due to the companion nature of any Companion  Certificates,  these  certificates  will likely experience price and yield volatility.  Investors should consider whether such volatility is suitable to their investment needs.

         Component  Certificates:  A class of Component  Certificates of any series may consist of components with different  principal and interest  payment  characteristics.  As each component of a class of Component  Certificates  may be identified as falling into one or more of the categories  described under  "Description of the  Certificates-General",  in the related base prospectus,  that class of
Component  Certificates may bear the special yield and prepayment  considerations  and price and yield  volatility  associated with the categories of certificates  described in this term sheet  supplement to the extent of each applicable  component.  Investors in a class of Component  Certificates  should consider whether such  considerations and volatility  associated with any component of that class is suitable to their investment needs.

         Insured  Certificates:  IN ADDITION TO THE  CONSIDERATIONS  DESCRIBED  ABOVE,  INVESTORS IN ANY CLASS OF INSURED  CERTIFICATES
SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

         Investors in any class of Random Lot Insured  Certificates of any series also should be aware that  distributions of principal to that class of Random Lot Insured  Certificates  may be allocated by DTC according to a random lot procedure.  Due to this random lot procedure,  there can be no assurance  that on any  distribution  date, any holder of a class of Random Lot Insured  Certificates  will receive a principal  distribution.  Thus, the timing of distributions in reduction of the Certificate Principal Balance with respect to any particular  Random Lot Insured  Certificate,  even if a request for distribution has been made by an investor,  is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

         For these  reasons,  any class of Random Lot Insured  Certificates  would not be an  appropriate  investment  for any investor requiring a  distribution  of a  particular  amount of principal  or interest on a specific  date or dates or an otherwise  predictable stream of cash payments.  The timing of those  distributions may have a significant effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

         Furthermore,  investors in the related  Insured  Certificates of any series should be aware that because that class of Insured
Certificates  may have a later  priority of payment with respect to a substantial  portion of their  principal  payments in relation to other classes of related Senior  Certificates,  and in this case, the effect on the market value of that class of Insured  Certificates of changes in market interest rates or market yields for similar  securities  would be greater than would be the effect of such changes on other related classes of Senior Certificates  entitled to principal  distributions.  Furthermore,  this later payment priority would make any class of Insured  Certificates  particularly  sensitive to the rate and timing of principal  prepayments on the mortgage loans in the related loan group.  If  prepayments  on the mortgage  loans in the related loan group occur at a higher rate than  anticipated, the weighted average life of any class of Insured  Certificates may be shortened.  Conversely,  if prepayments on the mortgage loans in the related loan group occur at a lower rate than  anticipated,  the weighted average life of any class of Insured  Certificates may be extended.

         Lockout  Certificates:  Investors in any class of Lockout  Certificates of any series should be aware that,  unless the Credit
Support  Depletion  Date  applicable  to that class has  occurred,  that class of Lockout  Certificates  may not be expected to receive distributions  of principal  prepayments  on the mortgage  loans in the related loan group for a period of time and may not be expected to receive  distributions of scheduled  principal payments on these mortgage loans for a period of time, as described in the prospectus supplement  for that class.  In addition,  after the expiration of this initial  period for any class of Lockout  Certificates  for any series,  that class of Lockout  Certificates will receive a distribution of principal  prepayments on the mortgage loans in the related loan group that is smaller than that  class's pro rata share and will receive a  distribution  of scheduled  principal  payments on the related  mortgage  loans that is smaller than that class's pro rata share,  as described in the  prospectus  supplement for that class, unless the  Certificate  Principal  Balances  of the  related  Senior  Certificates  of that  series,  other than any  related  Lockout
Certificates and related Class A-P Certificates,  have been reduced to zero.  Consequently,  the weighted average lives of any class of
Lockout  Certificates  of any series will be longer than would  otherwise  be the case.  The effect on the market value of any class of
Lockout  Certificates  of any series of changes in market  interest rates or market yields for similar  securities will be greater than for other classes of related Senior Certificates entitled to earlier principal distributions.

         PAC  Certificates:  Any class of PAC  Certificates  of any series will have been  structured so that  principal  distributions will be made in the amounts  determined by using the schedule for that class,  assuming that  prepayments  on the mortgage loans in the related loan group occur each month at a constant level within the applicable PAC targeted range and based on some other assumptions.

         There can be no assurance that funds available for distribution of principal on any class of PAC  Certificates  will result in the  Certificate  Principal  Balance  thereof  equaling the planned  principal  balance for any  distribution  date. To the extent that prepayments  on the  mortgage  loans in the related loan group occur at a level below the  applicable  PAC  targeted  range,  the funds available for principal  distributions  on any class of PAC  Certificates on each  distribution  date may be insufficient to reduce the
Certificate  Principal  Balance thereof to the planned  principal  balance for that distribution date and the weighted average lives of the PAC  Certificates  may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level above the applicable PAC targeted range,  after the amounts of any related  Companion  Certificates  have been reduced to zero, the Certificate  Principal  Balance of any class of PAC  Certificates may be reduced.  In addition,  the averaging of high and low mortgagor  prepayment rates, even if the average  prepayment level is within the applicable PAC targeted range, will not ensure the distributions  on any class of PAC  Certificates of an amount that will result in the Certificate  Principal  Balance thereof  equaling its planned  principal  balance on any distribution  date because the balance of the related Senior Principal  Distribution  Amount for that series remaining after  distribution on any class of PAC Certificates  will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of PAC Certificates.

         Investors in any class of PAC Certificates  should be aware that the stabilization  provided by any Companion  Certificates is sensitive  to the rate of the  mortgagor  prepayments  on the  mortgage  loans in the  related  loan  group,  and that the  Certificate
Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

         Scheduled Principal  Certificates:  Any class of Scheduled  Principal  Certificates of any series will have been structured so that principal  distributions  will be made in the amounts  determined by using the schedule for that class,  assuming that prepayments on the mortgage  loans in the related loan group occur each month at the rate or rates  assumed in developing  the schedule,  and based on some other assumptions.

         There  can be no  assurance  that  funds  available  for  distribution  of  principal  on any  class  of  Scheduled  Principal
Certificates  will result in the Certificate  Principal  Balance thereof equaling the scheduled  principal balance for any distribution date. To the extent that  prepayments  on the mortgage loans in the related loan group occur at a level below the rate or rates assumed in developing the schedule,  the funds available for principal  distributions on any class of Scheduled Principal  Certificates on each distribution date may be insufficient to reduce the Certificate  Principal Balance thereof to the scheduled  principal balance for that distribution date and the weighted average lives of the Scheduled  Principal  Certificates may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level above the rate or rates assumed in developing  the schedule,  after the amounts of any related Companion  Certificates have been reduced to zero, the Certificate Principal Balance of any class of Scheduled  Principal  Certificates  may be reduced.  In addition,  the averaging of high and low mortgagor  prepayment  rates, even if the average  prepayment level is at the rate or rates assumed in developing the schedule,  will not ensure the distributions on any class of Scheduled Principal  Certificates of an amount that will result in the Certificate  Principal Balance thereof equaling its scheduled  principal balance on any distribution date because the balance of the related Senior Principal  Distribution Amount for that series remaining after  distribution on any class of Scheduled  Principal  Certificates  will be distributed on each  distribution date and therefore will not be available for subsequent distributions on any class of Scheduled Principal Certificates.

         Investors in any class of Scheduled Principal  Certificates  should be aware that the stabilization  provided by any Companion
Certificates  is sensitive to the rate of the  mortgagor  prepayments  on the  mortgage  loans in the related loan group,  and that the
Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

         Senior  Support  Certificates:  If the  Certificate  Principal  Balances  of the  related  Class M  Certificates  and  Class B
Certificates,  in the case of a Stacked  Transaction,  and the Class M Certificate and Class B Certificates,  in a Crossed Transaction,
are reduced to zero, the yield to maturity of any Senior Support  Certificates of that series will be extremely  sensitive to losses on the mortgage loans in the related loan group,  and the timing  thereof,  because  certain  amounts of losses that would be allocable to the  related  class or classes of Super  Senior  Certificates  will be  allocated  to the  related  class or classes of Senior  Support
Certificates,  as and to the extent  described in the prospectus  supplement  for that class or those classes.  Investors in a class of
Senior Support Certificates should consider whether such sensitivity is suitable to their investment needs.

         TAC  Certificates:  Any class of TAC  Certificates  of any series will have been  structured so that  principal  distributions will be made in the amounts  determined by using the schedule and the cash flow  allocation  provisions  for that class,  assuming that prepayments  on the mortgage  loans in the related loan group occur each month at the constant level assumed in developing the targeted principal balances, and based on certain other assumptions.

         There can be no assurance that funds available for distribution of principal on any class of TAC  Certificates  will result in the Certificate  Principal  Balance  thereof  equaling its targeted  principal  balance for any  distribution  date. To the extent that prepayments  on the mortgage  loans in the related  loan group occur at a level below the  constant  level  assumed in  developing  the targeted  principal  balances for that class, the funds available for principal  distributions on any class of TAC Certificates on each distribution date may be insufficient to reduce the Certificate  Principal  Balance thereof to its targeted  principal balance for that distribution  date and the weighted  average lives of that class may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level above the  constant  level  assumed in  developing  the  targeted  principal balances  for that  class,  after the  Certificate  Principal  Balance of any  Companion  Certificate  has been  reduced  to zero,  the
Certificate  Principal  Balance of any class of TAC Certificates may be reduced below its targeted  principal  balance and the weighted average lives of that class may be reduced.

         Investors  in any class of TAC  Certificates  should  be aware  that the  stabilization  provided  by any  class of  Companion
Certificates is sensitive to the rate of the mortgagor  prepayments on the related mortgage loans,  and that the Certificate  Principal
Balance of any class of Companion Certificates may be reduced to zero significantly earlier than anticipated.

         Certificates with Subordination  Features:  After the Certificate Principal Balances of the Class B Certificates,  in the case of a Stacked  Transaction or the Class B Certificates,  in the case of a Crossed  Transaction,  have been reduced to zero, the yield to maturity on the class of Class M Certificates  with a Certificate  Principal Balance greater than zero with the lowest payment priority will be extremely  sensitive to Realized  Losses on the related  mortgage  loans and the timing of those  Realized  Losses  because the entire amount of such Realized Losses that are covered by  subordination  will be allocated to that class of Class M Certificates.  See
"Class M-2 and Class M-3  Certificate  Yield  Considerations"  below.  If the  Certificate  Principal  Balances of the related  Class M
Certificates and Class B Certificates,  in the case of a Stacked Transaction, or the Class M Certificates and Class B Certificates,  in
the case of a Crossed  Transaction,  are reduced to zero, the yield to maturity of any Senior Support  Certificates of that series will be extremely  sensitive to losses on the mortgage loans in the related loan group,  and the timing thereof,  because certain amounts of losses that would be allocable to any class or classes of Super Senior  Certificates  will be allocated to the related class or classes of Senior  Support  Certificates,  as and to the  extent  described  in the  prospectus  supplement  for that  class or those  classes.
Furthermore,  because  principal  distributions  are paid to some classes of Senior  Certificates and Class M Certificates  before some other related  classes,  holders of classes  having a later priority of payment bear a greater risk of losses on the related loan group than holders of classes having earlier priority for distribution of principal.

                  REALIZED LOSSES AND INTEREST SHORTFALLS

         The yields to maturity and the aggregate amount of  distributions  on the offered  certificates of any series will be affected by the timing of mortgagor  defaults  resulting  in Realized  Losses on the  mortgage  loans in the related  loan group.  The timing of
Realized  Losses on the related  mortgage  loans and the  allocation  of  Realized  Losses to the related  offered  certificates  could significantly  affect the yield to an  investor  in the related  offered  certificates.  In  addition,  Realized  Losses may affect the market value of the offered certificates, even if these Realized Losses are not allocated to those offered certificates.

         After the Certificate  Principal  Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates  then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be extremely  sensitive to Realized  Losses on the related  mortgage  loans for that series and the timing of those Realized  Losses because the entire amount of Realized  Losses that are covered by  subordination  will be allocated to
that  class  of  Class  M  Certificates.   See  "--Class  M-2  Certificate  and  Class  M-3  Certificate  Yield  Considerations"  below.
Furthermore,  because principal  distributions  are paid to some classes of Senior  Certificates and Class M Certificates of any series before some other  classes,  holders of classes  having a later  priority  of payment  bear a greater  risk of losses  than  holders of classes having earlier priority for distribution of principal.

         In a Crossed  Transaction,  investors in the Senior  Certificates  should be aware that because the Class M  Certificates  and
Class B Certificates  represent interests in all loan groups, the Certificate  Principal Balances of the Class M Certificates and Class
B Certificates  could be reduced to zero as a result of a  disproportionate  amount of Realized  Losses on the mortgage loans in one or more loan groups.  Therefore,  notwithstanding  that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior  Certificates,  the allocation to the Class M Certificates  and Class B Certificates  of Realized Losses on the mortgage loans in the other loan groups will reduce the  subordination  provided to such Senior  Certificates  by the Class M  Certificates  and
Class B  Certificates  and  increase  the  likelihood  that  Realized  Losses on the  mortgage  loans in the related  loan group may be allocated to any class of Senior Certificates.

         As described under "Description of the  Certificates--Allocation  of Losses;  Subordination" and "--Advances," amounts otherwise distributable  to holders of one or more  classes of the Class M  Certificates  of any  series  may be made  available  to protect  the holders of the related  Senior  Certificates  and holders of any related Class M Certificates  with a higher  payment  priority of that series against  interruptions in distributions due to some mortgagor  delinquencies on the mortgage loans in the related loan group, to the  extent not  covered  by  Advances.  These  delinquencies  may  affect  the  yields to  investors  on those  classes of the Class M
Certificates,  and, even if subsequently  cured,  may affect the timing of the receipt of distributions by the holders of those classes of  Class M  Certificates.  Similarly,  if the  Certificate  Principal  Balances  of the  related  Class  M  Certificates  and  Class B
Certificates  are reduced to zero,  delinquencies  on the  mortgage  loans in a loan group to the extent not  covered by Advances  will affect the yield to investors on the related Senior  Certificates,  particularly any related Senior Support Certificates because all or any portion of the amount of any shortfall  resulting from such  delinquencies  and otherwise  attributable  to any class or classes of related  Super Senior  Certificates  will be borne by the related  class or classes  Senior  Support  Certificates  to the extent those certificates  are then  outstanding,  as and to the extent described in this term sheet  supplement for that series.  Furthermore,  the
Class A-P  Certificates  related to any loan group will share in the principal  portion of Realized Losses on the mortgage loans in the related loan group only to the extent that they are  incurred  with  respect to Discount  Mortgage  Loans and only to the extent of the related  Discount  Fraction of those Realized  Losses.  Consequently,  after the related Class B Certificates and Class M Certificates, in the case of a Stacked Transaction,  or the Class M Certificates and Class B Certificates,  in the case of a Crossed Transaction,  of any  series  are  retired  or in the case of  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess  Bankruptcy  Losses  and
Extraordinary  Losses,  the Senior  Certificates of that series,  other than the related Class A-P  Certificates,  may be affected to a greater extent by Realized  Losses on  Non-Discount  Mortgage  Loans than losses on Discount  Mortgage Loans in the related loan group.
In addition,  a higher than expected  rate of  delinquencies  or Realized  Losses on the mortgage loan in a loan group will also affect the rate of principal  payments on one or more classes of related  Class M  Certificates  if it delays the  scheduled  reduction of the related Senior  Accelerated  Distribution  Percentage or affects the allocation of prepayments among the Class M Certificates and Class
B Certificates.

         The  amount of  interest  otherwise  payable  to  holders of the  offered  certificates  of any series  will be reduced by any interest  shortfalls  on the  mortgage  loans in the  related  loan  group to the extent not  covered  by  subordination  or the master servicer,  or, solely with respect to any Insured  Certificates of that series,  by the related policy and any applicable  reserve fund as described in the prospectus  supplement for that series,  including Prepayment Interest Shortfalls and, in the case of each class of the related Class M  Certificates,  the interest  portions of Realized Losses  allocated  solely to that class of  certificates.  These shortfalls  will not be offset by a reduction in the servicing  fees payable to the master  servicer or otherwise,  except as described in this term sheet  supplement  with  respect to  Prepayment  Interest  Shortfalls.  See "Yield  Considerations"  in the  related  base prospectus and "Description of the  Certificates--Interest  Distributions"  in this term sheet supplement for a discussion of the effect of principal  prepayments on the mortgage loans on the yields to maturity of the related offered  certificates and possible  shortfalls in the collection of interest.  Certain  interest  shortfalls on the mortgage loans in the related loan group  allocable to the Insured
Certificates  of that series will be covered by the related policy and any applicable  reserve fund, as and to the extent  described in the prospectus supplement for that series.

         The yields to investors in the offered  certificates will be affected by Prepayment  Interest Shortfalls on the mortgage loans in the related loan group allocable  thereto on any distribution  date to the extent that those shortfalls  exceed the amount offset by the master  servicer.  See  "Description  of the  Certificates--Interest  Distributions"  in this term sheet  supplement.  The financial guaranty  insurance  policy for any class of Insured  Certificates  of any series  does not cover  Prepayment  Interest  Shortfalls  or shortfalls caused by application of the Relief Act, as applicable, on those Insured Certificates.

         The  recording  of mortgages in the name of MERS is a relatively  new  practice in the mortgage  lending  industry.  While the depositor  expects  that the master  servicer  or  applicable  subservicer  will be able to  commence  foreclosure  proceedings  on the mortgaged  properties,  when necessary and appropriate,  public recording  officers and others in the mortgage industry,  however,  may have  limited,  if any,  experience  with lenders  seeking to  foreclose  mortgages,  assignments  of which are  registered  with MERS.
Accordingly,  delays and additional  costs in commencing,  prosecuting and completing  foreclosure  proceedings,  defending  litigation commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the  distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage loans. In addition,  if, as a result of MERS  discontinuing  or becoming unable to continue  operations in connection  with the MERS(R)System,  it becomes  necessary to remove any mortgage loan included in the trust  established for any series from  registration on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable  by the trust for that series to the master  servicer,  which will reduce the amount available to pay principal of and interest on the class or classes of certificates of that series with Certificate  Principal Balances greater than zero with the lowest payment  priorities.  For additional  information  regarding the recording of mortgages in the name of MERS, see  "Description of the Mortgage Pool" in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

                  PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate.  The extent to which the yield to maturity of an offered  certificate  is  sensitive to  prepayments  will  depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered certificates is purchased at a discount and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity  will be lower than  anticipated  at the time of purchase.  For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and
"Maturity and Prepayment Considerations" in the related base prospectus.

                  PASS-THROUGH RATES

         The yields to maturity on the offered  certificates of any series other than the Principal Only  Certificates will be affected by their  pass-through  rates.  Because the mortgage rates on the mortgage loans included in the trust  established  for any series and the  pass-through  rates on the offered  certificates  of that series,  other than the Variable Strip  Certificates,  any Floating Rate
Certificates  and any  Inverse  Floating  Rate  Certificates,  are fixed,  these rates will not change in response to changes in market interest rates.  The pass through rate on the Variable Strip  Certificates  for any series is based on the weighted average of the pool strip  rates on the  mortgage  loans in the  related  loan group and these pool strip  rates will not change in  response to changes in market  interest rates.  Accordingly,  if market  interest rates or market yields for securities  similar to such offered  certificates were to rise, the market value of such offered certificates may decline.

                  FLOATING RATE CERTIFICATE AND INVERSE FLOATING RATE YIELD CONSIDERATIONS

         The yields to investors on any class of Floating Rate  Certificates and Inverse Floating Rate  Certificates of any series will be sensitive to  fluctuations  in the level of the  applicable  index for that class  described in the  prospectus  supplement for that class of  certificates.  The  pass-through  rates on the  Floating  Rate  Certificates  will  vary  with the  applicable  index and the pass-through  rates on the Inverse Floating Rate  Certificates  will vary inversely with the applicable  index. The pass-through  rates any class of  Floating  Rate  Certificates  and Inverse  Floating  Rate  Certificates  of any series are subject to maximum and minimum pass-through  rates,  to the extent set forth in the prospectus  supplement for that class of  certificates  and are therefore  limited despite  changes in the applicable  index in some  circumstances.  Changes in the level of the applicable  index may not correlate with changes in prevailing  mortgage  interest rates or changes in other indices.  It is possible that lower  prevailing  mortgage  interest rates,  which might be expected to result in faster  prepayments,  could occur  concurrently  with an increased level of the applicable index.  Investors in any class of Floating Rate  Certificates  and Inverse  Floating Rate  Certificates of any series should also fully consider the effect on the yields on those certificates of changes in the level of the applicable index.

         The yields to investors on any class of Inverse  Floating Rate  Certificates of any series will be extremely  sensitive to the rate and  timing of  principal  payments  on the  mortgage  loans in the  related  loan  group,  including  prepayments,  defaults  and liquidations,  which rate may fluctuate  significantly  over time. A faster than  expected  rate of principal  payments on the mortgage loans in the  related  loan group  will have an  adverse  effect on the yields to such  investors  and could  result in the  failure of investors in that class of Inverse Floating Rate Certificates to fully recover their initial investments.

         Because the rate of  distribution of principal on the  certificates of any series will be related to the actual  amortization, including  prepayments,  of the mortgage loans in the related loan group,  which will include  mortgage loans that have remaining terms to maturity  shorter or longer than assumed and  mortgage  rates higher or lower than  assumed,  the pre-tax  yields to maturity on any class of Floating Rate  Certificates  and Inverse  Floating Rate  Certificates of any series are likely to differ from those assumed in any model,  even if all the mortgage loans in the related loan group prepay at the constant  percentages  of the prepayment  assumption and the level of the  applicable  index  specified,  and the weighted  average  remaining  term to maturity  and the  weighted  average mortgage rate of the mortgage loans in the related loan group are as assumed.  Any  differences  between the assumptions and the actual characteristics  and  performance  of the mortgage loans in the related loan group and of any class of Floating Rate  Certificates  and
Inverse Floating Rate Certificates of any series may result in yields being different from those assumed.

         There can be no assurance  that the mortgage  loans in the related loan group will prepay at any  particular  rate or that the yield on any class of Floating  Rate  Certificates  and Inverse  Floating  Rate  Certificates  of any series will conform to the yields assumed at the time of purchase.  Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage loans in the related loan group could  produce  slower or faster  principal  distributions  than  indicated  at various  constant  percentages  of a prepayment  assumption,  even if the weighted  average  remaining  term to maturity and weighted  average  mortgage rate of the related mortgage  loans  are as  assumed.  Investors  are  urged  to make  their  investment  decisions  based on  their  determinations  as to anticipated  rates of prepayment on the mortgage  loans in the related loan group under a variety of scenarios.  Investors in any class of Inverse  Floating Rate  Certificates  should fully  consider the risk that a rapid rate of  prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

         For additional  considerations  relating to the yields on any class of Floating Rate  Certificates  and Inverse  Floating Rate
Certificates of any series, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

         Because the  Principal  Only  Certificates  of any series will be purchased at a discount,  the pre-tax yield on the Principal
Only  Certificates  will be  adversely  affected by slower  than  expected  payments of  principal,  including  prepayments,  defaults, liquidations  and  purchases of the  mortgage  loans in the related loan group due to a breach of a  representation  and warranty  with respect to the Discount  Mortgage Loans in the related loan group, in the case of the Class A-P  Certificates,  and with respect to the mortgage loans in the related loan group, in the case of any other class of Principal Only Certificates of that series.

         The pre-tax yield to maturity on the Interest Only  Certificates of any series will be extremely  sensitive to both the timing of receipt of  prepayments  and the overall  rate of  principal  prepayments  and defaults on the  Non-Discount  Mortgage  Loans in the related  loan group in the case of the Class A-V  Certificates  of that series,  and with respect to the mortgage  loans in the related loan group, in the case of any other class of Interest Only Certificates of that series,  which rate may fluctuate  significantly  over time.  Investors in the Interest Only  Certificates  of any series should fully  consider the risk that a rapid rate of  prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

         Any  differences  between the assumptions  used in determining the purchase price for any class of Interest Only  Certificates and Principal Only Certificates of any series and the actual  characteristics  and performance of the applicable  mortgage loans in the related loan group and of the Principal  Only  Certificates  and Interest Only  Certificates  of that series may result in yields being different from those expected based on these assumptions.

         A lower than  anticipated rate of principal  prepayments on the Discount  Mortgage Loans in the related loan group will have a material  adverse  effect on the  pre-tax  yield to  maturity  of the Class A-P  Certificates  of that  series.  The rate and timing of principal  prepayments  on the  Discount  Mortgage  Loans in the related  loan group may differ  from the rate and timing of  principal prepayments  on the related loan group.  In addition,  because the Discount  Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the  Non-Discount  Mortgage Loans in any loan group, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates,  the Discount  Mortgage Loans in any loan group are likely to prepay under most  circumstances at a lower rate than the  Non-Discount  Mortgage Loans in that loan group.  In addition,  holders of the Class A-V  Certificates of any series in most cases have rights to relatively  larger  portions of interest  payments on mortgage loans in the related loan group with higher mortgage rates;  thus, the yield on the Class A-V Certificates of any series will be materially  adversely affected to a greater extent than on the other  related  offered  certificates  of that series if the mortgage  loans in any loan group with higher  mortgage rates prepay faster than the mortgage loans in the related loan group with lower mortgage rates.

         There can be no assurance that the mortgage loans in any loan group will prepay at any  particular  rate.  Investors are urged to make their  investment  decisions based on their  determinations  as to anticipated  rates of prepayment on the applicable  mortgage loans in the related loan group under a variety of scenarios.  Investors in the Interest Only  Certificates  should fully  consider the risk that a rapid rate of prepayments  on the applicable  mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

         For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

         If the aggregate Certificate  Principal Balance of the Class B Certificates or any group of Class B Certificates,  in the case of a  Stacked  Transaction,  is  reduced  to zero,  the yield to  maturity  on the Class M-3  Certificates,  or the  related  Class M-3
Certificates in the case of a Stacked  Transaction,  will become  extremely  sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by  subordination,  because the entire amount of those Realized Losses will be allocated to the Class M-3 Certificates, or the related Class M-3 Certificates, in the case of a Stacked Transaction.

         If the  Certificate  Principal  Balances of the Class B Certificates,  or any group of Class B Certificates,  in the case of a
Stacked Transaction,  and Class M-3 Certificates,  or the related Class M-3 Certificates,  in the case of a Stacked  Transaction,  have been reduced to zero,  the yield to maturity on the Class M-2  Certificates,  or the related Class M-2  Certificates,  in the case of a
Stacked  Transaction,  will become  extremely  sensitive  to  Realized  Losses on the  related  mortgage  loans and the timing of those
Realized  Losses that are covered by  subordination,  because the entire amount of those Realized Losses will be allocated to the Class
M-2 Certificates, or the related Class M-2 Certificates, in the case of a Stacked Transaction.

         Notwithstanding  the assumed  percentages of defaults,  loss severity and prepayment  assumed in determining  the price on the
Class M-2 and Class M-3  Certificates,  it is highly  unlikely that the related  mortgage loans will be prepaid or that Realized Losses will be  incurred  according  to one  particular  pattern.  For this  reason,  and  because  the  timing of cash flows is  critical  to determining  yields,  the actual pre-tax yields to maturity on the Class M-2  Certificates and the Class M-3 Certificates are likely to differ from those  assumed.  There can be no  assurance  that the related  mortgage  loans will prepay at any  particular  rate or that
Realized  Losses  will be  incurred  at any  particular  level or that the  yields  on the  Class  M-2  Certificates  or the  Class M-3
Certificates of any series will conform to the yields  assumed.  Moreover,  the various  remaining terms to maturity and mortgage rates of the related mortgage loans could produce slower or faster principal  distributions than those assumed,  even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed.

         Investors are urged to make their investment  decisions based on their  determinations  as to anticipated  rates of prepayment and  Realized  Losses  under a variety  of  scenarios.  Investors  in the  Class M-2  Certificates  and  particularly  in the Class M-3
Certificates  should fully  consider the risk that Realized  Losses on the related  mortgage loans could result in the failure of those investors to fully recover their investments.  For additional  considerations  relating to the yields on the offered certificates,  see
"Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with respect to the Residual  Certificates  of that series.  Holders of Residual  Certificates  of any series may have tax liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period. In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with respect to their  Residual  Certificates  the present value of which  substantially  exceeds the present  value of  distributions  payable  thereon  and of any tax  benefits  that may arise with  respect  thereto.  Accordingly,  the after-tax  rate of return on the  Residual  Certificates  of any series may be negative or may  otherwise  be  significantly  adversely affected.  The timing and amount of taxable  income  attributable  to the  Residual  Certificates  of any series will depend on,  among other things, the timing and amounts of prepayments and Realized Losses experienced on the mortgage loans in the related loan group.

         The Residual  Certificateholders  of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments  made to those  holders in  connection  with the purchase of the Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences" in the related base prospectus.

                                                             POOLING AND SERVICING AGREEMENT

         GENERAL

         The  certificates for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of July 1, 2007,  together referred to as the pooling and servicing agreement,  among the depositor,  the master servicer, and the trustee for that series.  Reference is made to the related base prospectus for important  information in addition to that described  herein  regarding the terms and conditions of the pooling and servicing  agreement and the offered  certificates  for each series.  The offered  certificates of any series will be transferable  and exchangeable  at an office of the trustee,  which will serve as  certificate  registrar and paying agent.  The depositor will provide a prospective or actual  certificateholder  of any series without charge, on written request,  a copy,  without exhibits,  of the pooling and servicing  agreement for that series.  Requests should be addressed to the President,  Residential  Funding Mortgage  Securities I,
Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         Under the pooling and servicing agreement of any series,  transfers of Residual  Certificates of that series are prohibited to any non-United  States  person.  Transfers of the Residual  Certificates  are  additionally  restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC
Residual  Certificates to Certain  Organizations"  and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor may terminate the trustee for any series for cause under specified circumstances.  See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

                  CUSTODIAL ARRANGEMENTS

         The trustee will be directed to appoint Wells Fargo Bank,  N.A.  ("Wells  Fargo") to serve as custodian of the mortgage loans.
The  custodian  is not  an  affiliate  of the  depositor,  the  master  servicer  or the  sponsor.  No  servicer  will  have  custodial responsibility  for the mortgage  notes.  Residential  Funding is required to deliver only the notes (and, with respect to any mortgage loan that is not  registered  with MERS,  the  assignment  of mortgage) to the  custodian.  The mortgage  notes and the  assignment  of mortgages  (and any other  contents of a mortgage loan file  delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor.  If these  documents are  maintained  at the premises of the sponsor or an affiliate,  then only the custodian  will have access to the vaults,  and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

         Wells Fargo is acting as  custodian  of the  mortgage  loan files  pursuant to the Pooling and  Servicing  Agreement.  In that capacity,  Wells Fargo is  responsible  to hold and safeguard the mortgage  notes and other contents of the mortgage files on behalf of the Trustee and the  certificateholders.  Wells Fargo  maintains each mortgage loan file in a separate file folder marked with a unique bar code to  assure  loan-level  file  integrity  and to  assist in  inventory  management.  Files are  segregated  by  transaction  or investor.  Wells Fargo has been  engaged in the  mortgage  document  custody  business  for more than 25 years.  Wells Fargo  maintains document custody facilities in its Minneapolis,  Minnesota headquarters and in three regional offices located in Richfield,  Minnesota,
Irvine,  California,  and Salt Lake City,  Utah. As of December 31, 2006,  Wells Fargo  maintains  mortgage  custody  vaults in each of those locations with an aggregate capacity of over eleven million files.

                  THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

         o        receiving funds from subservicers;
         o        reconciling servicing activity with respect to the mortgage loans;
         o        calculating remittance amounts to certificateholders;
         o        sending remittances to the trustee for distributions to certificateholders;
         o        investor and tax reporting;
         o        coordinating loan repurchases;
         o        oversight of all servicing activity, including subservicers;
         o        following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made;
         o        approval of loss mitigation strategies;
         o        management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and
         o        providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master  servicer  may,  from time to time,  outsource  certain  of its master  servicing  functions,  such as  foreclosure management,  although any such outsourcing  will not relieve the master servicer of any of its  responsibilities  or liabilities  under the pooling and servicing agreement.

         For a general  description of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this term sheet supplement.  For a general  description of material terms relating to the master  servicer's  removal or replacement,  see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

         o        communicating with borrowers;
         o        sending monthly remittance statements to borrowers;
         o        collecting payments from borrowers;
         o        recommending  a loss  mitigation  strategy for  borrowers  who have  defaulted on their loans (i.e.  repayment  plan, modification, foreclosure, etc.);
         o        accurate  and timely  accounting,  reporting  and  remittance  of the  principal  and  interest  portions  of monthly installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
         o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;
         o        accurate and timely reporting of negative amortization amounts, if any;
         o        paying escrows for borrowers, if applicable;
         o        calculating and reporting payoffs and liquidations;
         o        maintaining an individual file for each loan; and
         o        maintaining  primary  mortgage  insurance  commitments or certificates if required,  and filing any primary  mortgage insurance claims.

         Homecomings  Financial,  LLC The subservicing  agreement  provides that Homecomings will provide all of the services described
in the preceding  paragraph.   Homecomings is a Delaware  limited  liability  company and has been servicing  mortgage loans secured by
first  liens on one-to  four-family  residential  properties  since  1996.   Homecomings  was formed as a  wholly-owned  subsidiary  of
Residential  Funding Company,  LLC in 1995 to service and originate  mortgage loans.  In 1996,  Homecomings  acquired  American Custody
Corporation to begin servicing  subprime  mortgage loans,  and in 1999 Homecomings  acquired  Capstead Inc. to focus on servicing prime
loans such as the mortgage loans  described  herein.   After  Capstead Inc. was acquired,  Homecomings  total  servicing  portfolio was
164,000 loans with an aggregate  principal balance of approximately $25 billion with 20% being subprime.  The three servicing locations were integrated  onto one servicing  system/platform  by the end of 2001 becoming one of the first servicing  operations to service all
loan products on one servicing  system.   The  operations of each of the acquired  companies  have been  integrated  into  Homecomings'
servicing  operations.   Approximately  85% of mortgage  loans  currently  master  serviced by  Residential  Funding  Company,  LLC are
subserviced  by  Homecomings.   As of June 30,  2007,  Homecomings  serviced  approximately  837,000  mortgage  loans with an aggregate principal  balance of  approximately  $126  billion.  In addition to servicing  mortgage  loans  secured by first liens on  one-to-four family residential properties,  Homecomings services mortgage loans secured by second liens on residential  properties,  mortgage loans
made to  borrowers  with  imperfect  credit  histories,  and  subprime  mortgage  loans.   As of June 30,  2007,  Homecomings  serviced
approximately  256,000  mortgage  loans secured by second liens with an aggregate  principal  balance of  approximately  $11.1 billion.
Homecomings also performs special servicing  functions where the servicing  responsibilities  with respect to delinquent mortgage loans
that have been  serviced by third  parties is  transferred  to  Homecomings.   Homecomings'  servicing  activities  have  included  the
activities specified above under "--Subservicer responsibilities".

         Homecomings  may,  from  time to  time,  outsource  certain  of its  subservicing  functions,  such as  contacting  delinquent borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any such  outsourcing  will  not  relieve
Homecomings of any of its  responsibilities  or liabilities as a subservicer.  If Homecomings engages any subservicer to subservice 10%
or more of the mortgage loans, or any subservicer performs the types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

         See "The  Agreements--Events of Default;  Rights Upon Event of Default" and "--Certain Other Matters Regarding Servicing" in the
accompanying prospectus for a discussion of material removal,  replacement,  resignation and transfer provisions relating to the master servicer.

         The following  tables set forth the aggregate  principal  amount of mortgage loans  serviced by Homecomings  for the past five years,  and for the  three-month  period  ended  March 31,  2007.  The  percentages  shown  under  "Percentage  Change from Prior Year"
represent the ration of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                        HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO

FIRST LIEN MORTGAGE LOANS
                                                                                                                            SIX MONTHS
                                                                 YEAR ENDED DECEMBER 31,                                  ENDED JUNE 30,
    VOLUME BY PRINCIPAL BALANCE         2002            2003             2004             2005              2006               2007

    Prime Mortgages(1)             $27,343,774,000 $29,954,139,212  $31,943,811,060  $44,570,851,126  $  67,401,832,594  $72,144,802,385
    Non-Prime Mortgages(2)         $27,384,763,000 $39,586,900,679  $44,918,413,591  $52,102,835,214  $  49,470,359,806  $43,013,399,177
    Total                          $54,728,537,000 $69,541,039,891  $76,862,224,651  $96,673,686,340  $ 116,872,192,400  $115,158,201,562

    Prime Mortgages(1)                     49.96%           43.07%           41.56%           46.10%               57.67%             62.65%

    Non-Prime Mortgages(2)                 50.04%           56.93%           58.44%           53.90%               42.33%             37.35%

    Total                                 100.00%          100.00%          100.00%          100.00%            100.00%           100.00%

       PERCENTAGE CHANGE FROM
           PRIOR YEAR (3)

    Prime Mortgages(1)                      7.09%            9.55%            6.64%           39.53%             51.22%

    Non-Prime Mortgages(2)                 60.71%           44.56%           13.47%           15.99%            (5.05)%

    Total                                  28.55%           27.07%           10.53%           25.78%             20.89%

=======================================================================================================================================

JUNIOR LIEN MORTGAGE LOANS
                                                                                                                             SIX MONTHS
                                                                  YEAR ENDED DECEMBER 31,                                  ENDED JUNE 30,
    VOLUME BY
     PRINCIPAL BALANCE                   2002             2003             2004             2005              2006              2007

    Prime Mortgages(1)              $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087   $11,418,858,741   $11,134,597,105
    Non-Prime Mortgages(2)                      -                -                -                -                 -                 -
    Total                           $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087   $11,418,858,741   $11,134,597,105

    Prime Mortgages(1)                      100.00%          100.00%         100.00%           100.00%           100.00%           100.00%

    Non-Prime Mortgages(2)                        -                -               -                 -                 -                 -

    Total                                   100.00%          100.00%         100.00%           100.00%           100.00%           100.00%

     PERCENTAGE CHANGE FROM PRIOR YEAR (3)

    Prime Mortgages(1)                      (4.94)%          (2.95)%           2.25%           (1.68)%            53.43%

    Non-Prime Mortgages(2)                        -                -               -                 -                 -

    Total                                   (4.94)%          (2.95)%           2.25%           (1.68)%            53.43%

=======================================================================================================================================
FIRST LIEN MORTGAGE LOANS
                                                                                                                           SIX MONTHS
                                                                 YEAR ENDED DECEMBER 31,                                 ENDED JUNE 30,
  VOLUME BY NUMBER OF LOANS             2002             2003            2004              2005              2006             2007

  Prime Mortgages(1)                       125,209         143,645          150,297           187,773        252,493           264,077

  Non-Prime Mortgages(2)                   257,077         341,190          373,473           394,776        361,125           316,998

  Total                                    382,286         484,835          523,770           582,549        613,618           581,075

  Prime Mortgages(1)                        32.75%          29.63%           28.70%            32.23%             41.15%            45.45%

  Non-Prime Mortgages(2)                    67.25%          70.37%           71.30%            67.77%             58.85%            54.55%

  Total                                    100.00%         100.00%          100.00%           100.00%         100.00%           100.00%

   PERCENTAGE CHANGE FROM PRIOR YEAR (3)

  Prime Mortgages(1)                       (6.30)%          14.72%            4.63%            24.93%          34.47%

  Non-Prime Mortgages(2)                    52.85%          32.72%            9.46%             5.70%          (8.52)%

  Total                                     26.66%          26.83%            8.03%            11.22%           5.33%

=======================================================================================================================================

JUNIOR  LIEN MORTGAGE LOANS
                                                                                                                            SIX MONTHS
                                                                   YEAR ENDED DECEMBER 31,                                 ENDED JUNE 30,
VOLUME BY NUMBER OF LOANS                2002             2003            2004             2005              2006              2007

Prime Mortgages(1)                          217,031         211,585          210,778          199,600       266,900            255,804

Non-Prime Mortgages(2)                         -                -               -                -                -                  -

Total                                       217,031         211,585          210,778          199,600       266,900            255,804

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%         100.00%            100.00%

Non-Prime Mortgages(2)                            -               -                -                -                  -                -

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                          (5.20)%         (2.51)%          (0.38)%          (5.30)%          33.72%

Non-Prime Mortgages(2)                            -               -                -                -                  -

Total                                       (5.20)%         (2.51)%          (0.38)%          (5.30)%          33.72%
_______________________________
(1)  Product  originated  under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior  liens are  included  under  First Lien  Mortgage  Loans--Non-Prime  Mortgages  because  these  types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         GMAC Mortgage,  LLC. GMAC Mortgage,  LLC is a Delaware limited liability  company,  an affiliate of Residential  Funding and a wholly-owned  subsidiary of GMAC Residential  Holding,  LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap").
ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

         GMACM began  acquiring,  originating  and servicing  residential  mortgage  loans in 1985 through its  acquisition of Colonial
Mortgage  Service  Company,  which was formed in 1926,  and the loan  administration,  servicing  operations  and  portfolio of Norwest
Mortgage,  which entered the  residential  mortgage loan business in 1906.  These  businesses  formed the original basis of what is now
GMACM.

         GMACM maintains its executive and principal offices at 100 Witmer Road,  Horsham,  Pennsylvania 19044. Its telephone number is
(215) 682-1000.

         In addition,  GMACM purchases  mortgage loans  originated by GMAC Bank,  which is wholly-owned by IB Finance Holding  Company,
LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM.  Formerly  known as GMAC  Automotive  Bank,  GMAC Bank, a
Utah  industrial  bank,  was organized in 2001. As of November 22, 2006,  GMAC Bank became the  successor to  substantially  all of the assets and liabilities of GMAC Bank, a federal savings bank.

         The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                                           -------------------------------
                                                              GMAC LLC
                                                               (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      Residential Capital, LLC
                                                               (ResCap)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                            -------------------------------------------------------------------------
                                 |                                                             |
                                 |                                                             |
                   --------------------------                                   ----------------------------
                        GMAC Mortgage,LLC                                                  GMAC Bank
                         (Subservicer)
                   -------------------------                                    ----------------------------

         GMACM generally retains the servicing rights with respect to loans it sells or securitizes,  and also  occasionally  purchases mortgage  servicing  rights  from other  servicers  or acts as a  subservicer  of mortgage  loans (and does not hold the  corresponding mortgage servicing right asset).

                  As of June 30, 2007,  GMACM acted as primary servicer and owned the  corresponding  servicing rights on approximately
2,271,474 of residential  mortgage loans having an aggregate unpaid principal  balance of approximately  $284 billion,  and GMACM acted
as  subservicer  (and did not own the  corresponding  servicing  rights) on  approximately  334,864   loans having an aggregate  unpaid
principal balance of over $70.5 billion.

         The following tables set forth the mortgage loans serviced by GMACM for the periods  indicated,  and the annual average number of such loans for the same period.  GMACM was the servicer of a residential  mortgage loan portfolio of  approximately  $153.6 billion,
$13.9  billion,  $17.6 billion and $7.0 billion  during the year ended  December 31, 2003 backed by prime  conforming  mortgage  loans, prime non-conforming  mortgage loans,  government mortgage loans and second-lien mortgage loans,  respectively.  GMACM was the servicer of a residential  mortgage loan portfolio of approximately  $211.5 billion,  $32.0 billion,  $18.2 billion and $22.8 billion during the three months ended June 30, 2007 backed by prime conforming mortgage loans, prime  non-conforming  mortgage loans,  government mortgage loans and second-lien  mortgage loans,  respectively.  The percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                            GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                                            ($ IN MILLIONS)

                                         FOR THE THREE
                                         MONTHS ENDED
                                           JUNE 30,                            FOR THE YEAR ENDED DECEMBER 31,

                                             2007            2006           2005            2004            2003           2002
Prime conforming mortgage loans
     No. of Loans...................       1,485,410      1,455,919        1,392,870      1,323,249       1,308,284     1,418,843
     Dollar Amount of Loans.........        $211,462       $203,894         $186,364       $165,521        $153,601      $150,421
     Percentage Change
          from Prior Year...........           3.71%          9.41%           12.59%          7.76%           2.11%           N/A
Prime non-conforming mortgage loans
     No. of Loans........................    68,062         67,462           69,488         53,119          34,041        36,225
     Dollar Amount of Loans..........       $32,035        $32,220          $32,385        $23,604         $13,937       $12,543
     Percentage Change
          from Prior Year...........         (0.57)%        (0.51)%           37.20%         69.36%          11.12%           N/A
Government mortgage loans
     No. of Loans.........................  175,588        181,563          181,679        191,844         191,023       230,085
     Dollar Amount of Loans..........       $18,166        $18,843          $18,098        $18,328         $17,594       $21,174
     Percentage Change
          from Prior Year...........         (3.59)%          4.12%          (1.25)%          4.17%        (16.91)%           N/A
Second-lien mortgage loans
     No. of Loans........................   542,414        514,085          392,261        350,334         282,128       261,416
     Dollar Amount of Loans..........       $22,778        $20,998          $13,034        $10,374          $7,023        $6,666
     Percentage Change
          from Prior Year...........           8.48%         61.10%           25.64%         47.71%           5.36%           N/A
Total mortgage loans serviced
     No. of Loans........................ 2,271,474      2,219,029        2,036,298      1,918,546       1,815,476     1,946,569
     Dollar Amount of Loans.......         $284,441       $275,955         $249,881       $217,827        $192,155      $190,804
     Percentage Change
          from Prior Year...........           3.08%         10.43%           14.72%         13.36%           0.71%           N/A

---------------------------------------------------------------------------------------------------------------------------------------

         As servicer,  GMACM collects and remits  mortgage loan payments,  responds to borrower  inquiries,  accounts for principal and interest,  holds  custodial and escrow funds for payment of property  taxes and insurance  premiums,  counsels or otherwise  works with delinquent  borrowers,  supervises  foreclosures  and property  dispositions and generally  administers the loans.  GMACM sends monthly invoices or annual coupon books to borrowers to prompt the  collection  of the  outstanding  payments.  Borrowers may elect for monthly payments to be deducted  automatically  from bank accounts on the same day every month or may take  advantage of on demand ACH payments made over the internet or via phone.  GMACM may, from time to time,  outsource certain of its servicing  functions,  such as contacting delinquent borrowers,  property tax administration and hazard insurance administration,  although any such outsourcing will not relieve
GMACM of any of its responsibilities or liabilities as servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing  fees for each  mortgage  loan are payable out of the interest  payments on that mortgage loan prior to payments to  certificateholders.  Except as is set forth in the  prospectus  supplement  for that series,  the  servicing  fees relating to each mortgage loan will be generally be 0.25% per annum of the  outstanding  principal  balance of that mortgage  loan.  The servicing  fees consist of subservicing and other related compensation  payable to the subservicer,  including any payment due to prepayment charges on the related  mortgage  loans and such  compensation  paid to the master  servicer as the direct  servicer of a mortgage  loan for which there is no subservicer.

         Except as is set forth in the  prospectus  supplement  for that  series,  the  primary  compensation  to be paid to the master servicer for its master  servicing  activities  will generally be any investment  income,  and/or earnings on amounts on deposit in the
Custodial  Account.  As described in the related base  prospectus,  a subservicer  is entitled to servicing  compensation  in an amount equal to 0.25% per annum of the  outstanding  principal  balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing  expenses  associated  with the trust for any series and  incurred by the master  servicer in  connection  with its responsibilities  under the related  pooling and servicing  agreement.  The master  servicing fee may be changed if a successor  master servicer is appointed,  but it will not exceed the compensation  currently paid to the master servicer.  See "The Pooling and Servicing
Agreement--Servicing  and Other  Compensation  and Payment of Expenses" in the related base prospectus for  information  regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are  payable out of payments  on the  mortgage  loans,  prior to payments of interest and principal to the  certificateholders,  except as may otherwise be set forth in the  prospectus  supplement for any series:

           --------------------------------- ------------------------------------------ -----------------------------
           DESCRIPTION                       AMOUNT                                     RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal balance   Subservicers
                                             of each mortgage loan serviced by a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In addition,  the master  servicer or any applicable  subservicer  may recover from payments on the mortgage loans or withdraw from the
Custodial  Account the amount of any Advances and Servicing  Advances  previously  made,  interest and investment  income,  foreclosure profits,  indemnification payments payable under the pooling and servicing agreement,  and certain other servicing expenses,  including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

On each  distribution  date for any series,  a distribution  date statement  will be made available to each  certificateholder  of that series setting forth certain  information with respect to the composition of the payment being made, the Certificate  Principal Balance or Notional Amount of an individual  certificate  following the payment and certain other information  relating to the certificates and the mortgage loans of that series.  The trustee will make the  distribution  date statement  and, at its option,  any additional  files containing the same information in an alternative format,  available each month to  certificateholders of that series and other parties to the pooling and servicing  agreement via the trustee's  internet  website.  See also  "Description  of the  Certificates--Reports  to
Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports

         VOTING RIGHTS

         There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of  certificates  of any series evidencing  a  specified  percentage  of all  undivided  interests  in the  related  trust and may be taken by holders of  certificates entitled in the  aggregate  to that  percentage  of the voting  rights.  Except as is set forth in the  prospectus  supplement  for any series,  1.0% of all voting rights will be allocated among holders of each class of Interest Only  Certificates of that series, if any,
1.0% of all voting rights will be allocated  among the holders of all Residual  Certificates of that series,  and the remaining  voting rights will be allocated  among all holders of any other  classes of that series in proportion  to their then  outstanding  Certificate
Principal  Balances.  The  pooling  and  servicing  agreement  for any series may be amended  without the consent of the holders of the
Residual Certificates of that series in specified circumstances.

         Notwithstanding  the  foregoing,  so long as there  does not exist a failure  by the  Certificate  Insurer  to make a required payment under any financial  guaranty  insurance policy related to any class of Insured  Certificates for any series,  the Certificates
Insurer  shall have the right to  exercise  all rights of the  holders of the Insured  Certificates  of that  series  under the related pooling and  servicing  agreement  without any consent of such  holders,  and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

         The  circumstances  under which the obligations  created by the pooling and servicing  agreement for any series will terminate relating to the offered  certificates of that series are described under "The Pooling and Servicing  Agreement--Termination;  Retirement
of Certificates" in the related base prospectus.

         With respect to any Stacked  Transaction,  the master  servicer will have the option,  on any  distribution  date on which the aggregate  Stated Principal  Balance of the mortgage loans in a loan group is less than 10% of the aggregate  Stated Principal  Balance of those mortgage loans as of the cut-off date after deducting  payments of principal due during the month of the cut-off date,  either to purchase all remaining  mortgage loans in that loan group and other assets in the trust related  thereto,  thereby  effecting  early retirement of the related certificates or to purchase, in whole but not in part, the related certificates.

         With respect to any Crossed  Transaction,  Residential  Funding or its designee will have the option, on any distribution date on which the aggregate  Stated Principal  Balance of the mortgage loans is less than 10% of the aggregate  Stated Principal  Balance of the mortgage  loans as of the cut-off date after  deducting  payments of principal due during the month of the cut-off date,  either to purchase all  remaining  mortgage  loans and other assets in the trust  related  thereto,  thereby  effecting  early  retirement of the certificates or to purchase, in whole but not in part, the certificates.

         Any such  purchase  of the  mortgage  loans in any loan  group or the  mortgage  loans and other  assets of the trust  related thereto  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each related  mortgage  loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such mortgaged  properties  has been  acquired  if such fair  market  value is less than such  unpaid  principal  balance  as of the date of repurchase  plus (b) accrued  interest  thereon at the  mortgage  rate to, but not  including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include certain amounts owed by Residential  Funding as seller of the mortgage loans,  under the terms of the agreement  pursuant to which Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

         Distributions  on the  certificates  relating  to any  optional  termination  will  be  paid,  first,  to the  related  Senior
Certificates,  second, to the related Class M Certificates,  in the case of a Stacked Transaction, or the Class M Certificates,  in the
case of a Crossed Transaction,  in the order of their payment priority and, third, to the related Class B Certificates,  in the case of a Stacked Transaction,  or the Class M Certificates,  in the case of a Crossed Transaction,.  The proceeds of any such distribution may not be  sufficient  to  distribute  the full amount to each class of  certificates  if the purchase  price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid principal  balance of the related mortgage loan.  Subject to any applicable  limitation set forth therein,  the financial guaranty insurance policy for any class of Insured  Certificates of any series will cover any such shortfall on that series allocated to those Insured  Certificates.  Any such purchase of the certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance plus, except with respect to the Principal Only Certificates,  the Accrued Certificate  Interest thereon,  or with respect to the Interest Only Certificates,  on their Notional  Amount,  for the  immediately  preceding  Interest  Accrual  Period at the  then-applicable  pass-through  rate and any previously  unpaid  Accrued  Certificate  Interest.  Promptly  after the  purchase  of such  certificates,  the master  servicer  shall terminate the related REMIC in accordance with the terms of the pooling and servicing agreement for that series.

         Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates under the circumstances  described in the preceding  paragraphs,  the holders of the offered  certificates will receive an amount equal to the Certificate  Principal Balance of that class plus, except in the case of the Principal Only  Certificates,  Accrued
Certificate Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable  pass-through rate, or, with respect to the Interest Only  Certificates,  Accrued  Certificate  Interest for the immediately  preceding  Interest  Accrual Period on their  Notional  Amount,  plus any  previously  unpaid Accrued  Certificate  Interest.  However,  any  Prepayment  Interest  Shortfalls
previously  allocated to the  certificates  will not be reimbursed.  In addition,  distributions to the holders of the most subordinate class of related  certificates,  in the case of a Stacked  Transaction,  or most subordinate  class of  certificates,  in the case of a
Crossed  Transaction,  outstanding  with a  Certificate  Principal  Balance  greater  than zero will be reduced,  as  described  in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

THE TRUSTEE

         Unless an event of default has  occurred  and is  continuing  under the  pooling and  servicing  agreement,  the trustee  will perform only such duties as are  specifically  set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor would  exercise or use under the  circumstances  in the conduct of such  investor's  own affairs.  Subject to certain  qualifications  and  exceptions  specified in the pooling and  servicing agreement,  the trustee will be liable for its own negligent action,  its own negligent  failure to act and its own willful  misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing agreement include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the master  servicer,  providing  certificateholders  and applicable rating  agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default  under the pooling and servicing agreement,  removing the master  servicer as a result of any such default at the  direction of the holders of  certificates  evidencing not less than 51% of the aggregate  voting rights of the issuing  entity,  appointing a successor  master  servicer,  and effecting any optional termination of the trust.

         The master  servicer  will pay to the trustee  reasonable  compensation  for its  services and  reimburse  the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing  agreement, except any such  expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without  negligence or willful  misconduct on the trustee's  part arising out of the acceptance and administration of the trust.

         The trustee  may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor  may also  remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing agreement  or if the trustee  becomes  insolvent.  Upon  becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51%
of the  aggregate  voting  rights in the related  trust.  Any  resignation  or removal of the trustee  and  appointment  of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                  LEGAL PROCEEDINGS

         There are no material pending legal or other  proceedings  involving the mortgage loans or Residential  Funding Company,  LLC, as sponsor and master  servicer,  Residential  Funding  Mortgage  Securities  I, Inc. as  depositor,  the Trust as the issuing  entity,
Homecomings,  as subservicer,  or GMACM, as subservicer,  that, individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

         Residential  Funding,  Homecomings and GMACM are currently parties to various legal  proceedings  arising from time to time in the ordinary course of their businesses,  some of which purport to be class actions.  Based on information  currently available,  it is the opinion of  Residential  Funding,  Homecomings  and GMACM that the eventual  outcome of any  currently  pending  legal  proceeding, individually  or in the aggregate,  will not have a material  adverse effect on their ability to perform their  obligations in relation to the mortgage loans. No assurance,  however, can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually  or in the aggregate,  would not have a material  adverse impact on Residential  Funding,  Homecomings or GMACM.  Any such unfavorable  outcome could  adversely  affect the ability of  Residential  Funding  Company,  LLC,  Homecomings or GMACM to perform its servicing  duties with respect to the mortgage loans and  potentially  lead to the replacement of Residential  Funding,  Homecomings or
GMACM with a successor servicer.

                                      MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of, Mayer,  Brown,  Rowe & Maw LLP,  counsel to the depositor,  assuming  compliance with all provisions of the related  pooling and servicing  agreement and other  governing  documents.,  for federal income tax purposes,  the portion of the trust consisting  of the mortgage  loans and certain  other  segregated  assets,  exclusive  of any yield  maintenance  agreement,  any yield maintenance reserve fund and any Initial Monthly Payment Fund, will qualify as one or more REMICs under the Internal Revenue Code.

         In addition, in the opinion of Mayer, Brown, Rowe & Maw LLP, for federal income tax purposes:

-        any Class R Certificates of a series will constitute a class of "residual interests" in a REMIC; and

-        each  class of  Senior  Certificates,  other  than the Class R  Certificates,  and the  Class M  Certificates  and the Class B
           Certificates of any series will represent  ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of a REMIC.

         See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For federal income tax purposes,  each class of offered  certificates  of any series may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining the rate of accrual of original issue discount, market discount and premium,  if any, on any class of any series for federal income tax purposes will be based on the assumption  that, subsequent to the date of any  determination  the mortgage  loans  included in the trust  established  for that series will prepay at a rate equal to the prepayment speed assumption set forth in the prospectus  supplement for that series.  No  representation is made that the mortgage  loans  included in the trust  established  for that series will prepay at that rate or at any other rate.  See  "Material
Federal Income Tax  Consequences--General"  and  "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount" in
the related base prospectus.

         The holders of offered  certificates  will be required to include in income  interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

         The Internal  Revenue  Service,  or IRS, has issued  original  issue discount  regulations  under sections 1271 to 1275 of the
Internal  Revenue Code (the "OID  regulations")  that address the treatment of debt  instruments  issued with original issue  discount.
The OID regulations  suggest that original issue discount with respect to securities  similar to the Variable Strip  Certificates  that represent multiple  uncertificated  REMIC regular  interests,  in which ownership  interests will be issued  simultaneously to the same buyer,  should be computed on an aggregate  method.  In the absence of further  guidance  from the IRS,  original  issue  discount with respect to the  uncertificated  regular interests  represented by the Variable Strip Certificates of any series will be reported to the
IRS and the related  certificateholders  on an aggregate method based on a single overall constant yield and the prepayment  assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

         If the method for computing  original issue discount  described in the term sheet supplement  results in a negative amount for any period with respect to a  certificateholder,  the amount of original issue discount  allocable to that period would be zero and the certificateholder  will be permitted to offset that negative amount only against future original issue discount,  if any,  attributable to those certificates.

         In some  circumstances the OID regulations  permit the holder of a debt instrument to recognize  original issue discount under a method that  differs  from that used by the issuing  entity.  Accordingly,  it is possible  that the holder of a  certificate  of any series may be able to select a method for  recognizing  original issue  discount that differs from that used by the master  servicer in preparing reports to the related certificateholders and the IRS.

         Some of the  classes of offered  certificates  of any series may be treated  for  federal  income tax  purposes as having been issued at a  premium.  Whether  any holder of one of those  classes of  certificates  will be  treated  as holding a  certificate  with amortizable  bond premium  will depend on the  certificateholder's  purchase  price and the  distributions  remaining to be made on the certificate at the time of its  acquisition by the  certificateholder.  Holders of those classes of any series of  certificates  should consult their tax advisors  regarding the  possibility  of making an election to amortize such premium.  See "Material  Federal  Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the related base prospectus.

         The offered  certificates of any series will be treated as assets described in Section  7701(a)(19)(C) of the Internal Revenue
Code and "real estate  assets"  under Section  856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates of any series,  exclusive of any interest payable to a  certificate  related to a yield  maintenance  agreement,  if any, in respect of amounts  received  pursuant to such yield maintenance  agreement,  will be treated as "interest on obligations secured by mortgages on real property" under Section  856(c)(3)(B)
of the Internal  Revenue Code generally to the extent that the offered  certificates  are treated as "real estate assets" under Section
856(c)(4)(A) of the Internal  Revenue Code.  Moreover,  the offered  certificates of any series,  other than any Residual  Certificates and, in the case of a certificate related to a yield maintenance  agreement,  if any, exclusive of the portion thereof representing the right to receive payments received pursuant to such yield maintenance  agreement,  will be "qualified  mortgages" within the meaning of
Section  860G(a)(3)  of the  Internal  Revenue  Code if  transferred  to another  REMIC on its startup day in exchange for a regular or residual  interest  therein.  However,  prospective  investors in offered  certificates of any series that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that,  notwithstanding  that treatment,  any repurchase of a certificate  of that series  pursuant to the right of the master  servicer to repurchase the offered  certificates  of that series may adversely  affect any REMIC that holds the offered  certificates  if the  repurchase is made under  circumstances  giving rise to a
Prohibited  Transaction  Tax.  See "The  Pooling and  Servicing  Agreement--Termination"  in this term sheet  supplement  and  "Material
Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the related base prospectus.

         For further  information  regarding  federal income tax  consequences of investing in the offered  certificates of any series, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

                  SPECIAL TAX CONSIDERATIONS APPLICABLE TO CERTIFICATES RELATED TO ANY YIELD MAINTENANCE AGREEMENT

         Each holder of a  certificate  related to a yield  maintenance  agreement,  if any, is deemed to own an  undivided  beneficial ownership  interest  in two  assets,  a REMIC  regular  interest  and an  interest  in  payments  to be made,  if any,  under the yield maintenance  agreement.  Under the REMIC regulations,  each holder of a certificate related to a yield maintenance  agreement,  if any, must allocate its purchase price for that certificate  between its undivided  interest in the REMIC regular interest  component and the undivided  interest in the right to receive  payments,  if any, under the yield  maintenance  agreement in accordance with the relative fair market  values of each property  right.  The master  servicer  intends to treat  payments made to the holders of any  certificates related to a yield maintenance  agreement,  if any, with respect to the payments under such yield  maintenance  agreement as includible in income  based on the tax  regulations  relating  to notional  principal  contracts.  The OID  regulations  provide  that the trust's allocation of the issue price is binding on all holders  unless the holder  explicitly  discloses on its tax return that its allocation is  different  from the  trust's  allocation.  Under the REMIC  regulations,  the master  servicer is required to account for the REMIC regular  interest and the right to receive  payments under a yield  maintenance  agreement as discrete  property  rights.  Holders of a certificate  related to a yield maintenance  agreement,  if any, are advised to consult their own tax advisors regarding the allocation of issue price,  timing,  character and source of income and deductions  resulting from the ownership of their  certificates.  Treasury regulations  have been  promulgated  under  Section 1275 of the Internal  Revenue Code  generally  providing for the  integration  of a
"qualifying debt instrument" with a hedge if the combined cash flows of the components are  substantially  equivalent to the cash flows on a variable rate debt  instrument.  However,  such  regulations  specifically  disallow  integration of debt  instruments  subject to
Section 1272(a)(6) of the Internal Revenue Code. Therefore,  holders of certificates related to a yield maintenance agreement,  if any, will be unable to use the  integration  method provided for under such  regulations  with respect to such  certificates.  If the master servicer's  treatment of payments  under a yield  maintenance  agreement is respected,  ownership of the right to the payments  under a yield  maintenance  agreement  will  nevertheless  entitle the owner to amortize the separate  price paid for the right to the payments under such yield maintenance agreement under the notional principal contract regulations.

         In the event that the right to receive the  payments  under a yield  maintenance  agreement  is  characterized  as a "notional principal  contract" for federal income tax purposes,  upon the sale of a certificate  related to a yield  maintenance  agreement,  the amount of the sale  allocated to the selling  certificateholder's  right to receive  payments  under such yield  maintenance  agreement would be considered a "termination payment" under the notional principal contract regulations  allocable to the related certificate.  A holder of a  certificate  related to a yield  maintenance  agreement  would have gain or loss from such a  termination  of the right to receive payments in respect of the payments under the yield maintenance  agreement equal to (i) any termination  payment it received or is deemed to have  received  minus (ii) the  unamortized  portion of any amount paid,  or deemed paid,  by the  certificateholder  upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

         Gain or loss  realized  upon the  termination  of the right to  receive  payments  under a yield  maintenance  agreement  will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code Section
582(c) would likely not apply to treat such gain or loss as ordinary income.

         For further  information  regarding  federal income tax consequences of investing in the offered  certificates,  see "Material
Federal Income Tax Consequences--REMICs" in the related base prospectus.

                  SPECIAL TAX CONSIDERATIONS APPLICABLE TO EXCHANGEABLE CERTIFICATES

         For a  discussion  of special tax  considerations  applicable  to any class of  Exchangeable  Certificates  for any series see
"Federal Income Tax Consequences--Taxation of Classes of Exchangeable Certificates" in the related base prospectus.

                  SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC  regulations under the provisions of the Internal Revenue Code that  significantly  affect holders of
Residual  Certificates  of any series.  The REMIC  regulations  impose  restrictions  on the transfer or  acquisition  of some residual interests,  including  the  Residual  Certificates.  The pooling and  servicing  agreement  for any series  includes  other  provisions regarding the transfer of Residual Certificates of that series, including:

o        the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

o        is not a disqualified organization;

o        satisfies  the  requirement  that the  transferor  is not  acquiring  the  Residual  Certificate  on behalf of a  disqualified organization; and

o        satisfies the requirement  that the transferor  will maintain that status and will obtain a similar  affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

o        a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

o        a grant to the master servicer of the right,  without notice to the holder or any prior holder,  to sell to a purchaser of its choice any Residual  Certificate  that shall become owned by a  disqualified  organization  despite the first two provisions above.

In  addition,  under the  pooling  and  servicing  agreement  for any  series,  the  Residual  Certificates  of that  series may not be transferred to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual  interests  will be disregarded for all federal income tax purposes,  and that the purported  transferor of "noneconomic"  residual interests will continue to remain  liable for any taxes due with  respect to the  income on the  residual  interests,  unless  "no  significant  purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC  regulations,  the Residual  Certificates of any series may  constitute  noneconomic  residual  interests  during  some or all of their  terms  for  purposes  of the  REMIC  regulations  and, accordingly,  unless no significant  purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual
Certificates of any series may be disregarded  and purported  transferors may remain liable for any taxes due relating to the income on the related  Residual  Certificates.  All transfers of the Residual  Certificates  of any series will be restricted in accordance  with the terms of the pooling and  servicing  agreement  for that series that are  intended to reduce the  possibility  of any transfer of a
Residual Certificate being disregarded to the extent that the Residual  Certificates  constitute  noneconomic  residual interests.  See
"Material  Federal  Income  Tax  Consequences--REMICs--Taxation  of  Owners of REMIC  Residual  Certificates--Noneconomic  REMIC  Residual
Certificates" in the related base prospectus.

         The IRS has issued final REMIC  regulations  that add to the conditions  necessary to assure that a transfer of a non-economic residual  interest  would be  respected.  The  additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual,  the transferee  represent that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer"  and either (i) the amount  received by the transferee be no less on a present value basis than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii)
the transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other requirements  where agreement is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances known to the  transferor  at the time of transfer  not  indicate to a  reasonable  person that the taxes with  respect to the  residual interest  will not be paid,  with an  unreasonably  low cost for the  transfer  specifically  mentioned  as negating  eligibility.  The regulations  generally apply to transfers of residual  interests  occurring on or after February 4, 2000. See "Material  Federal Income
Tax  Consequences--REMICs--Taxation  of Owners of REMIC Residual  Certificates--Noneconomic  REMIC Residual  Certificates"  in the related base prospectus.

         The  Residual  Certificateholders  of any series may be  required to report an amount of taxable  income  with  respect to, in particular,  the  earlier  accrual  periods of the term of the  REMICs  that  significantly  exceeds  the amount of cash  distributions received by the Residual  Certificateholders  from the REMICs with respect to those  periods.  Furthermore,  the tax on that income may exceed the cash  distributions  with respect to those  periods.  Consequently,  Residual  Certificateholders  of any series should have other sources of funds  sufficient  to pay any federal  income taxes due in the earlier years of each REMIC's term as a result of their ownership of the  Residual  Certificates.  In addition,  the  required  inclusion of this amount of taxable  income  during the REMICs'
earlier accrual periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the ultimate sale or disposition of a Residual  Certificate,  or possibly later under the "wash sale" rules of Section 1091 of the Internal  Revenue
Code,  may  cause  the  Residual  Certificateholders'  after-tax  rate  of  return  to  be  zero  or  negative  even  if  the  Residual
Certificateholders'  pre-tax  rate of return  is  positive.  That is,  on a  present  value  basis,  the  Residual  Certificateholders'
resulting  tax  liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash  distributions  on the
Residual Certificates over their life.

         Effective August 1, 2006,  temporary  regulations  issued by the Internal Revenue Service (the "Temporary  regulations")  have modified the general rule that excess  inclusions  from a REMIC residual  interest are not includible in the income of a foreign person
(or  subject to  withholding  tax) until paid or  distributed.  The new  regulations  accelerate  the time both for  reporting  of, and withholding  tax on,  excess  inclusions  allocated  to the foreign  equity  holders of  partnerships  and certain  other  pass-through entities.  The new rules  also  provide  that  excess  inclusions  are United  States  sourced  income.  The  timing  rules  apply to a particular  residual  interest and a particular  foreign person,  if the first  allocation of income from the residual  interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

         Under the Temporary regulations,  in the case of REMIC residual interests held by a foreign person through a partnership,  the amount of excess  inclusion  income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the  partnership`s  taxable  year except to the extent that the excess  inclusion  was required to be taken into account by the foreign partner at an earlier time under section  860G(b) of the Code as a result of a distribution  by the  partnership to the foreign partner or a disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest.  A disposition in whole or in part of the foreign  partner's  indirect  interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's  residual  interest in the REMIC, a disposition of the foreign partner's  interest in the partnership,  or any other  reduction  in the foreign  partner's  allocable  share of the portion of the REMIC net income or  deduction allocated to the partnership.

         Similarly,  in the case of a residual  interest held by a foreign person as a shareholder of a real estate investment trust or regulated  investment  company,  as a  participant  in a common  trust  fund or as a patron  in an  organization  subject  to part I of subchapter T  (cooperatives),  the amount of excess  inclusion  allocated  to the foreign  person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

         Under the  Temporary  regulations,  excess  inclusions  allocated  to a foreign  person  (whether as a partner or holder of an interest in a  pass-through  entity) are  expressly  made subject to  withholding  tax. In addition,  in the case of excess  inclusions allocable  to a  foreign  person  as a  partner,  the  Temporary  regulations  eliminate  an  important  exception  to the  withholding requirements  under which a  withholding  agent  unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee's money or property and knows the facts giving rise to the payment.

         An individual,  trust or estate that holds, whether directly or indirectly through certain  pass-through  entities, a Residual
Certificate may have  significant  additional gross income with respect to, but may be limited on the  deductibility  of, servicing and trustee's fees and other  administrative  expenses properly  allocable to each REMIC in computing the  certificateholder's  regular tax liability  and will not be able to deduct  those  fees or  expenses  to any extent in  computing  the  certificateholder's  alternative
minimum   tax   liability.   See   "Material   Federal   Income   Tax   Consequences--REMICs--Taxation   of  Owners  of  REMIC   Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

         The IRS has issued  final  regulations  relating  to the  federal  income tax  treatment  of  "inducement  fees"  received  by transferees of non-economic REMIC residual  interests.  The regulations  provide tax accounting rules for the inclusion of such fees in income over an appropriate  period,  and clarify that  inducement  fees represent  income from sources within the United States.  These rules apply to taxable  years ending on or after May 11, 2004.  On the same date,  the IRS issued  administrative  guidance  addressing the procedures by which  transferees  of such REMIC residual  interests may obtain consent to change the method of accounting for REMIC inducement  fee income to one of the  methods  provided in the  regulations.  Prospective  purchasers  of REMIC  residual  certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Residential  Funding  will be  designated  as the "tax  matters  person"  with  respect  to each REMIC as defined in the REMIC
Provisions,  as defined in the related base  prospectus,  and in connection  therewith  will be required to hold not less than 0.01% of the Residual Certificates.

         Purchasers  of the  Residual  Certificates  of any series are  strongly  encouraged  to consult  their tax  advisors as to the economic and tax consequences of investment in the Residual Certificates of that series.

         For further  information  regarding  the federal  income tax  consequences  of investing in the Residual  Certificates  of any series,  see  "Certain  Yield  and  Prepayment  Considerations--Additional  Yield  Considerations  Applicable  Solely  to  the  Residual
Certificates" in this term sheet supplement and "Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Residual
Certificates" in the related base prospectus.

                                                            STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal  income tax  consequences  described  in  "Material  Federal  Income Tax  Consequences,"  potential investors should consider the state and local tax consequences of the  acquisition,  ownership,  and disposition of the certificates of any series.  State tax law may differ  substantially from the corresponding  federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore,  prospective  investors should consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                                                     USE OF PROCEEDS

         The net proceeds  from the sale of the offered  certificates  of any series to the  underwriter  or the  underwriters  for any series will be paid to the  depositor.  The  depositor  will use the  proceeds to purchase  the  mortgage  loans  included in the trust established for that series or for general corporate purposes.

                                                        METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of any related  underwriting  agreement for any series, each underwriter set forth in the  prospectus  supplement  for that  series  with  respect to any class of offered  certificates  of that  series will serve as an underwriter  for each  applicable  class set forth in the  prospectus  supplement  for that series and will agree to  purchase  and the depositor to sell each applicable  class of those Senior  Certificates  and Class M  Certificates,  except that a de minimis portion of the Residual  Certificates  of that series will be retained by  Residential  Funding.  Each  applicable  class of  certificates  of any series being sold to an underwriter  are referred to as the  underwritten  certificates  for that series.  It is expected that delivery of the underwritten  certificates for any series,  other than the Residual  Certificates,  will be made only in book-entry form through the Same Day Funds  Settlement  System of DTC,  and that the delivery of the Residual  Certificates  for any series,  other than the de minimis  portion  retained by Residential  Funding,  will be made at the offices of the applicable  underwriter on the closing date for that series, against payment therefor in immediately available funds.

         In connection with the  underwritten  certificates of any series,  each  underwriter has agreed,  in accordance with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series  provides that the  obligation  of the  underwriter  to pay for and accept delivery of each applicable  class of the  underwritten  certificates of that series is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the  effectiveness of the depositor's  registration statement  shall be in effect,  and that no  proceedings  for that purpose shall be pending  before or threatened by the Securities and
Exchange Commission.

         The  distribution of the  underwritten  certificates of any series by any applicable  underwriter may be effected from time to time in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the underwritten  certificates for any series, before deducting expenses payable by the depositor,  shall be set forth in the prospectus supplement for that series.

         The  underwriter  for any  class  of any  series  may  effect  these  transactions  by  selling  the  applicable  underwritten certificates of any series to or through  dealers,  and those dealers may receive  compensation in the form of underwriting  discounts, concessions  or  commissions  from the  underwriter  for  whom  they  act as  agent.  In  connection  with  the sale of the  applicable underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have received  compensation from the depositor in the form of underwriting  compensation.  The underwriter  and any dealers that  participate  with the underwriter in the  distribution of the  underwritten  certificates of any series are also  underwriters of that series under the Securities Act of
1933. Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be  underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement for any series will provide that the depositor  will indemnify the  underwriter,  and that under limited  circumstances  the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         Unless purchased by an underwriter as described in the prospectus  supplement for that series,  the Class A-V Certificates and
Class A-P  Certificates  of any series may be offered by the depositor from time to time directly or through an underwriter or agent in one or more  negotiated  transactions,  or  otherwise,  at  varying  prices  to be  determined  at the  time of sale.  Proceeds  to the depositor from any sale of the Class A-V  Certificates  or Class A-P  Certificates  of any series will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

         There is currently no  secondary  market for the offered  certificates.  The  underwriter  for any series may make a secondary market in the  underwritten  certificates  of that series but is not  obligated to do so.  There can be no  assurance  that a secondary market  for the  offered  certificates  of any  series  will  develop  or,  if it does  develop,  that it will  continue.  The  offered certificates will not be listed on any securities exchange.

         The primary  source of  information  available  to investors  concerning  the offered  certificates  of any series will be the monthly statements discussed in the related base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and
in this term sheet supplement under "Pooling and Servicing  Agreement--Reports  to  Certificateholders,"  which will include information as to the  outstanding  principal  balance or notional  amount of the offered  certificates  of that series.  There can be no assurance that any  additional  information  regarding the offered  certificates  of any series will be available  through any other  source.  In addition,  the depositor is not aware of any source through which price  information  about the offered  certificates will be available on an ongoing basis.  The limited nature of this information  regarding the offered  certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

                                                            LEGAL OPINIONS

         Certain  legal  matters  relating to the  certificates  of any series will be passed upon for the  depositor  and  Residential
Funding  Securities,  LLC, if it is an  underwriter  of that series,  by Mayer,  Brown,  Rowe & Maw LLP, New York, New York and for any
underwriters of that series other than Residential Funding Securities, LLC, by Sidley Austin LLP, New York, New York.

                                                                         RATINGS

         It is a condition of the issuance of the offered  certificates  of any series that each class of offered  certificates of that series be assigned at least the ratings  designated in the prospectus  supplement for that class of  certificates by one or more rating agencies  including by Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,  or Standard & Poor's,  Moody's  Investors
Service, Inc., or Moody's, or Fitch Ratings, or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders of payments required under the related pooling and servicing  agreement.  Standard & Poor's ratings take into  consideration the credit quality of the related mortgage pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment  stream in the related  mortgage  pool is adequate to make payments  required  under the related  certificates.  Standard &
Poor's ratings on the offered  certificates of any series will not, however,  constitute a statement regarding frequency of prepayments on the related mortgage loans.  See "Certain Yield and Prepayment Considerations" in this term sheet supplement.

         The  ratings  assigned  by  Moody's  to  mortgage  pass-through   certificates  address  the  likelihood  of  the  receipt  by certificateholders  of all  distributions  to which they are  entitled  under the related  pooling  and  servicing  agreement.  Moody's ratings  reflect its analysis of the  riskiness of the related  mortgage  loans and the  structure of the  transaction  as described in related  pooling and  servicing  agreement.  Moody's  ratings do not  address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the related mortgage loans.  Further,  the ratings on the Interest Only  Certificates of any series do not address whether  investors therein will recoup their initial  investments.  The rating on the Principal Only Certificates of any series only addresses the return of its Certificate  Principal Balance.  The rating on the Residual  Certificates of any series only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

         The  ratings  assigned  by  Fitch  to  mortgage   pass-through   certificates   address  the  likelihood  of  the  receipt  by
certificateholders  of all  distributions  to which they are entitled under the  transaction  structure.  Fitch's  ratings  reflect its analysis of the  riskiness of the  underlying  mortgage  loans and the  structure  of the  transaction  as  described in the  operative documents.  Fitch's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the underlying  mortgage  loans.  Further,  the ratings on any Interest Only  Certificates do not address  whether  investors  therein will recoup  their  initial  investments.  The rating on any  Principal  Only  Certificates  only  addresses  the return of its  Certificate
Principal  Balance.  The rating on any class of Residual  Certificates  only addresses the return of its Certificate  Principal Balance and interest on that class Residual Certificates at the related pass-through rate.

         Except as is otherwise  set forth in the  prospectus  supplement  for that series,  the ratings by each rating agency rating a class of Insured Certificates of any series will be determined without regard to the related financial guaranty insurance policy.

         There can be no  assurance  as to whether  any rating  agency  other than the rating  agencies  designated  in the  prospectus supplement for a class of certificates  will rate the Senior  Certificates  or the Class M Certificates of any series,  or, if it does, what rating would be assigned by any other rating agency.  A rating on the  certificates  of any series by another  rating  agency,  if assigned at all, may be lower than the ratings  assigned to the  Certificates  of that series by the rating  agency or rating  agencies requested by the depositor to rate those certificates.

         A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.
The ratings of any Interest Only  Certificates of any series do not address the possibility that the holders of those  certificates may fail to fully  recover their initial  investments.  The ratings of any  certificates  related to a yield  maintenance  agreement do not address the likelihood  that payments will be received from the yield  maintenance  agreement  provider.  In the event that the ratings initially  assigned  to the  offered  certificates  of any series  are  subsequently  lowered  for any  reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                                    LEGAL INVESTMENT

         The  prospectus  supplement  for any series  will set forth the offered  certificates  of that  series  which will  constitute
"mortgage related  securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies,  and, as such, are legal investments for some entities to the extent provided in SMMEA.  SMMEA provides,  however, that states could override its provisions on legal investment and restrict or condition  investment in mortgage  related  securities by taking  statutory  action on or prior to  October 3, 1991.  Some  states  have  enacted  legislation  which  overrides  the  preemption provisions of SMMEA.  The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor  makes no  representations  as to the proper  characterization  of any class of the offered  certificates of any series for legal  investment  or other  purposes,  or as to the ability of  particular  investors  to purchase any class of the offered certificates of any series under applicable legal investment  restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates  of any series.  Accordingly,  all  institutions  whose  investment  activities are subject to legal investment laws and regulations,  regulatory capital  requirements or review by regulatory  authorities should consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                                                  ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company,  whether through its general or separate  accounts,  or any other person investing  ERISA plan assets of any ERISA plan,  as defined under "ERISA  Considerations--Plan  Asset  Regulations"  in the related base prospectus,  should carefully review with its legal advisors whether the purchase or holding of the offered  certificates of any series could give rise to a  transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal  Revenue Code.
The purchase or holding of the Class A  Certificates,  as well as the Class M Certificates  of any series,  by or on behalf of, or with
ERISA  plan  assets  of,  an ERISA  plan may  qualify  for  exemptive  relief  under  the RFC  exemption,  as  described  under  "ERISA
Considerations-- Considerations  for ERISA Plans  Regarding  the Purchase of  Certificates--Prohibited  Transaction  Exemptions"  in the
related base prospectus  provided those  certificates  are rated at least "BBB-" (or its  equivalent) by Standard & Poor's,  Moody's or
Fitch,  DBRS Limited or DBRS, Inc. at the time of purchase.  The RFC exemption  contains a number of other conditions which must be met for the RFC  exemption to apply,  including the  requirement  that any ERISA plan must be an  "accredited  investor" as defined in Rule
501(a)(1) of Regulation D under the  Securities  Act. The depositor  expects that the specific  conditions of the RFC exemption  should be satisfied with respect to the offered  certificates  of any series so that the RFC exemption  should provide an exemption,  from the application  of the  prohibited  transaction  provisions  of Sections  406(a),  406(b) and 407(a) of ERISA and  Section  4975(c) of the
Internal  Revenue Code, for  transactions  in connection  with the servicing,  management and operation of the assets held by the trust established for that series, provided that the general conditions of the RFC exemption are satisfied.

         Each beneficial  owner of Class M Certificates of any series or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of such certificate or any interest  therein,  that either (i) it is not an ERISA plan or an ERISA plan  investor,  (ii) it has  acquired  and is  holding  such  Class M  Certificates  in  reliance  on the RFC  exemption,  and that it understands that there are certain  conditions to the availability of the RFC exemption,  including that the Class M Certificates  must be rated, at the time of purchase,  not lower than "BBB-" (or its  equivalent) by Standard & Poor's,  Moody's,  Fitch,  DBRS Limited or
DBRS,  Inc. or (iii) (1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  certificate or any interest therein is an "insurance company general account",  as such term is defined in Section V(e) of Prohibited  Transaction Class Exemption,
or PTCE,  95-60,  and (3) the  conditions  in Sections I and III of PTCE 95-60 have been  satisfied  (each entity that  satisfies  this clause (iii), a "Complying Insurance Company").

         If any Class M  Certificate  of any  series or any  interest  therein  is  acquired  or held in  violation  of the  conditions described in the preceding  paragraph,  the next preceding  permitted  beneficial owner will be treated as the beneficial owner of that
Class M Certificate,  retroactive  to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose acquisition  or holding of any such  certificate or any interest  therein was effected in violation of the conditions  described in the preceding  paragraph  shall  indemnify  and hold  harmless the  depositor,  the trustee,  the master  servicer,  any  subservicer,  the underwriters  and the trust for that  series  from and against any and all  liabilities,  claims,  costs or expenses  incurred by those parties as a result of that acquisition or holding.

         If an allowable  combination of  Exchangeable  Certificates or Exchanged  Certificates is exchanged for its related  Exchanged
Certificates or Exchangeable  Certificates,  as applicable,  as shown in the related prospectus  supplement,  the class of certificates received in the  exchange is expected to be eligible  for  exemptive  relief  under the RFC  exemption  to the extent that the class of certificates is rated, at the time of the exchange,  not lower than "BBB-" (or its  equivalent) by Standard & Poor's,  Fitch,  Moody's,
DBRS Limited or DBRS, Inc. The purchase,  sale or holding of any  Exchangeable  Certificates or Exchanged  Certificates  received in an exchange that are not eligible for exemptive  relief under the RFC exemption may give rise to prohibited  transactions if an ERISA plan and a "party in  interest"  as defined in  Section  3(14) of ERISA or  "disqualified  person" as defined in Section  4975(e)(2)  of the
Internal  Revenue  Code  with  respect  to such  ERISA  plan  are  involved  in the  transaction.  Each  purchaser  of such  ineligible
Exchangeable  Certificates or Exchanged  Certificates  shall be deemed to have represented,  by virtue of its acquisition or holding of such  certificate or an interest  therein,  that either (i) it is not an ERISA plan or an ERISA plan  investor;  (ii) it is a Complying
Insurance  Company;  or (iii) it has provided the depositor,  the trustee and the master servicer with an opinion of counsel acceptable to and in form and substance  satisfactory  to those  entities,  which opinion will not be at the expense of those  entities,  that the purchase and holding of such  Certificates by or on behalf of those entities is permissible  under  applicable law, will not constitute or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal Revenue Code (or comparable  provisions of any subsequent  enactments),  and will not subject the depositor,  the trustee or the master servicer to any obligation or liability
(including  obligations or  liabilities  under ERISA or Section 4975 of the Internal  Revenue Code) in addition to those  undertaken in the related pooling and servicing agreement.

         Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption that might be available will not likely apply to the purchase,  sale or holding of the Residual  Certificates of any series,  transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  acceptable  to and in form and  substance  satisfactory  to those  entities,  which  opinion  will not be at the expense of those entities, that the purchase and holding of those certificates by or on behalf of the ERISA plan investor:

o        is permissible under applicable law;

o        will not  constitute  or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal  Revenue
           Code (or comparable provisions of any subsequent enactments); and

o        will not subject the depositor,  the trustee or the master servicer to any obligation or liability  (including  obligations or liabilities  under ERISA or Section  4975 of the  Internal  Revenue  Code) in addition  to those  undertaken  in the related pooling and servicing agreement.

         As discussed in greater detail above under  "Description of the Mortgage  Pool--Sharia  Mortgage Loans", the trust will include certain  residential  financing  transactions,  referred to as Sharia Mortgage Loans, that are structured so as to be permissible under
Islamic  law  utilizing  declining  balance  co-ownership  structures.  The DOL has not  specifically  considered  the  eligibility  or treatment  of Sharia  Mortgage  Loans  under the RFC  exemption,  including  whether  they would be treated in the same manner as other single family  residential  mortgages.  However,  since the remedies in the event of default and certain other provisions of the Sharia
Mortgage Loans held by the trust are similar to the remedial and other  provisions in the  residential  mortgage loans  contemplated by the DOL at time the RFC  exemption  was granted,  the  depositor  believes  that the Sharia  Mortgage  Loans should be treated as other single family residential mortgages under the RFC exemption.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered  certificates  of any series on behalf of or with ERISA plan  assets of any ERISA plan should  consult  with its  counsel  with  respect to: (i) whether the general conditions and the other  requirements in the RFC exemption  (including the terms applicable to any yield maintenance  agreement) would be satisfied,  or whether any other prohibited  transaction exemption would apply, and (ii) the potential  applicability of the general fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction  provisions  of ERISA and Section 4975 of the Internal
Revenue Code to the proposed investment.  See "ERISA Considerations" in the related base prospectus.

         The sale of any of the  offered  certificates  of any  series  to an  ERISA  plan is in no  respect  a  representation  by the depositor  or the  underwriters  of that  Certificate  that such an  investment  meets all  relevant  legal  requirements  relating  to investments  by ERISA plans  generally  or any  particular  ERISA  plan,  or that such an  investment  is  appropriate  for ERISA plans generally or any particular ERISA plan.

                                            RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                                         MORTGAGE PASS-THROUGH CERTIFICATES FOR THE S PROGRAM

                                                         (ISSUABLE IN SERIES)

                                                         TERM SHEET SUPPLEMENT

YOU SHOULD  RELY ONLY ON THE  INFORMATION  CONTAINED  OR  INCORPORATED  BY  REFERENCE  IN THIS TERM SHEET  SUPPLEMENT,  THE  PROSPECTUS
SUPPLEMENT  FOR THE RELEVANT  SERIES AND THE RELATED  BASE  PROSPECTUS.  WE HAVE NOT  AUTHORIZED  ANYONE TO PROVIDE YOU WITH  DIFFERENT
INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.